The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

Subject to completion.
Preliminary Prospectus Supplement dated June 13, 2005.
Prospectus Supplement
(To Prospectus dated April 27, 2005)
72,000,000 Units
MetLife Capital Trust II
MetLife Capital Trust III
        % Common Equity Units

     This is an offering of common equity units of MetLife, Inc. Each normal common equity unit will have a stated amount of $25 prior to the initial stock purchase date, and a remaining stated amount of $12.50 thereafter, and will consist of:

•	a stock purchase contract under which you will agree to purchase, and we will agree to sell, on each of the initial stock purchase date and the subsequent stock purchase date, a variable number of shares of MetLife, Inc.’s common stock, par value $0.01 per share, which we refer to as the “common stock,” for a purchase price of $12.50. The initial stock purchase date is expected to be August 15, 2008, but could be deferred for quarterly periods until February 15, 2009, and the subsequent stock purchase date is expected to be February 15, 2009, but could be deferred for quarterly periods until February 15, 2010;

•	prior to the initial stock purchase date, a 1/80, or 1.25%, undivided beneficial ownership interest in a series A trust preferred security of MetLife Capital Trust II, which we refer to as the “series A trust,” with an initial liquidation amount of $1,000; and

•	a 1/80, or 1.25%, undivided beneficial ownership interest in a series B trust preferred security of MetLife Capital Trust III, which we refer to as the “series B trust” and, together with the series A trust, as the “trusts,” with an initial liquidation amount of $1,000.
     We refer to the series A trust preferred securities and the series B trust preferred securities collectively as the “trust preferred securities.” We will guarantee payments on the trust preferred securities as described in this prospectus supplement.

•	The amount of our common stock you will receive on the initial stock purchase date will depend on the closing price of our common stock for each of the first 20 trading days beginning on July 9, 2008 and the amount of our common stock that you will receive on the subsequent stock purchase date will depend on the closing price of our common stock for each of the first 20 trading days beginning on January 7, 2009. For each of the 20 trading days in the applicable period, a formula will be applied to that day’s closing price of our common stock to determine a daily amount, and the sum of the 20 daily amounts will determine the total number of shares of our common stock that you will receive on the applicable stock purchase date.

•	The ownership interest in the trust preferred securities initially will be pledged to secure your obligation to purchase our common stock on each stock purchase date under the stock purchase contracts. You may separate the trust preferred securities from the stock purchase contract by substituting zero coupon treasury securities for the trust preferred securities.

•	We will make quarterly contract payments to you under your stock purchase contract at the annual rate of % on the stated amount of $25 per stock purchase contract until the initial stock purchase date, and at the annual rate of % on the remaining stated amount of $12.50 per stock purchase contract thereafter. We may defer any of these quarterly payments as described in this prospectus supplement.

•	The series A trust will make quarterly distributions on the series A trust preferred securities from and including the issue date to but excluding the initial stock purchase date at the annual rate of %, subject to the deferral provisions described in this prospectus supplement.

•	The series B trust will make quarterly distributions on the series B trust preferred securities from and including the issue date to but excluding the subsequent stock purchase date at the annual rate of %, subject to the deferral provisions described in this prospectus supplement.

•	The remarketing agent will attempt to remarket the trust preferred securities for settlement on the applicable stock purchase date as described in this prospectus supplement in what we refer to as “remarketings.” Following a successful remarketing, the distribution rate on the relevant series of trust preferred securities may be reset.

•	We may elect, in connection with a successful remarketing of either series of trust preferred securities, to change the stated maturity of the series of junior subordinated debt securities underlying that series of trust preferred securities to any date not earlier than the second anniversary of the applicable stock purchase date and we may also elect that such series of trust preferred securities will be redeemable at our option at any time on or after the second anniversary of the applicable stock purchase date.
     Our common stock is listed on the New York Stock Exchange under the symbol “MET.” The last reported sale price of our common stock on June 10, 2005 was $43.85 per share. We will apply to list the common equity units on the New York Stock Exchange under the symbol “MEU.” We expect trading of the common equity units on the New York Stock Exchange to begin on the issue date.
     See “Risk Factors” beginning on page S-20 of this prospectus supplement to read about important factors you should consider before buying any common equity units.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Per Common
	Equity Unit	Total

Initial public offering price	$25.00	$
Underwriting discount	$	$
Proceeds, before expenses, to MetLife, Inc.	$	$
     The initial public offering price set forth above does not include accrued contract payments or accrued distributions, if any. Contract payments on the stock purchase contracts and distributions attributable to the applicable ownership interests in the trust preferred securities will accrue from the issue date, expected to be                  , 2005.
     To the extent that the underwriters sell more than 72,000,000 common equity units, the underwriters have the option to purchase, not later than 30 days after the initial issuance of the common equity units, up to an additional 10,800,000 common equity units from MetLife, Inc. at the initial public offering price less the applicable underwriting discount.
     The underwriters expect to deliver the common equity units in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about                  , 2005.

Banc of America Securities LLC	Goldman, Sachs & Co.
Citigroup       Credit Suisse First Boston       Lehman Brothers       Merrill Lynch & Co.       Morgan Stanley       UBS Investment Bank

Bear, Stearns & Co. Inc.	Deutsche Bank Securities	JPMorgan

BNP PARIBAS	Fox-Pitt, Kelton	HSBC	Keefe, Bruyette & Woods	Wachovia Securities

Guzman & Company	Ramirez & Co., Inc.	Siebert Capital Markets	The Williams Capital Group, L.P.

Prospectus Supplement dated                     , 2005.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, is accurate only as of their respective dates. MetLife’s business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT
      You should read this prospectus supplement along with the accompanying prospectus carefully before you invest. Both documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain information about:

•	the common equity units, including both normal common equity units and stripped common equity units;

•	each series of trust preferred securities;

•	our guarantees in respect of each series of trust preferred securities;

•	the shares of our common stock issuable upon settlement of the stock purchase contracts and in respect of deferred contract payments;

•	each series of our junior subordinated debt securities;

•	our junior subordinated notes issuable in respect of deferred contract payments; and

•	our junior subordinated notes issuable in respect of accrued and unpaid distributions on each series of trust preferred securities in the event of a final failed remarketing with respect to such series of trust preferred securities.
      Unless otherwise stated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to:

•	“MetLife,” “we,” “our,” or “us” refer to MetLife, Inc. together with Metropolitan Life Insurance Company (“Metropolitan Life”), and their respective direct and indirect subsidiaries;

•	“MetLife, Inc.” refer only to the holding company on an unconsolidated basis;

•	“series A trust” refer to MetLife Capital Trust II;

•	“series B trust” refer to MetLife Capital Trust III; and

•	“our common stock” refer to the common stock, par value $0.01 per share, of MetLife, Inc.
      The accompanying prospectus contains information about our securities generally, some of which does not apply to the securities covered by this prospectus supplement. This prospectus supplement may add, update or change information in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information in the accompanying prospectus.

SUMMARY

This summary contains basic information about us and this offering and questions and answers that highlight selected information from this prospectus supplement to help you understand the common equity units and the trust preferred securities. Because it is a summary, it does not contain all of the information that you should consider before investing in the common equity units. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Description of the Common Equity Units” and “Risk Factors” sections, our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. Except as otherwise noted, all information in this prospectus supplement and the accompanying prospectus assumes no exercise of the underwriters’ option to purchase additional common equity units.
MetLife
      We are a leading provider of insurance and other financial services to individual and institutional customers. We offer life insurance, annuities, automobile and homeowners insurance and retail banking services to individuals, as well as group insurance, reinsurance, and retirement & savings products and services to corporations and other institutions. We serve individuals in approximately 13 million households in the United States and provide benefits to 37 million employees and family members through their plan sponsors, including 88 of the top one hundred FORTUNE® 500 companies. Outside the United States, we serve approximately 9 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay.
      We are one of the largest insurance and financial services companies in the United States. We believe that our franchises and brand names uniquely position us to be the preeminent provider of protection and savings and investment products in the United States. In addition, our international operations are focused on markets where the demand for insurance, savings and investment products is expected to grow rapidly in the future.
      We divide our business into five operating segments:

•	Institutional (41% of 2004 revenues). Our Institutional segment offers a broad range of group insurance and retirement & savings products and services to corporations and other institutions.

•	Our group insurance products and services include group life insurance, non-medical health insurance products such as accidental death and dismemberment, long-term care, short- and long-term disability and dental insurance, and related administrative services. We offer group insurance products as employer-paid benefits or as voluntary benefits where all or a portion of the premiums are paid by the employee. We have built a leading position in the U.S. group insurance market through long-standing relationships with many of the largest corporate employers in the United States. We distribute our group insurance products and services through a regional sales force consisting, as of December 31, 2004, of 374 marketing representatives. Voluntary products are sold through the same sales channels, as well as by specialists for these products.

•	Our institutional retirement & savings products and services include an array of annuity and investment products, as well as bundled administrative and investment services sold to sponsors of small- and mid-sized 401(k) and other defined contribution plans, guaranteed interest products and other stable value products, accumulation and income annuities, and separate account contracts for the investment of defined benefit and defined contribution plan assets. We distribute retirement & savings products and services through dedicated sales teams and relationship managers located in 21 offices around the country, as well as through the distribution channels in the Individual segment and in the group insurance area, which enable us to better reach and service customers, brokers, consultants and other intermediaries.

•	Individual (33% of 2004 revenues). Our Individual segment offers a wide variety of protection and asset accumulation products aimed at serving the financial needs of our individual customers throughout their entire life cycle. Individual segment products include traditional, universal and variable life insurance and variable and fixed annuities, as well as disability insurance, long-term care insurance products, mutual funds and other products offered by our other businesses.
      Our Individual segment products are distributed nationwide through three main sales channels:

•	The MetLife Financial Services career agency system, which focuses on large middle-income and affluent markets, including multicultural markets, had 5,597 agents under contract in 126 agencies at December 31, 2004.

•	New England Financial’s general agency system, which targets high net-worth individuals, owners of small businesses and executives of small- to medium-sized companies, and included 58 general agencies providing support to 2,383 agents and a network of independent brokers throughout the United States at December 31, 2004.

•	Independent distribution, which is managed primarily by GenAmerica Financial, a company that markets a portfolio of individual life insurance, annuity contracts, and related financial services to high net-worth individuals and small- to medium-sized businesses through 1,654 independent general agencies as of December 31, 2004. The GenAmerica distribution system includes 380 independent general agents who act as independent contractors and produced at least $25,000 in first-year insurance sales in 2004. Other independent distribution channels include independent general agents, financial advisors, consultants, brokerage general agencies and other independent marketing organizations.

•	Reinsurance (10% of 2004 revenues). Our Reinsurance segment is primarily comprised of our interest in the life reinsurance business of Reinsurance Group of America, Incorporated (“RGA”), a publicly traded company (New York Stock Exchange: RGA), and our ancillary life reinsurance business. MetLife, Inc. owned approximately 52% of RGA’s outstanding common shares at December 31, 2004.

•	Auto & Home (8% of 2004 revenues). Our Auto & Home segment offers personal lines property and casualty insurance directly to employees through employer-sponsored programs, as well as through a variety of retail distribution channels, including the MetLife Financial Services career agency system, independent agents, property and casualty specialists and direct response marketing.

•	International (7% of 2004 revenues). Our International segment provides life insurance, accident and health insurance, annuities and retirement & savings products to both individuals and groups. We focus on emerging markets primarily within the Latin America and Asia/Pacific regions. In Latin America, we operate in Mexico and Chile (which generated approximately 93% of our 2004 Latin America premiums and fees), as well as Brazil, Argentina and Uruguay. In the Asia/Pacific region we operate in South Korea and Taiwan (which generated approximately 95% of our total 2004 Asia premiums and fees), as well as Hong Kong, Indonesia, India and China.
      Corporate & Other contains the excess capital not allocated to the operating segments, various start-up entities, including MetLife Bank, N.A., a national bank, and run-off entities, as well as the elimination of all intersegment amounts. Additionally, our asset management business, including amounts reported as discontinued operations, is included in the results of operations for Corporate & Other.
      For the year ended December 31, 2004, we had total revenue of $38.8 billion and net income of $2.8 billion. At March 31, 2005, we had cash and invested assets of $244.9 billion, total assets of $362.7 billion and shareholders’ equity of $23.0 billion.

Acquisition of the Citigroup Life Insurance and Annuities Business
      On January 31, 2005, MetLife, Inc. entered into a definitive agreement to acquire for $11.5 billion, subject to certain closing adjustments, all of the outstanding shares of capital stock held by Citigroup Inc. (“Citigroup”) and its affiliates, of certain of the domestic and international life insurance subsidiaries of Citigroup, referred to as the Citigroup Life Insurance and Annuities business (“Citigroup L&A”) (the “Acquisition”). The closing of the Acquisition is subject to certain conditions. Although no assurances can be given that these conditions will be timely satisfied or waived, we expect the Acquisition to close in the summer of 2005. In connection with the Acquisition, MetLife, Inc. will enter into ten-year distribution agreements with Citigroup, under which we will expand our distribution by making products available through certain Citigroup distribution channels, subject to appropriate suitability and other standards, including the competitiveness of our products and the financial strength of our providers. These channels include CitiStreet Retirement Services, Smith Barney, Citibank branches and Primerica Financial Services in the United States and various Citigroup consumer businesses internationally.
Overview of Citigroup L&A
      Citigroup L&A provides insurance and other financial services to a broad spectrum of individual and institutional customers in the United States and select international markets. Citigroup L&A’s U.S. business principally operates through The Travelers Insurance Company (“TIC”) based in Hartford, Connecticut. Citigroup L&A’s international business operates in several countries, which include wholly-owned subsidiaries in Australia, Brazil, Argentina, the United Kingdom, Belgium and Poland and a joint venture in each of Japan and Hong Kong. Citigroup L&A also includes certain individual life and retail annuity businesses in run-off status since 2003.
      At December 31, 2004, Citigroup L&A’s total assets were $97.3 billion, approximately 96% of which was associated with domestic operations. Citigroup L&A’s net income for the year ended December 31, 2004 was $901 million, to which domestic and international operations contributed 91% and 9%, respectively.

Citigroup L&A U.S. Operations
      Citigroup L&A’s principal U.S. product offerings include:

•	Retail annuity products, including fixed and variable deferred annuities and payout annuities. Citigroup L&A distributes its individual annuity products through Citigroup affiliated channels ($3.9 billion of individual annuity premium and deposits in 2004) and non-affiliated channels ($1.8 billion of individual annuity premium and deposits in 2004). The Citigroup affiliated channels include CitiStreet Retirement Services, Smith Barney, Citibank branches and Primerica Financial Services. Non-affiliated channels include a nationwide network of independent financial professionals and independent broker-dealers, including Morgan Stanley, Merrill Lynch & Co., Fidelity, AXA and Wachovia Securities.

•	Individual life insurance products, including term, universal and variable life insurance. Citigroup L&A’s individual life insurance products are primarily marketed by independent financial professionals, who accounted for $745 million of the $964 million of total life insurance sales for 2004.

•	Institutional annuity products, including institutional pensions, guaranteed investment contracts (“GICs”), payout annuities, group annuities sold to employer-sponsored retirement and savings plans, structured settlements and funding agreements. Citigroup L&A’s institutional annuity products are sold through direct sales and various intermediaries.

Citigroup L&A International Operations
      Citigroup L&A’s international operations offer a variety of insurance products, including credit insurance, basic indemnity policies (such as accident and health products), traditional term life, group life, whole life, endowment, fixed and variable annuities, pension annuities and unit-linked policies. Citigroup L&A distributes its products in international markets primarily through Citigroup’s consumer businesses, including its retail banking, credit card and consumer finance franchises, as well as through non-proprietary channels. International sales are also conducted through direct mail and telemarketing, branch sales, wholesaling networks, agencies and direct sales agents.

Financing of the Purchase Price
      Our definitive agreement with Citigroup to acquire the Citigroup L&A business (the “Acquisition Agreement”) permits us to pay up to $3 billion of the $11.5 billion purchase price (with the amount to be determined by us) to Citigroup in MetLife, Inc.’s common stock (or, in the circumstances described below in “Proposed Acquisition of the Citigroup Life Insurance and Annuities Business,” non-voting convertible participating preferred stock). We currently intend to pay $1 billion of the purchase price in common stock. The remainder of the purchase price must be paid in cash.
      We intend to finance the cash portion of the purchase price through a combination of dividends from our insurance subsidiaries (which have already been paid), proceeds from the issuance of commercial paper and proceeds from offerings of various other forms of securities, including:

•	our Floating Rate Non-Cumulative Preferred Stock, Series A (the “series A preferred shares”), which we expect to issue on June 13, 2005;

•	our 6.50% Fixed Rate Non-Cumulative Preferred Stock, Series B (the “series B preferred shares”), which we expect to issue on June 16, 2005;

•	the common equity units offered hereby; and

•	senior debt, which we expect to issue shortly after the pricing of this offering of common equity units.
      In the event that any of the proposed offerings of securities cannot be completed on commercially acceptable terms, we may borrow up to $7 billion under a bridge financing facility. The form, manner and timing of the financing of the Acquisition are subject to change. Please refer to “Unaudited Pro Forma Condensed Consolidated Financial Information” for further discussion of the financing transactions.
Strategic Rationale
      We believe the Acquisition will provide both immediate and long-term increases in shareholder value through the following strategic and financial benefits:

•	Substantially enhanced scale and market position in individual life and annuity products. The Acquisition significantly enhances our position in products we know well. In particular, it increases the operating earnings of our Individual segment and reinforces our position as a leader in the individual life and annuity markets. As a result of the Acquisition, as of March 31, 2005, based on data from LIMRA, we will become the leading seller of individual life insurance products in the United States, as measured by premium dollars, and the second largest seller of individual annuities in the United States, as measured by total individual annuity sales.

•	Highly complementary distribution channels. There is very little overlap between our distribution systems and those of Citigroup L&A. As part of the Acquisition, we will enter into ten-year distribution agreements with Citigroup, which will give us access to certain Citigroup distribution channels. In addition, we will gain expanded distribution capabilities to sell individual life products through independent financial professionals, with whom we have had only a limited presence until now. Citigroup L&A adds independent agents, national marketing organizations, Smith Barney and Citibank to our sales channels for life insurance products. Our individual annuity distribution capabilities will be significantly expanded by new distribution relationships with Citigroup-affiliated channels, including CitiStreet Retirement Services, Smith Barney, Citibank branches and Primerica Financial Services, as well as by non-affiliated channels, including a nationwide network of independent financial professionals and independent broker-dealers.

•	Substantially increased international presence. The Acquisition increases our presence and adds new distribution channels in Brazil and Hong Kong and introduces us to new markets in Japan, Australia, Belgium, Poland and the United Kingdom. In total, as a result of the Acquisition, we will have a presence in 16 foreign countries.

The Offering
What are the normal common equity units?
      Each normal common equity unit will have a stated amount of $25 prior to the initial stock purchase date, and a remaining stated amount of $12.50 thereafter, and will consist of:

•	a stock purchase contract under which:

(1)	you will agree to purchase, and we will agree to sell to you, for $12.50, shares of our common stock on the initial stock purchase date. The initial stock purchase date is expected to be August 15, 2008, but could be deferred for quarterly periods until February 15, 2009;

(2)	you will agree to purchase, and we will agree to sell to you, for $12.50, shares of our common stock on the subsequent stock purchase date. The subsequent stock purchase date is expected to be February 15, 2009, but could be deferred for quarterly periods until February 15, 2010;

•	prior to the initial stock purchase date, a 1/80, or 1.25%, undivided beneficial ownership interest in a series A trust preferred security of the series A trust with an initial liquidation amount of $1,000; and

•	a 1/80, or 1.25%, undivided beneficial ownership interest in a series B trust preferred security of the series B trust with an initial liquidation amount of $1,000.
      Your ownership interest in the trust preferred securities initially will be pledged to the collateral agent for our benefit to secure your obligations under the stock purchase contract. We refer to the stock purchase contracts, together with the pledged trust preferred securities, as the “normal common equity units.” At your option, you may elect to create “stripped common equity units” by substituting pledged treasury securities for the pledged ownership interests in the trust preferred securities. Unless otherwise indicated, the term “common equity units” will include both normal common equity units and stripped common equity units.
      If any applicable stock purchase date is not a business day (as defined herein), then settlement for such applicable stock purchase date will occur on the next succeeding business day and references to such applicable stock purchase date in this prospectus supplement shall include such next succeeding business day.
What are the stock purchase contracts?
      The stock purchase contract underlying a common equity unit will obligate you to purchase, and us to sell, for $12.50, on each of the initial stock purchase date and the subsequent stock purchase date, a variable number of newly issued or treasury shares of our common stock per common equity unit equal to the applicable settlement rate. Each settlement rate will be calculated based on the closing price of our common stock during a specified period preceding the applicable stock purchase date, as described below.
      We will pay you quarterly contract payments on the stock purchase contracts:

•	from and including the issue date to but excluding the initial stock purchase date, at the annual rate of % on the stated amount of $25 per stock purchase contract; and

•	from and including the initial stock purchase date to but excluding the subsequent stock purchase date, at the annual rate of % on the remaining stated amount of $12.50 per stock purchase contract.
      We may defer the contract payments as described below. If we defer any of these payments, we will accrue additional amounts on the deferred amounts at the annual rate of      % until paid, to the extent permitted by law.
What are the trust preferred securities?
      The series A trust preferred securities and the series B trust preferred securities represent undivided beneficial ownership interests in the assets of the series A trust and the series B trust, respectively. The property trustee of each trust will hold legal title to the assets of such trust. The series A trust’s assets consist solely of our           % Junior Subordinated Debt Securities, Series A, due 2039, which we refer to as the

“series A junior subordinated debt securities,” and the series B trust’s assets consist solely of our           % Junior Subordinated Debt Securities, Series B, due 2040, which we refer to as the “series B junior subordinated debt securities” and, together with the series A junior subordinated debt securities, as the “junior subordinated debt securities.” Because each holder has an “undivided” beneficial interest in each trust’s assets, the holder has a proportional interest in the collective assets of each trust, rather than in any specific junior subordinated debt security.
      The junior subordinated debt securities of each series will have terms that are substantially similar to the terms of the corresponding series of trust preferred securities, thus providing the relevant trust with the payment streams required to fund the distributions on such trust preferred securities.
      The series A trust will pay you quarterly cumulative cash distributions on the series A trust preferred securities fixed initially at an annual rate of      % on the liquidation amount of $1,000 per trust preferred security, subject to our right to defer these distributions. The series B trust will pay you quarterly cumulative cash distributions on the series B trust preferred securities fixed initially at an annual rate of      % on the liquidation amount of $1,000 per trust preferred security, subject to our right to defer these distributions. From and after the initial stock purchase date for the series A trust preferred securities and the subsequent stock purchase date for the series B trust preferred securities, the relevant trust will not be required to make cash distributions on such series of trust preferred securities unless we elect, in connection with a successful remarketing, that the related series of junior subordinated debt securities will continue to bear cash interest, in which case such series of trust preferred securities will continue to bear cash distributions. Otherwise, the liquidation amount of such series of trust preferred securities will accrete as described below.
      Upon payment of each series of junior subordinated debt securities issued by us to the relevant trust on their maturity date, such trust will use the cash proceeds from the repayment to redeem the corresponding series of trust preferred securities at their aggregate accreted liquidation amount plus any accrued and unpaid distributions, which will be payable in cash only.
What are stripped common equity units and how can I create stripped common equity units from normal common equity units?
      You may consider it beneficial either to hold trust preferred securities directly or to realize proceeds from their sale. These investment choices are facilitated by creating stripped common equity units. At your option, you may elect to create stripped common equity units by substituting, as pledged securities, the zero coupon treasury securities described under “Description of the Common Equity Units — Creating Stripped Common Equity Units” for the ownership interest in the trust preferred securities pledged to secure your obligations under the stock purchase contracts, so long as such trust preferred securities have not been successfully remarketed. The pledged trust preferred securities will then be released from the pledge agreement and delivered to you. Because the trust preferred securities of each series are issued in integral multiples of $1,000, you may make the substitution only in integral multiples of 80 normal common equity units.
      Each stripped common equity unit so created will have a stated amount of $25 prior to the initial stock purchase date, and a remaining stated amount of $12.50 thereafter, and will consist of:

•	a stock purchase contract;

•	prior to the initial stock purchase date, a 1/80, or 1.25%, undivided beneficial ownership interest in a zero coupon treasury security that matures as of the applicable remarketing settlement date for the series A trust preferred securities, with a principal amount at maturity of $1,000; and

•	a 1/80, or 1.25%, undivided beneficial ownership interest in a zero coupon treasury security that matures as of the applicable remarketing settlement date for the series B trust preferred securities, with a principal amount at maturity of $1,000.
      If you hold stripped common equity units, you will receive only the quarterly contract payments. There will be no distributions in respect of the zero coupon treasury securities underlying stripped common equity units. If you hold trust preferred securities separated from the common equity units you will receive only the quarterly cash distributions on the trust preferred securities. However, you will be required for United States federal income tax purposes to recognize original issue discount in respect of the zero coupon treasury securities on a constant yield basis or to recognize acquisition discount on the zero coupon treasury securities when it is paid or accrues generally in accordance with your regular method of tax accounting.
      After you have created stripped common equity units, you may recreate normal common equity units, as described under “Description of the Common Equity Units — Recreating Normal Common Equity Units,” only in integral multiples of 80 normal common equity units, by substituting, as pledged securities, trust preferred securities for the zero coupon treasury securities underlying the stripped common equity units. If you elect to create stripped common equity units, or recreate normal common equity units, you will be responsible for any related fees or expenses.
What is the settlement rate?
      We refer to the number of newly issued or treasury shares of our common stock per common equity unit that we are obligated to sell, and you are obligated to purchase under a stock purchase contract, on each of the initial stock purchase date and the subsequent stock purchase date, as the “settlement rate.” The settlement rate for the initial stock purchase date is an amount equal to the sum of the “daily amounts” calculated for each of the first 20 trading days beginning on July 9, 2008 and the settlement rate for the subsequent stock purchase date is an amount equal to the sum of the “daily amounts” calculated for each of the first 20 trading days beginning on January 7, 2009, in each case regardless of whether the applicable stock purchase date is deferred. For each of those 20 trading days, a formula will be applied to that day’s closing price of our common stock to determine a daily amount, and the sum of the 20 daily amounts will determine the total number of shares of our common stock that you will receive on the applicable stock purchase date. The daily amount for each trading day in the 20 trading day period described above is equal to, subject to certain anti-dilution adjustments:

•	for each trading day on which the closing price of our common stock is less than or equal to the reference price, a fraction of a share of our common stock per common equity unit equal to: 1/20 times $12.50 divided by the reference price;

•	for each trading day on which the closing price of our common stock is greater than the reference price but less than the threshold appreciation price, a fraction of a share of our common stock per common equity unit equal to: 1/20 times $12.50 divided by the closing price; and

•	for each trading day on which the closing price of our common stock is greater than or equal to the threshold appreciation price, a fraction of a share of our common stock per common equity unit equal to: 1/20 times $12.50 divided by the threshold appreciation price.
      As a result, for each of the 20 trading days you will receive           % of the appreciation in the price of our common stock above the threshold appreciation price, you will not share in any appreciation in the price of our common stock between the reference price and the threshold appreciation price and you will bear the risk of any decline in the applicable market price of our common stock below the reference price. The amount of our common stock that you will receive on each stock purchase date is subject to adjustment as set forth in “Description of the Stock Purchase Contracts — Anti-Dilution Adjustments.”
      The reference price is equal to $                    per share. The threshold appreciation price is equal to $                    per share, and represents a      % appreciation over the reference price.

What distributions or payments will be made to holders of the normal common equity units, stripped common equity units and trust preferred securities?
      Normal common equity units. If you hold normal common equity units, you will be entitled to receive total payments:

•	from and including the issue date to but excluding the initial stock purchase date, at the annual rate of % per year on the stated amount of $25 per normal common equity unit, consisting of:

(a)	quarterly contract payments on the stock purchase contracts at the annual rate of % on the stated amount of $25 per normal common equity unit;

(b)	quarterly cumulative cash distributions at the annual rate of % on your 1/80 interest in a series A trust preferred security with a liquidation amount of $1,000; and

(c)	quarterly cumulative cash distributions at the annual rate of % on your 1/80 interest in a series B trust preferred security with a liquidation amount of $1,000; and

•	from and including the initial stock purchase date to but excluding the subsequent stock purchase date, at the annual rate of % per year on the remaining stated amount of $12.50 per normal common equity unit, consisting of:

(a)	quarterly contract payments on the stock purchase contracts at the annual rate of % on the remaining stated amount of $12.50 per normal common equity unit; and

(b)	quarterly cumulative cash distributions at the annual rate of % on your 1/80 interest in a series B trust preferred security with a liquidation amount of $1,000.
      All of these payments are subject to the deferral provisions described below.
      Stripped common equity units. If you hold stripped common equity units, you will receive only the quarterly contract payments described above, at the annual rate of      % on the stated amount of $25 per stripped common equity unit from and including the issue date to but excluding the initial stock purchase date, and at the annual rate of      % on the remaining stated amount of $12.50 per stripped common equity unit from and including the initial stock purchase date to but excluding the subsequent stock purchase date. There will be no distributions in respect of treasury securities underlying stripped common equity units. However, you will be required for United States federal income tax purposes to recognize original issue discount in respect of the zero coupon treasury securities on a constant yield basis or to recognize acquisition discount on the treasury securities when it is paid or accrues generally in accordance with your regular method of tax accounting.
      Trust preferred securities. If you hold trust preferred securities separate from the common equity units, you will receive only the quarterly cash distributions on the trust preferred securities described above, at the annual rate of      % on the liquidation amount of $1,000 per series A trust preferred security from and including the issue date to but excluding the initial stock purchase date and      % on the liquidation amount of $1,000 per series B trust preferred security from and including the issue date to but excluding the subsequent stock purchase date.
      From and after a successful remarketing of a series of trust preferred securities, the relevant trust will cease to make cash distributions on such series of trust preferred securities unless, in connection with the remarketing of such trust preferred securities as described below, we notify such trust that we elect to make the interest payments on the corresponding junior subordinated debt securities in cash. To the extent we do not elect to make cash interest payments on the underlying series of junior subordinated debt securities, the liquidation amount of such series of trust preferred securities will accrete daily at the rate determined in such remarketing.
      Each trust must pay distributions on its trust preferred securities on the payment dates to the extent that it has funds available for distribution. Each trust’s funds available for distribution to you as a holder of the relevant trust preferred securities will be limited to payments received from us on the underlying series of junior subordinated debt securities. We will guarantee the payment of distributions on each series of trust preferred securities out of funds held by the relevant trust to the extent of available trust funds.
What are the contract payment dates and distribution dates?
      Subject to the deferral provisions described below, contract payments and distributions on each series of trust preferred securities will be paid quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2005 and ending on the initial stock purchase date, in the case of the series A trust preferred securities, and on the subsequent stock purchase date, in the case of the series B trust preferred securities (respectively, the “applicable stock purchase date” for such series). As described above, from and after the applicable stock purchase date, the relevant trust will not make cash distributions on such series of trust preferred securities unless we elect that the underlying series of junior subordinated debt securities will continue to bear cash interest. After the applicable stock purchase date, if we elect to continue to pay interest on the applicable underlying series of junior subordinated debt securities and, accordingly, cause the relevant trust to make cash distributions on such series of trust preferred securities, such payments will be made semi-annually on February 15 and August 15, or May 15 and November 15, of each year, as applicable, with the first such semi-annual payment, if any, occurring on the payment date that is six months after the applicable stock purchase date.
When can we defer contract payments and distributions?
      Stock purchase contracts. We may, at our option, and will at the direction of the Federal Reserve Board or the Federal Reserve Bank of New York (collectively referred to as “Federal Reserve Board”), upon prior written notice to the holders of the common equity units and the stock purchase contract agent, defer contract payments on the stock purchase contracts until no later than February 15, 2010. We may elect, and will elect if so directed by the Federal Reserve Board, to defer payments on more than one occasion, but in no event may we defer payments beyond the subsequent stock purchase date. Deferred contract payments will accrue additional amounts until paid, compounded quarterly, at the annual rate of           %, to the extent permitted by law. If we elect to defer the payment of contract payments on the stock purchase contracts, to the extent the stock purchase contracts have not been terminated then we will pay the deferred contract payments in either shares of common stock or unsecured junior subordinated notes (which will be subordinate and rank junior in right of payment to all of our existing and future secured and senior debt on the same basis as the contract payments), in our sole discretion.
      Trust preferred securities. We may, at our option, and will at the direction of the Federal Reserve Board upon prior written notice to the trustee, defer the interest payments due on a series of junior subordinated debt securities at any time and from time to time. We may elect and will elect, if so directed by the Federal Reserve Board, to defer interest payments on more than one occasion. If we defer interest payments on a series of junior subordinated debt securities, the trust holding such securities will defer distributions on the trust preferred securities issued by it. Deferred distributions to which you are entitled will accrue additional distributions, compounded quarterly prior to the initial stock purchase date, in the case of the series A trust preferred securities, or the subsequent stock purchase date, in the case of the series B trust preferred securities, and semi-annually thereafter, from the relevant payment date for distributions during any deferral period, at the rate borne by the applicable series of trust preferred securities at such time, to the extent permitted by applicable law. We may not defer interest payments on a series of junior subordinated debt securities for any period of time that exceeds five years with respect to any deferral period or that extends, in the case of the series A junior subordinated debt securities, beyond February 15, 2039 or, in the case of the series B junior subordinated debt securities, beyond February 15, 2040.
      Restrictions resulting from a deferral. Subject to certain exceptions as described in the accompanying prospectus, during any period in which we defer interest payments on a series of junior subordinated debt securities, in general we cannot:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any interest, principal or premium payment on, or repay, repurchase or redeem, the other series of junior subordinated debt securities or any of our other debt securities that rank equally with or junior to such series of junior subordinated debt securities; or

•	make any payment under any guarantee that ranks equal or junior to the guarantee related to a series of trust preferred securities, including any payment on the guarantee for the other series of trust preferred securities.
      During any deferral period, interest will continue to accrue and holders of junior subordinated debt securities and holders of the related trust preferred securities that are outstanding will be required to accrue such deferred interest income on a constant-yield basis (in the form of original issue discount) for United States federal income tax purposes prior to the receipt of cash attributable to such income, regardless of the method of accounting used by the holders. For more extensive United States federal income tax disclosure, see “Certain United States Federal Income Tax Consequences.”
What is a remarketing?
      If you hold normal common equity units, to provide you with the proceeds necessary to be applied in the settlement of your stock purchase contract obligations on each applicable stock purchase date, the trust preferred securities of the series having an applicable remarketing settlement date that corresponds to such applicable stock purchase date will be remarketed, unless you elect not to participate in that remarketing. The cash proceeds from a successful remarketing will be used to satisfy your obligation to purchase common stock on the applicable stock purchase date and any remaining proceeds (net of any remarketing fee) will be remitted to you. If you hold trust preferred securities separately and not as part of the common equity units, you may elect to participate in remarketings as described below.
      For each remarketing, we will enter into a remarketing agreement with a nationally recognized investment banking firm. The investment banking firm will agree to use its commercially reasonable efforts as remarketing agent to sell the applicable series of trust preferred securities included in the remarketing at a price that results in proceeds, net of any remarketing fee, of at least 100% of their aggregate liquidation amount, plus accrued and unpaid distributions, if any. To obtain that price, the remarketing agent may reset the distribution rate on the applicable series of trust preferred securities, as described below. The remarketing date for any series of trust preferred securities will be the third business day immediately preceding the applicable remarketing settlement date for that series of trust preferred securities, subject to deferral in the event that a remarketing is not successful. There will be a maximum of three attempted remarketings for each series of trust preferred securities. If a remarketing is successful, settlement for the remarketing will occur on the applicable remarketing settlement date. If any applicable remarketing settlement date is not a business day (as defined herein), then settlement for such remarketing will occur on the next succeeding business day, and references to such remarketing settlement date in this prospectus supplement shall include such next succeeding business day.
      You may elect not to participate in a remarketing, and to retain the trust preferred securities of the relevant series underlying your common equity units. To do this you must deliver cash, in the amount of $1,000 per trust preferred security you elect to retain, to the collateral agent on or prior to 5:00 p.m., New York City time, on the fourth business day immediately preceding the applicable remarketing settlement date as described in “Description of the Stock Purchase Contracts — Notice to Settle with Cash.”
      In connection with an attempted remarketing of a series of trust preferred securities, the remarketing agent may reset the rate on such series of trust preferred securities. If the remarketing is successful and the rate is reset, the reset rate will apply to all outstanding trust preferred securities of that series, whether or not the holders participated in such remarketing, and will become effective on the settlement date of such remarketing.
      Unless we have elected that the underlying series of junior subordinated debt securities will continue to bear cash interest following a successful remarketing, a successfully remarketed series of trust preferred securities will not bear cash distributions, and the liquidation amount of such trust preferred securities will accrete daily at the reset rate.
      The reset rate on each series of trust preferred securities will be the rate to the mandatory redemption date determined in the relevant remarketing, whether an accretion rate or a cash payment rate, such that the proceeds from such remarketing, net of any remarketing fee, will be at least 100% of the liquidation amount of the relevant series of trust preferred securities, plus accrued and unpaid distributions, if any; provided, however, that for each of the first two attempted remarketings of each series of trust preferred securities, the reset rate may not exceed the reset cap. For this purpose, the “reset cap” is the prevailing market yield per annum, as determined by the remarketing agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period until the mandatory redemption date, plus 350 basis points.
      The initial stock purchase date will be the remarketing settlement date for the successful remarketing or final failed remarketing of the series A trust preferred securities. The subsequent stock purchase date will be the remarketing settlement date for the successful remarketing or final failed remarketing of the series B trust preferred securities.
What happens if a remarketing is not successful?
      If the remarketing agent cannot successfully remarket a series of trust preferred securities on the terms described above, then, unless there has been a final failed remarketing (as described below):

•	the distribution rate on that series of trust preferred securities will not be reset; and

•	the remarketing agent will thereafter attempt to establish a new reset rate meeting the requirements described above and remarket such trust preferred securities on subsequent remarketing dates as follows:

–	There will be three potential remarketing dates for the series A trust preferred securities. The first two remarketings will be subject to the reset cap, and the last remarketing will be uncapped.

–	The first potential remarketing settlement date for the series A trust preferred securities will be August 15, 2008. This remarketing will be subject to the reset cap.

–	If that remarketing is not successful, the second potential remarketing settlement date for the series A trust preferred securities will be November 15, 2008. This remarketing will be subject to the reset cap.

–	If the second remarketing is not successful, the third and final potential remarketing settlement date for the series A trust preferred securities will be February 15, 2009. This remarketing will not be subject to the reset cap.

–	There will also be three potential remarketing dates for the series B trust preferred securities. The first two remarketings will be subject to the reset cap, and the last remarketing will be uncapped.

–	The first potential remarketing settlement date for the series B trust preferred securities will occur six months after the earlier of (i) the remarketing settlement date for a successful remarketing of the series A trust preferred securities; or (ii) February 15, 2009. This remarketing will be subject to the reset cap.

–	If the first remarketing of the series B trust preferred securities is not successful, the second potential remarketing settlement date for the series B trust preferred securities will occur three months after the first potential remarketing settlement date for the series B trust preferred securities. This remarketing will be subject to the reset cap.

–	If the second remarketing is not successful, the third and final potential remarketing settlement date for the series B trust preferred securities will occur three months after the second potential remarketing settlement date, for the series B trust preferred securities. The latest date on which the third and final potential remarketing settlement date for the series B trust preferred securities can occur will be February 15, 2010. This remarketing will not be subject to the reset cap.
      As used in this prospectus supplement, “applicable remarketing settlement date” means, with respect to each series of trust preferred securities, as of any date of determination, the next potential remarketing settlement date for such series, unless there has previously been a successful remarketing of such series, in which case it means the date of the successful remarketing.
      Any remarketing of trust preferred securities will settle (if successful) on the corresponding remarketing settlement date. Any such remarketings will be subject to the conditions and procedures described above and under “Description of the Trust Preferred Securities — Remarketing.”
What happens if the final remarketing of a series of trust preferred securities is not successful?
      The remarketing agent will attempt to remarket each series of trust preferred securities a maximum of three times. If the remarketing agent’s third attempt to remarket a series of trust preferred securities is unsuccessful, a “final failed remarketing” will be deemed to have occurred with respect to such series, and the distribution rate on the applicable series of trust preferred securities will not be reset. In the event of a final failed remarketing, we may shorten the stated maturity of the underlying junior subordinated debt securities and, accordingly, the mandatory redemption date of the relevant trust preferred securities would be accelerated; provided, however, that if we are deferring interest on the applicable series of underlying junior subordinated debt securities at the time of a remarketing, any new stated maturity date and mandatory redemption date may not be earlier than five years after commencement of the deferral period.
      Trust preferred securities held in normal common equity units. If a final failed remarketing for a series of trust preferred securities occurs with respect to each normal common equity unit, we will exercise our rights as a secured party and, subject to applicable law, retain the applicable series of trust preferred securities pledged as collateral under the pledge agreement or sell them in one or more private sales and apply the liquidation amount or proceeds from the sale of such trust preferred securities against your obligations under the stock purchase contract. In either case, your obligation to purchase stock on the applicable stock purchase date under the stock purchase contract would be satisfied in full. We will issue a junior subordinated note (which will be subordinate and rank junior in right of payment to all of our existing and future secured and senior debt) to the stock purchase contract agent for delivery to you, payable on August 15, 2010 or, if we are deferring interest on the corresponding series of junior subordinated debt securities, on the date that is five years after commencement of the deferral period (whichever is later), and bearing interest at the rate of           % per year, in an amount equal to any accrued and unpaid distributions (together with any interest on accrued and unpaid amounts) on the applicable series of trust preferred securities as of the remarketing settlement date corresponding to the final failed remarketing of that series of trust preferred securities.
      Zero coupon treasury securities held in stripped common equity units. If a final failed remarketing for a series of trust preferred securities occurs, with respect to each stripped common equity unit, we will exercise our rights as a secured party and, subject to applicable law we will retain your zero coupon treasury securities pledged as collateral and apply the principal amount at maturity to satisfy in full your obligation to us under your stock purchase contracts.
      Trust preferred securities not held in normal common equity units. If a final failed remarketing for a series of trust preferred securities occurs, you will have the right, at your option, to require the relevant trust to redeem all or a portion of those trust preferred securities in exchange for the initial liquidation amount of $1,000 per trust preferred security in cash, plus a junior subordinated note (which will be subordinate and rank junior in right of payment to all of our existing and future secured and senior debt), payable August 15, 2010 or, if we are deferring interest on the corresponding series of junior subordinated debt securities, on the date that is five years after commencement of the deferral period (whichever is later) and bearing interest at the

rate of           % per year, in an amount equal to any accrued and unpaid distributions (together with any interest on accrued and unpaid amounts) as of the remarketing settlement date corresponding to the final failed remarketing of such series of trust preferred securities.
If I hold my trust preferred securities separately from the common equity units, may I still participate in a remarketing?
      Holders of trust preferred securities that are not held as part of normal common equity units may elect to have their relevant trust preferred securities included in a remarketing and remarketed in the same manner and at the same price as trust preferred securities underlying normal common equity units. See “Description of the Trust Preferred Securities — Optional Remarketing of the Trust Preferred Securities Not Included in Normal Common Equity Units.”
If I do not participate in a remarketing, how can I satisfy my related obligations under the stock purchase contract?
      You may also satisfy your obligations under the stock purchase contract as follows:

•	if you hold stripped common equity units, the cash payments on the zero coupon treasury security that matures on the applicable stock purchase date automatically will be applied to satisfy in full your obligation to purchase common stock under your stock purchase contracts on the applicable stock purchase date and you will not be required to deliver any additional cash to satisfy your obligation;

•	if you hold normal common equity units and have elected not to participate in a remarketing, by delivering cash, in the amount of $1,000 per trust preferred security of the series to be remarketed in increments of 80 normal common equity units, prior to the applicable stock purchase date, as described in “Description of the Stock Purchase Contracts — Notice to Settle with Cash;”

•	if we are involved in a merger in which at least 30% of the consideration for our outstanding common stock consists of cash or cash equivalents, through an early settlement of the stock purchase contract as described in “Description of the Stock Purchase Contracts — Early Settlement Upon Cash Merger;” and

•	you may settle the stock purchase contracts early, at your option, as described in “Description of the Stock Purchase Contracts — Early Settlement.”
What happens to the stock purchase contracts in the event of our bankruptcy, insolvency or reorganization?
      The stock purchase contracts, our related rights and obligations and those of the holders of the common equity units under the stock purchase contracts, including the right and obligation to purchase our common stock and the right to receive accrued contract payments, automatically will terminate, without any further action, upon the occurrence of particular events of our bankruptcy, insolvency or reorganization.
What is the maturity of the trust preferred securities? When must the trust preferred securities be redeemed?
      The trust preferred securities of each series have no stated maturity but must be redeemed upon the maturity of the corresponding series of junior subordinated debt securities or their earlier redemption. The series A junior subordinated debt securities are scheduled to mature on February 15, 2039 and the series B junior subordinated debt securities are scheduled to mature on February 15, 2040. However, we may elect, in our sole discretion, in connection with a remarketing, to change the stated maturity of the series of junior subordinated debt securities underlying the trust preferred securities of the series being remarketed to any date not earlier than the second anniversary of the applicable stock purchase date and not later than February 15, 2039 for the series A junior subordinated debt securities or later than February 15, 2040 for the series B junior subordinated debt securities and to specify a date, not earlier than the second anniversary of the applicable stock purchase date, on and after which such series of junior subordinated debt securities will be redeemable at our option; provided, however, that if we are deferring interest on such series of junior subordinated debt securities at the time of such remarketing, we may not elect a maturity date or specify an optional redemption date that is earlier than five years after commencement of the deferral period. The redemption price per trust preferred security will equal the total accreted liquidation amount per trust preferred security plus accumulated and unpaid distributions, if any, to, but excluding, the redemption date and any additional amount we may agree to pay upon redemption (although we are under no obligation to agree to pay any such additional amounts). The redemption price of each such junior subordinated debt security will be the accreted principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date plus, if we have agreed, at the time of the remarketing of the related series of trust preferred securities, to pay additional amounts upon redemption, an amount equal to such additional amounts. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the junior subordinated debt securities.
      We may not redeem the junior subordinated debt securities in part if the accreted principal amount has been accelerated and such acceleration has not been rescinded, or unless all accrued and unpaid interest has been paid in full on all outstanding junior subordinated debt securities for all interest periods terminating on or before the redemption date.
What is the ranking of my claims against MetLife, either for payment of the quarterly contract payments under the stock purchase contracts or, through the trust preferred securities, for interest or principal on the junior subordinated debt securities, if MetLife were to become insolvent?
      Your claims against MetLife directly for quarterly contract payments or indirectly through the trust preferred securities for payments of principal and interest on the junior subordinated debt securities, are junior subordinated claims as described under “Description of the Junior Subordinated Debt Securities — Subordination.” In addition, as mentioned above, your right to receive accrued contract payments will terminate automatically upon the occurrence of particular bankruptcy, insolvency or reorganization events involving MetLife, Inc.
      We may elect at any time, effective on or after the applicable stock purchase date, including in connection with a remarketing, that our obligations under the applicable series of junior subordinated debt securities and under the guarantee of the applicable series of trust preferred securities shall be senior obligations instead of subordinated obligations.
When may we dissolve the trusts?
      We, as the holder of all the common securities of each trust, have the right to dissolve each trust at any time in our sole discretion.
      If we dissolve either trust, you will receive, after satisfaction of liabilities of creditors of such trust, the underlying series of junior subordinated debt securities having an accreted principal amount equal to the accreted liquidation amount of the corresponding series of trust preferred securities that you hold. In this case, such trust preferred securities will no longer be deemed to be outstanding, and normal common equity units that had included 1/80 of an interest in such trust preferred securities would thereafter include 1/80 of an interest in a junior subordinated debt security of that series. If your interest in the trust preferred securities is pledged at that time to secure your obligations under your stock purchase contracts, the interest in the junior subordinated debt securities you receive will be pledged in substitution for your interest in the trust preferred securities to secure those obligations.
      Following dissolution, the distributed junior subordinated debt securities would be subject to the remarketing and other provisions of the trust preferred securities.
What is the extent of our guarantees?
      In respect of each series of trust preferred securities, we will irrevocably guarantee, on a junior subordinated basis, the payment in full of the following:

•	any accumulated and unpaid distributions required to be paid on such series of trust preferred securities, to the extent the relevant trust has funds available to make the payment;

•	the redemption price for any trust preferred securities of the applicable series called for redemption, to the extent the relevant trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the applicable trust, other than in connection with a distribution of the related series of junior subordinated debt securities to the holders of such series of trust preferred securities, the lesser of:

(1)	the aggregate of the accreted liquidation amount and all accumulated and unpaid distributions on such series of trust preferred securities to the date of payment, if any, to the extent such trust has funds available to make the payment; and

(2)	the amount of assets of the applicable trust remaining available for distribution to holders of such trust preferred securities upon liquidation of such trust.
      Our obligations under the guarantee related to a series of trust preferred securities are unsecured, are subordinated to and junior in right of payment to all of our existing and future secured and senior debt (as used in this prospectus supplement, the term “senior debt” shall have the meaning set forth under “Description of the Junior Subordinated Debt Securities — Subordination”), and shall rank equal in right of payment with the guarantee related to the other series of trust preferred securities and with all other similar guarantees issued by us.
      The trust preferred securities, the guarantees and the junior subordinated debt securities do not limit our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to or equal in right of payment with the junior subordinated debt securities and the guarantees. As part of the financing of the Acquisition, we expect to incur additional debt, including commercial paper and senior debt. See “Use of Proceeds” and “Capitalization.”
      Each guarantee, when taken together with our obligations under the applicable series of junior subordinated debt securities and the applicable junior indenture (as used in this prospectus supplement, the term “junior indenture” shall have the meaning set forth under “Description of the Junior Subordinated Debt Securities”) and our obligations under the trust agreement for the applicable trust, including our obligations to pay costs, expenses, debts and liabilities of such trust, other than with respect to the applicable series of trust preferred securities, has the effect of providing a full and unconditional guarantee of all amounts due on such trust preferred securities.
What are the United States federal income tax consequences related to the normal common equity units and trust preferred securities?
      If you purchase normal common equity units in the offering, you should be treated for United States federal income tax purposes as having acquired an undivided interest in the trust preferred securities and stock purchase contracts constituting those normal common equity units. Assuming full compliance with the terms of the relevant trust agreement, each trust will be classified as a grantor trust for United States federal income tax purposes and will not be classified as either an association or a publicly traded partnership, in each case, that is taxable as a corporation for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each United States holder (as defined under “Certain United States Federal Income Tax Consequences — United States Holders”) of trust preferred securities of a series will be treated as purchasing and owning an undivided beneficial ownership interest in the junior subordinated debt securities of the corresponding series and will be required to take into account its pro rata share of all items of income, gain, loss or deduction of such trust.
      Each holder of the normal common equity units must allocate the purchase price of the normal common equity units between the holder’s undivided interests in the junior subordinated debt securities and the stock purchase contracts in proportion to their respective fair market values, which will establish each holder’s initial tax basis in the junior subordinated debt securities and the stock purchase contracts. We expect to treat the fair market value at the time of issuance of each ownership interest in the series A trust preferred securities (or more precisely in the series A junior subordinated debt securities) as $12.50, the fair market value at the time of issuance of each ownership interest in the series B trust preferred securities (or more precisely in the series B junior subordinated debt securities) as $12.50 and the fair market value of each stock purchase contract as $0. This position generally will be binding on each beneficial owner of each common equity unit but not on the Internal Revenue Service and by purchasing the common equity units you will be deemed to have agreed to take this position for United States federal income tax purposes.
      Generally, we expect that you will be required to include payments of interest made on the series of junior subordinated debt securities held by each trust in your gross income as interest when such payments are made or accrued in accordance with your regular method of tax accounting; however, the Internal Revenue Service (the “IRS”) may disagree with this position and may require you to recognize original issue discount in respect of the junior subordinated debt securities on a constant yield basis. For a more extensive discussion, please see “Certain United States Federal Income Tax Consequences.” Additionally, even if the IRS does not initially treat the junior subordinated debt securities as having original issue discount upon issuance, in the event the payments of interest on either series of junior subordinated debt securities are deferred, interest will continue to accrue and holders of such junior subordinated debt securities and holders of the corresponding series of trust preferred securities that are outstanding will be required to accrue such deferred interest income (in the form of original issue discount) for United States federal income tax purposes prior to the receipt of cash attributable to such income, regardless of the method of accounting used by the holders.
      We intend to report contract payments (including deferred contract payments) on the stock purchase contracts as income to you; however, you should consult your own tax advisor concerning the treatment of contract payments (including deferred contract payments) to discuss possible alternative characterizations.
Will the common equity units be listed on a stock exchange?
      We will apply to list the normal common equity units on the New York Stock Exchange under the symbol “MEU.” We expect that the normal common equity units will begin trading on the issue date.
      Neither the stripped common equity units nor the trust preferred securities initially will be listed. If enough stripped common equity units are created so that applicable exchange listing requirements are met, we may list the stripped common equity units or the trust preferred securities on the same exchange as the normal common equity units are then listed, although we are under no obligation to do so.
What are your expected uses of proceeds from the offering of the common equity units?
      MetLife, Inc. intends to use the net proceeds from this offering to fund a portion of the purchase price for MetLife, Inc.’s acquisition of Citigroup L&A as described elsewhere. See “Proposed Acquisition of the Citigroup Life Insurance and Annuities Business.” In the event the Acquisition is not consummated, MetLife, Inc. will use the net proceeds from the sale of the common equity units for general corporate purposes. MetLife, Inc. expects to receive net proceeds from this offering of approximately $           ($           if the underwriters’ option to purchase additional common equity units is exercised in full), after expenses and underwriting discounts.

RISK FACTORS
      In considering whether to purchase the common equity units or the trust preferred securities, you should carefully consider all the information included or incorporated by reference in this prospectus supplement and in the accompanying prospectus. In particular, you should carefully consider the following risk factors. In addition, because each common equity unit includes a stock purchase contract to acquire shares of common stock, you are also making an investment decision with regard to common stock. Further, because, under certain circumstances, the common equity units could consist of junior subordinated debt securities and stock purchase contracts, you are also making an investment decision with regard to the junior subordinated debt securities. You should carefully review all the information in this prospectus supplement and in the accompanying prospectus about all of these securities.
Risks Relating to the Acquisition of Citigroup L&A

We Do Not Expect Citigroup L&A’s Performance in 2004 and the First Quarter of 2005 to be Indicative of Its Future Contribution to Our Net Income
      Citigroup L&A generated net income of $901 million in 2004 and $273 million in the first quarter of 2005. We expect Citigroup L&A’s results in 2005 to be lower than the $901 million generated in 2004 due to the impact of certain items in 2004 that are unlikely to recur in 2005 and trends in Citigroup L&A’s principal businesses. We also do not believe Citigroup L&A’s net income for the first quarter of 2005 is an accurate indicator of its full year 2005 net income.
      Citigroup L&A’s 2004 net income of $901 million was positively affected by tax recoveries, releases of reserves, charges and other items and negatively affected by other items, including a change in assumptions relating to deferred policy acquisition costs (DAC) that, taken together, contributed a net amount of $61 million to Citigroup L&A’s net income in 2004. We believe these items are unlikely to recur in 2005. Similarly, Citigroup L&A’s net income of $273 million in the first quarter of 2005 was positively affected by unusually large realized gains of $36 million and better than expected results in Argentina due in part to a $16 million (after tax) release of reserves.
      We expect the following trends, which Citigroup L&A management has reported to us, to affect the profitability of Citigroup L&A’s various businesses in 2005:

•	Private Equity and Real Estate. According to Citigroup L&A management, Citigroup L&A has experienced significant declines in returns on its investments in arbitrage funds in 2005. In addition, Citigroup L&A’s 2004 and first quarter 2005 net income benefitted from the exceptionally strong performance of its private equity and real estate investments. Total private equity and real estate investment income in 2004 was $193 million and $79 million, respectively, which represented 6.5% and 2.7%, respectively, of Citigroup L&A’s total net investment income for the year. An adverse change in the private equity or real estate markets or continuing poor returns on arbitrage investments would have a negative impact on our returns from Citigroup L&A’s investments. See “Risks Relating to Our Business — The Performance of Our Investments Depends on Conditions that Are Outside Our Control, and Our Net Investment Income Can Vary from Period to Period.”

•	Institutional Annuities. According to the Quarterly Report on Form 10-Q filed by TIC for the first quarter of 2005, institutional annuities deposits were 30% lower in the three months ended March 31, 2005 than in the comparable period in 2004. The decline in volume was a result of lower sales under TIC’s medium-term note program and GIC customers assessing concentration risk associated with the Acquisition. Structured settlement production also declined in the first quarter of 2005 as a result of initial uncertainty following the announcement of the Acquisition. Consistent with industry trends, Citigroup L&A has also experienced a slower group close-out market. The close-out business is characterized by large, infrequent transactions that contribute to volatility of quarterly premiums, benefits and losses.

•	Retail Annuities. Although retail annuity sales have shown some growth from 2004, they have been below expectations in 2005. A slowdown in new product introductions by Citigroup L&A has hampered the ability of Citigroup L&A to respond to new offerings by competitors, and plans to expand distribution in the financial planner market and in banks have been cancelled. Also, uncertainty regarding long-term integration plans has led to wholesaler turnover.

•	Life Insurance. The life insurance industry is facing numerous challenges that could have an impact in future periods. Reserve requirements under NAIC Model Regulation AXXX for universal life products with secondary guarantees are expected to constrain capital, while higher cost and decreased availability of life reinsurance, in addition to heightened competition from major U.S. life insurance market participants, are expected to pressure profitability.

•	International. Sales may be reduced in 2005 due to a number of factors. In Japan, Citigroup L&A has experienced a slowdown in sales of its variable annuity contracts and increased competition, reflecting lower overall variable annuity sales by Citigroup L&A’s distributors and a loss by Citigroup L&A of market share within these channels. Sales also may be reduced by a slowdown in the United Kingdom due to reduced loan origination, changes in pension regulations in Australia, and continuing uncertainty in Argentina due in part to economic conditions and the potential for government and judicial action.

Citigroup L&A’s Business is Also Subject to Risks
      Citigroup L&A’s business is affected by other market risks and other categories of risk described elsewhere in this section, in this prospectus supplement and in the documents incorporated by reference herein. In particular, we note that:

•	Citigroup L&A has experienced continued spread compression in 2005, as somewhat lower new money rates in 2005 were only partially offset by lower crediting rates on annuity products. Declining interest rates, continued low interest rates or rapidly rising interest rates could exacerbate this trend. See “Risks Relating to Our Business — Changes in Market Interest Rates May Significantly Affect Our Profitability.”

•	Citigroup L&A’s business is significantly affected by movements in the U.S. equity and fixed income credit markets. See “Risks Relating to Our Business — A Decline in Equity Markets or an Increase in Volatility in Equity Markets May Adversely Affect Sales of Our Investment Products and Our Profitability.”

•	Citigroup L&A has experienced a sustained period of favorable credit trends in 2004. Adverse changes in the credit quality of issuers could have a negative effect on Citigroup L&A’s investment portfolio and earnings. See “Risks Relating to Our Business — Defaults, Downgrades or Other Events Impairing the Value of Our Fixed-Income Securities Portfolio May Reduce Our Earnings.”

•	Federal and state regulators have focused on, and continue to devote substantial attention to, the mutual fund and variable insurance product industries. See “Risks Relating to Our Business — Legal and Regulatory Investigations and Actions Are Increasingly Common in the Insurance Business and May Result in Financial Losses and Harm our Reputation.”

•	Following the announcement of the Acquisition, the financial strength rating of each of TIC and its subsidiary, The Travelers Life and Annuity Company, was lowered one notch by certain rating agencies. While we believe the negative impact of these downgrades on Citigroup L&A’s financial results was relatively modest, future downgrades, if any, could have a more pronounced impact. See “Risks Relating to Our Business — A Downgrade or a Potential Downgrade in Our Financial Strength or Credit Ratings Could Result in a Loss of Business and Adversely Affect Our Financial Condition and Results of Operations.”

We May Experience Difficulties in Integrating the Citigroup L&A Business
      Our ability to achieve the benefits we anticipate from the Acquisition will depend in large part upon whether we are able to integrate the businesses of MetLife and Citigroup L&A in an efficient and effective manner. We may not be able to integrate these businesses smoothly or successfully, and the process may take longer than expected. The integration of certain operations following the Acquisition will require the dedication of significant management resources, which may distract management’s attention from day-to-day business. Integration planning, which commenced on January 31, 2005, has already required significant management resources. If we are unable to successfully integrate the operations of MetLife and Citigroup L&A, we may be unable to realize the cross-selling and other distribution benefits, cost savings, revenue growth and other anticipated benefits we expect to achieve as a result of the Acquisition and our business and results of operations could be adversely affected.
      The success with which we are able to integrate the Citigroup L&A business will depend on our ability to manage a variety of issues, including the following:

•	Loss of key personnel or higher than expected employee attrition rates could adversely affect the performance of the Citigroup L&A business and our ability to integrate it successfully. Citigroup L&A management has advised us that since the announcement of the Acquisition, employee departures from the Citigroup L&A business have been running at a significantly higher rate than the historical average.

•	Citigroup L&A’s customers may reduce, delay or defer decisions concerning their use of Citigroup L&A’s products and services as a result of the Acquisition or uncertainties related to the consummation of the Acquisition. In particular, we expect that some existing Citigroup L&A customers that are also customers of MetLife will reduce their purchases from Citigroup L&A and MetLife as they assess concentration risk associated with the Acquisition. Citigroup L&A experienced lower institutional annuities deposits in the first quarter of 2005 following the announcement of the Acquisition.

•	The Citigroup L&A business relies in part upon independent distributors to distribute its products. According to Citigroup L&A management, financial professionals not affiliated with Citigroup accounted for $1.8 billion of the $5.7 billion total individual annuity premiums and deposits, and $745 million of the $964 million total individual life insurance sales, of the Citigroup L&A business in 2004. Unaffiliated distributors typically distribute products for many different financial institutions and may not continue to generate the same volume of business for MetLife after the Acquisition. Independent distributors may reexamine the scope of their relationship with Citigroup L&A as a result of the Acquisition and decide to curtail or eliminate their distribution of Citigroup L&A products.

•	Although we will enter into ten-year distribution arrangements with the Citigroup-affiliated distributors at the closing of the Acquisition, most of these distribution relationships will not require the distributor to distribute MetLife or Citigroup L&A products exclusively. We cannot assure you that the volume of distribution through these channels will not decrease after the Citigroup L&A business is no longer affiliated with these channels. Distribution channels affiliated with Citigroup account for significant volumes of the Citigroup L&A business, including $3.9 billion of the $5.7 billion total individual annuity premiums and deposits of the Citigroup L&A business in 2004.

•	Integrating the Citigroup L&A business with our existing operations will require us to coordinate geographically separated organizations, address possible differences in corporate culture and management philosophies and combine separate information technology platforms.
      We expect to incur significant one-time costs in connection with the Acquisition and the related integration of approximately $196 million, or $127 million after income taxes. These costs have not been reflected in the accompanying unaudited pro forma condensed consolidated financial information because they are non-recurring. The costs and liabilities actually incurred in connection with the Acquisition and subsequent integration process may exceed those anticipated. Although we expect that the realization of efficiencies related to the Acquisition may offset additional expenses over time and result in net cost savings, we cannot ensure that this net benefit will be achieved soon or at all.

If the Citigroup L&A Business Does Not Perform Well or We Do Not Integrate It Successfully, We May Incur Significant Charges to Write Down the Goodwill Established in the Acquisition
      As a result of the Acquisition, we expect to establish goodwill of approximately $4.5 billion based upon the March 31, 2005 unaudited pro forma interim condensed consolidated balance sheet included elsewhere in this prospectus supplement. Under Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” we must test our goodwill annually for impairment and, if we determine that the goodwill has been impaired, we must write down the goodwill by the amount of the impairment, with a corresponding charge to net income. If the Citigroup L&A business does not perform well following the Acquisition or if we are unable to integrate it successfully into our operations, we may incur significant charges to net income to write down the goodwill, which could have a material adverse effect on our results of operations or financial condition.

We Must Obtain Many Governmental and Other Consents to Complete the Acquisition. If These Consents Are Delayed, Not Granted or Granted with Unacceptable Conditions, It May Jeopardize or Postpone the Completion of the Acquisition, Result in Additional Expenditures of Money and Resources and/or Reduce the Anticipated Benefits of the Acquisition
      We must obtain numerous approvals and consents in a timely manner from federal, state and foreign agencies prior to the completion of the Acquisition. If we do not receive these approvals, or do not receive them on terms that satisfy the conditions set forth in the Acquisition Agreement, then we will not be obligated to complete the Acquisition. In such case, it is possible that we may forego or postpone acquiring all of Citigroup L&A and, instead, acquire only certain businesses and/or assets of Citigroup L&A for which we have obtained appropriate approvals, thereby reducing the anticipated benefits of the Acquisition. The governmental agencies from which we will seek these approvals have broad discretion in administering the governing regulations. As a condition to approval of the Acquisition, agencies may impose requirements, limitations or costs that could negatively affect the way we conduct, or Citigroup L&A conducts, business. These requirements, limitations or costs could jeopardize or delay the completion of the Acquisition. If we agree to any material requirements, limitations or costs in order to obtain any approvals required to complete the Acquisition, these requirements, limitations or additional costs could adversely affect our ability to integrate the Citigroup L&A operations or reduce the anticipated benefits of the Acquisition. This could result in a material adverse effect on our business and results of operations.
      In the event the Acquisition is not consummated or we do not acquire all of Citigroup L&A, we may incur significant costs to redeem or repurchase securities issued, or repay any drawdowns under the bridge facility, in connection with the financing of the Acquisition. See “Use of Proceeds” for our plans to finance the Acquisition.
Risks Relating to Our Business
      The Citigroup L&A business is similar to our own business in many respects, and the Acquisition will increase our exposure to many of the risks described below.

Changes in Market Interest Rates May Significantly Affect Our Profitability
      Some of our products, principally traditional whole life insurance, fixed annuities and guaranteed investment contracts, expose us to the risk that changes in interest rates will reduce our “spread,” or the difference between the amounts that we are required to pay under the contracts in our general account and the rate of return we are able to earn on general account investments intended to support obligations under the contracts. Our spread is a key component of our net income.
      As interest rates decrease or remain at low levels, we may be forced to reinvest proceeds from investments that have matured or have been prepaid or sold at lower yields, reducing our investment margin. Moreover, borrowers may prepay or redeem the fixed-income securities, commercial mortgages and mortgage-backed securities in our investment portfolio with greater frequency in order to borrow at lower market rates, which exacerbates this risk. Lowering interest crediting rates can help offset decreases in investment margins on some products. However, our ability to lower these rates could be limited by competition or contractually guaranteed minimum rates and might not match the timing or magnitude of changes in asset yields. As a result, our spread could decrease or potentially become negative. Our expectation for future spreads is an important component in the amortization of DAC and significantly lower spreads may cause us to accelerate amortization, thereby reducing net income in the affected reporting period. In addition, during periods of declining interest rates, life insurance and annuity products may be relatively more attractive investments to consumers, resulting in increased premium payments on products with flexible premium features, repayment of policy loans and increased persistency, or a higher percentage of insurance policies remaining in force from year to year, during a period when our new investments carry lower returns. A decline in market interest rates could also reduce our return on investments that do not support particular policy obligations. Accordingly, declining interest rates may materially adversely affect our results of operations and financial condition and significantly reduce our profitability.
      Increases in market interest rates could also negatively affect our profitability. In periods of rapidly increasing interest rates, we may not be able to replace, in a timely manner, the assets in our general account with higher yielding assets needed to fund the higher crediting rates necessary to keep interest sensitive products competitive. We therefore may have to accept a lower spread and thus lower profitability or face a decline in sales and greater loss of existing contracts and related assets. In addition, policy loans, surrenders and withdrawals may tend to increase as policyholders seek investments with higher perceived returns as interest rates rise. This process may result in cash outflows requiring that we sell invested assets at a time when the prices of those assets are adversely affected by the increase in market interest rates, which may result in realized investment losses. Unanticipated withdrawals and terminations may cause us to accelerate the amortization of DAC, which would increase our current expenses and reduce net income. An increase in market interest rates could also have a material adverse effect on the value of our investment portfolio, for example, by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

A Decline in Equity Markets or an Increase in Volatility in Equity Markets May Adversely Affect Sales of Our Investment Products and Our Profitability
      Significant downturns and volatility in equity markets could have a material adverse effect on our financial condition and results of operations in three principal ways.
      First, market downturns and volatility may discourage purchases of separate account products, such as variable annuities, variable life insurance and mutual funds that have returns linked to the performance of the equity markets and may cause some existing customers to withdraw cash values or reduce investments in those products.
      Second, downturns and volatility in equity markets can have a material adverse effect on the revenues and returns from our savings and investment products and services. Because these products and services depend on fees related primarily to the value of assets under management, a decline in the equity markets could reduce our revenues by reducing the value of the investment assets we manage. The retail annuity business in particular is highly equity market sensitive, and a sustained weakness in the markets will decrease revenues and earnings in variable annuity products.
      Third, we provide certain guarantees within some of our products that protect policyholders against significant downturns in the equity markets. For example, we offer variable annuity products with guaranteed features, such as minimum death and withdrawal benefits. These guarantees may be more costly than expected in volatile or declining equity market conditions, causing us to increase reserves and negatively affecting net income.

The Performance of Our Investments Depends on Conditions that Are Outside Our Control, and Our Net Investment Income Can Vary from Period to Period
      The performance of our investment portfolio depends in part upon the level of and changes in interest rates, equity prices, real estate values, the performance of the economy generally, the performance of the specific obligors included in our portfolio and other factors that are beyond our control. Changes in these factors can affect our net investment income in any period, and such changes can be substantial.
      We invest a portion of our invested assets in pooled investment funds that make private equity investments. The amount and timing of income from such investment funds tend to be uneven as a result of the performance of the underlying private equity investments, which can be difficult to predict, as well as the timing of distributions from the funds, which depends on particular events relating to the underlying investments as well as the funds’ schedules for making distributions and their needs for cash. As a result, the amount of income that we record from these investments can vary substantially from quarter to quarter.

Competitive Factors May Adversely Affect Our Market Share and Profitability
      Our business segments are subject to intense competition. We believe that this competition is based on a number of factors, including service, product features, scale, price, commission structure, financial strength, claims-paying ratings, credit ratings, business capabilities and name recognition. We compete with a large number of other insurers, as well as non-insurance financial services companies, such as banks, broker-dealers and asset managers, for individual consumers, employers and other group customers and agents and other distributors of insurance and investment products. Some of these companies offer a broader array of products, are regulated differently, have more competitive pricing or, with respect to other insurers, have higher claims paying ability ratings. Some may also have greater financial resources with which to compete and a greater market share. National banks, which may sell annuity products of life insurers in some circumstances, also have pre-existing customer bases for financial services products.
      Many of our insurance products, particularly those offered by our Institutional segment, are underwritten annually, and, accordingly, there is a risk that group purchasers may be able to obtain more favorable terms from competitors rather than renewing coverage with us. The effect of competition may, as a result, adversely affect the persistency of these and other products, as well as our ability to sell products in the future.
      In addition, the investment management and securities brokerage businesses have relatively few barriers to entry and continually attract new entrants. Many of our competitors in these businesses offer a broader array of investment products and services and are better known than we are as sellers of annuities and other investment products.

We May be Unable to Attract and Retain Sales Representatives for Our Products
      We must attract and retain productive sales representatives to sell our insurance, annuities and investment products. Strong competition exists among insurers for sales representatives with demonstrated ability. We compete with other insurers for sales representatives primarily on the basis of our financial position, product features, the marketing and support services we provide to the representatives and compensation. We continue to undertake initiatives to grow our career agency force while continuing to enhance the efficiency and production of our existing sales force. We cannot provide assurance that these initiatives will succeed in attracting and retaining new agents. Sales of individual insurance, annuities and investment products and our results of operations and financial condition could be materially adversely affected if we are unsuccessful in attracting and retaining productive agents.

Differences Between Actual Claims Experience and Underwriting and Reserving Assumptions May Adversely Affect Our Financial Results
      Our earnings significantly depend upon the extent to which our actual claims experience is consistent with the assumptions we use in setting prices for our products and establishing reserves. Our reserves for future policy benefits and claims are established based on estimates by actuaries of how much we will need to pay for future benefits and claims. For life insurance and annuity products, we calculate these reserves based on many assumptions and estimates, including estimated premiums to be received over the assumed life of the policy, the timing of the event covered by the insurance policy, the amount of benefits or claims to be paid and the investment returns on the assets we purchase with the premiums we receive. We establish property and casualty reserves based on assumptions and estimates of damages and liabilities incurred. To the extent that actual claims experience is less favorable than our underlying assumptions used in establishing such reserves, we could be required to increase our reserves.
      Due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of reserves, we cannot determine precisely the amounts which we will ultimately pay to settle our liabilities. Such amounts may vary from the estimated amounts, particularly when those payments may not occur until well into the future. We evaluate our reserves periodically based on changes in the assumptions used to establish the reserves, as well as our actual experience. We charge or credit changes in our reserves to expenses in the period the reserves are established or re-estimated. If the reserves originally established for future benefit payments prove inadequate, we must increase them. Such increases could affect our earnings negatively and have a material adverse effect on our business, results of operations and financial condition.

Our Risk Management Policies and Procedures May Leave Us Exposed to Unidentified or Unanticipated Risk, Which Could Negatively Affect Our Business
      Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events. We have devoted significant resources to develop our risk management policies and procedures and expect to continue to do so in the future. Nonetheless, our policies and procedures may not be fully effective. Many of our methods for managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than our historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated.

Catastrophes May Adversely Impact Liabilities for Policyholder Claims and Reinsurance Availability
      Our life insurance operations are exposed to the risk of catastrophic mortality events, such as a pandemic or other catastrophe that causes a large number of deaths. In our group insurance operations, a localized event that affects the workplace of one or more of our group insurance customers could cause a significant loss due to mortality or morbidity claims. These events could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.
      Our Auto & Home business has experienced, and will likely in the future experience, catastrophe losses that may have a material adverse impact on the business, results of operations and financial condition of the Auto & Home segment. Although Auto & Home makes every effort to minimize its exposure to catastrophic risks through volatility management and reinsurance programs, these efforts may not succeed. Catastrophes can be caused by various events, including hurricanes, windstorms, earthquakes, hail, tornadoes, explosions, severe winter weather (including snow, freezing water, ice storms and blizzards), fires, as well as man-made events such as terrorist attacks. Historically, substantially all of our catastrophe-related claims have related to homeowners coverages. However, catastrophes may also affect other Auto & Home coverages. Due to their nature, we cannot predict the incidence, timing and severity of catastrophes.
      Hurricanes and earthquakes are of particular note for our homeowners coverages. Areas of major hurricane exposure include coastal sections of the northeastern United States (including Long Island and the Connecticut, Rhode Island and Massachusetts shorelines) and Florida. We also have some earthquake exposure, primarily along the New Madrid fault line in the central United States and in the Pacific Northwest. Losses incurred by Auto & Home from all catastrophes, net of reinsurance but before taxes, were $189 million, $77 million and $55 million in 2004, 2003 and 2002, respectively.
      Terrorism is a recently emerging risk. A major terrorist attack not only could cost lives and destroy property, but could also have a material adverse effect on the value of investments that we hold, which could in turn have a material adverse impact on investment income and on fees we earn that are based on the value of investments we manage for others. It is possible that both the frequency and severity of man-made catastrophic events will increase.
      The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes and earthquakes may produce significant damage in larger areas, especially those that are heavily populated. Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition. Our ability to write new business could also be affected. It is possible that increases in the value and geographic concentration of insured property and the effects of inflation could increase the severity of claims from catastrophic events in the future.
      Consistent with industry practices, we establish reserves for claim liabilities arising from a catastrophe only after assessing the probable losses arising from the event. We cannot be certain that the reserves we have established will be adequate to cover actual claim liabilities. From time to time, states have passed legislation that has the effect of limiting the ability of insurers to manage risk, such as legislation restricting an insurer’s ability to withdraw from catastrophe-prone areas. While we attempt to limit our exposure to acceptable levels, subject to restrictions imposed by insurance regulatory authorities, a catastrophic event or multiple catastrophic events could have a material adverse effect on our business, results of operations and financial condition.
      Our ability to manage this risk and the profitability of our property and casualty and life insurance businesses depends in part on our ability to obtain catastrophe reinsurance, which may not be available at commercially acceptable rates in the future. See “Risks Relating to Our Business — Reinsurance May Not Be Available, Affordable or Adequate to Protect Us Against Losses.”

A Downgrade or a Potential Downgrade in Our Financial Strength or Credit Ratings Could Result in a Loss of Business and Adversely Affect Our Financial Condition and Results of Operations
      Financial strength ratings, which various Nationally Recognized Statistical Rating Organizations (“NRSROs”) publish as indicators of an insurance company’s ability to meet contractholder and policyholder obligations, are important to maintaining public confidence in our products, the ability to market our products and our competitive position. Metropolitan Life Insurance Company, our principal life insurance subsidiary, has a financial strength rating of A+ from A.M. Best Company, AA from Fitch Ratings, Aa2 from Moody’s Investors Service and AA from Standard & Poor’s.
      A downgrade in our insurance subsidiaries’ financial strength ratings, or an announced potential for a downgrade, could have a material adverse effect on our financial condition and results of operations in many ways, including:

•	reducing new sales of insurance products, annuities and other investment products;

•	adversely affecting our relationships with our sales force and independent sales intermediaries;

•	materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders;

•	requiring us to reduce prices for many of our products and services to remain competitive; and

•	adversely affecting our ability to obtain reinsurance at reasonable prices or at all.
      In addition to the financial strength ratings of our insurance subsidiaries, NRSROs also publish credit ratings for our company. A downgrade in our credit ratings could increase our cost of borrowing, which could have a material adverse effect on our financial condition and results of operations.
      Following the announcement of the Acquisition, a number of NRSROs, including Moody’s Investors Service, Standard & Poor’s Ratings and A.M. Best Company, placed our ratings on “credit watch” or changed our rating outlook from “stable” to “negative.” Additionally, Moody’s Investors Service has placed its “Baa1” rating of our series A and series B preferred shares on negative outlook, and Standard & Poor’s Ratings has placed its “BBB” rating of our series A and series B preferred shares on CreditWatch with negative implications. We do not expect these NRSROs to remove our ratings from “credit watch” or return our outlook to “stable” until we have established, to their satisfaction, a successful track record in integrating the Citigroup L&A business and we have reduced our financial leverage and increased our interest coverage to levels closer to those which existed prior to the Acquisition.
      As a result of the additional securities that we plan to issue to finance a portion of the purchase price for the Acquisition, we estimate that our leverage ratio will increase moderately. While we expect our leverage ratio to decrease over time as a result of the accumulation of retained earnings, there is no assurance that it will decrease as we expect. The increased leverage will reduce our flexibility in managing our capital.
      Rating agencies assign ratings based upon several factors, some of which relate to general economic conditions and circumstances outside of our control. In addition, rating agencies may employ different models and formulas to assess our financial strength, and may alter these models from time to time in their discretion. We cannot predict what actions rating agencies may take, or what actions we may be required to take in response to the actions of rating agencies, which could adversely affect our business.

Defaults, Downgrades or Other Events Impairing the Value of Our Fixed Maturity Securities Portfolio May Reduce Our Earnings
      We are subject to the risk that the issuers of the fixed maturity securities we own may default on principal and interest payments they owe us. At March 31, 2005, the fixed maturity securities of $182.7 billion in our investment portfolio represented 74.6% of our total cash and invested assets. The occurrence of a major economic downturn, acts of corporate malfeasance or other events that adversely affect the issuers of these securities could cause the value of our fixed maturities portfolio and our net earnings to decline and the default rate of the fixed maturity securities in our investment portfolio to increase. A ratings downgrade affecting particular issuers or securities could also have a similar effect. With recent downgrades in the automotive sector, as well as economic uncertainty and increasing interest rates, credit quality of issuers could be adversely affected. Any event reducing the value of these securities other than on a temporary basis could have a material adverse effect on our business, results of operations and financial condition.

Defaults on Our Mortgage and Consumer Loans May Adversely Affect Our Profitability
      Our mortgage and consumer loan investments face default risk. Our mortgage and consumer loans are principally collateralized by commercial, agricultural and residential properties, as well as automobiles. At March 31, 2005, our mortgage and consumer loan investments of $32.0 billion represented 13.1% of our total cash and invested assets. At March 31, 2005, loans that were either delinquent or in the process of foreclosure totaled less than 1% of our mortgage and consumer loan investments. The performance of our mortgage and consumer loan investments, however, may fluctuate in the future. In addition, substantially all of our mortgage loan investments have balloon payment maturities. An increase in the default rate of our mortgage and consumer loan investments could have a material adverse effect on our business, results of operations and financial condition.

Some of Our Investments Are Relatively Illiquid
      Our investments in private placement bonds, mortgage and consumer loans, equity real estate, including real estate joint ventures and other limited partnership interests, are relatively illiquid. These asset classes represented 24.7% of the carrying value of our total cash and invested assets as of March 31, 2005. If we require significant amounts of cash on short notice in excess of our normal cash requirements, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both.

Fluctuations in Foreign Currency Exchange Rates and Foreign Securities Markets Could Negatively Affect Our Profitability
      We are exposed to risks associated with fluctuations in foreign currency exchange rates against the U.S. dollar resulting from our holdings of non-U.S. dollar denominated securities and investments in foreign subsidiaries. The principal currencies which create foreign exchange rate risk in our investment portfolios are Canadian dollars, Euros, British pounds, Japanese yen and Chilean pesos. If the currencies of the non-U.S. dollar denominated securities we hold in our investment portfolios decline against the U.S. dollar, our investment returns, and thus our profitability, may be adversely affected. Although we use foreign currency swaps and forward contracts to mitigate foreign currency exchange rate risk, there is no assurance that these methods will be effective or that our counterparties will perform their obligations.

      From time to time, various emerging market countries have experienced severe economic and financial disruptions, including significant devaluations of their currencies. Our exposure to foreign exchange rate risk is exacerbated by our investments in emerging markets.
      Through our investments in foreign subsidiaries, we are primarily exposed to the Canadian dollar, the Mexican peso and the Chilean peso. We have matched substantially all of our foreign currency liabilities in our foreign subsidiaries with their respective foreign currency assets, which limits the effect of currency exchange rate fluctuation on local operating results; however, fluctuations in such rates affect the translation of these results into our consolidated financial statements. Although we take certain actions to address this risk, foreign currency exchange rate fluctuation could materially adversely affect our reported results due to unhedged positions or the failure of our hedges to effectively offset the impact of the foreign currency exchange rate fluctuation.

Our International Operations Face Political, Legal, Operational and Other Risks That Could Negatively Affect Those Operations or Our Profitability
      Our international operations face political, legal, operational and other risks that we do not face in our domestic operations. We face the risk of discriminatory regulation, nationalization or expropriation of assets, price controls and exchange controls or other restrictions that prevent us from transferring funds from these operations out of the countries in which they operate or converting local currencies we hold into U.S. dollars or other currencies. Some of our foreign insurance operations are, and are likely to continue to be, in emerging markets where these risks are heightened. In addition, we rely on local sales forces in these countries and may encounter labor problems resulting from workers’ associations and trade unions in some countries. If our business model is not successful in a particular country, we may lose all or most of our investment in building and training the sales force in that country.
      We are currently planning to expand our international operations in markets where we operate and in selected new markets. This may require considerable management time, as well as start-up expenses for market development before any significant revenues and earnings are generated. Operations in new foreign markets may achieve low margins or may be unprofitable, and expansion in existing markets may be affected by local economic and market conditions. Therefore, as we expand internationally, we may not achieve the operating margins we expect and our results of operations may be negatively impacted.
      The Citigroup L&A business includes operations in several foreign countries, including Australia, Brazil, Argentina, the United Kingdom, Belgium, Poland, Japan and Hong Kong. Those operations, and operations in other new markets, are subject to the risks described above, as well as our unfamiliarity with the business, legal and regulatory environment in any of those countries.
      In recent years, the operating environment in Argentina has been challenging. In Argentina, both we and Citigroup L&A are principally engaged in the pension business. This business has incurred significant losses in recent years as a result of actions taken by the Argentinean government in response to a sovereign debt crisis in December 2001. Further governmental or legal actions related to pension reform could impact our obligations to our customers and could result in future losses in our combined Argentinean operations. The Acquisition will increase our exposure to such potential losses. For certain liabilities which will be established upon our acquisition of the Citigroup L&A Argentina operations, see pro forma adjustment 3(ff) in “Unaudited Pro Forma Condensed Consolidated Financial Information.”

Reinsurance May Not Be Available, Affordable or Adequate to Protect Us Against Losses
      As part of our overall risk and capacity management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. For example, MetLife currently reinsures up to 90% of the mortality risk for all new individual life insurance policies that it writes through its various insurance companies. Market conditions beyond our control determine the availability and cost of the reinsurance protection we purchase. Any decrease in the amount of our reinsurance will increase our risk of loss and any increase in the cost of our reinsurance will, absent a decrease in the amount of reinsurance, reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms, which could adversely affect our ability to write future business or result in our assuming more risk with respect to those policies we issue.
      As a result of consolidation of the life reinsurance market and other market factors, capacity in the life reinsurance market has decreased. Further, life reinsurance is currently available at higher prices and on less favorable terms than those prevailing between 1997 and 2003. It is likely that this trend will continue, although we cannot predict to what extent. Further consolidation, regulatory developments, catastrophic events or other significant developments affecting the pricing and availability of reinsurance could materially harm the reinsurance market and our ability to enter into reinsurance contracts.

If the Counterparties to Our Reinsurance Arrangements or to the Derivative Instruments We Use to Hedge Our Business Risks Default or Fail to Perform, We May Be Exposed to Risks We Had Sought to Mitigate, Which Could Materially Adversely Affect Our Financial Condition and Results of Operations
      We use reinsurance and derivative instruments to mitigate our risks in various circumstances. Reinsurance does not relieve us of our direct liability to our policyholders, even when the reinsurer is liable to us. Accordingly, we bear credit risk with respect to our reinsurers. We cannot assure you that our reinsurers will pay the reinsurance recoverables owed to us now or in the future or that they will pay these recoverables on a timely basis. A reinsurer’s insolvency, inability or unwillingness to make payments under the terms of its reinsurance agreement with us could have a material adverse effect on our financial condition and results of operations.
      In addition, we use derivative instruments to hedge various business risks. We enter into a variety of derivative instruments, including options, forwards, interest rate and currency swaps and options to enter into interest rate and currency swaps with a number of counterparties. If our counterparties fail or refuse to honor their obligations under these derivative instruments, our hedges of the related risk will be ineffective. Such failure could have a material adverse effect on our financial condition and results of operations.

Our Insurance Businesses Are Heavily Regulated, and Changes in Regulation May Reduce Our Profitability and Limit Our Growth
      Our insurance operations are subject to a wide variety of insurance and other laws and regulations. State insurance laws regulate most aspects of our U.S. insurance businesses, and our insurance subsidiaries are regulated by the insurance departments of the states in which they are domiciled and the states in which they are licensed. Our non-U.S. insurance operations are principally regulated by insurance regulatory authorities in the jurisdictions in which they are domiciled and operate.
      State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things:

•	licensing companies and agents to transact business;

•	calculating the value of assets to determine compliance with statutory requirements;

•	mandating certain insurance benefits;

•	regulating certain premium rates;

•	reviewing and approving policy forms;

•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

•	regulating advertising;

•	protecting privacy;

•	establishing statutory capital and reserve requirements and solvency standards;

•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

•	approving changes in control of insurance companies;

•	restricting the payment of dividends and other transactions between affiliates; and

•	regulating the types, amounts and valuation of investments.
      State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, the reserves that we have currently established for these potential liabilities may not be adequate.
      State insurance regulators and the National Association of Insurance Commissioners, or NAIC, regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and, thus, could have a material adverse effect on our financial condition and results of operations.
      The NAIC and several states have recently proposed regulations and/or laws that would prohibit agent or broker practices that have been the focus of recent investigations of broker compensation in the State of New York and elsewhere. The NAIC has adopted a Compensation Disclosure Amendment to its Producers Licensing Model Act which, if adopted by the states, would require disclosure by agents or brokers to customers that insurers will compensate such agents or brokers for the placement of insurance and documented acknowledgement of this arrangement in cases where the customer also compensates the agent or broker. Some larger states, including California and New York, are considering additional provisions that would require the disclosure of the amount of compensation and/or require (where an agent or broker represents more than one insurer) placement of the “best coverage.” We cannot predict how many states, if any, may promulgate the NAIC amendment or similar regulations or the extent to which these regulations may have a material adverse impact on our business.
      Currently, the U.S. federal government does not directly regulate the business of insurance. However, federal legislation and administrative policies in several areas can significantly and adversely affect insurance companies. These areas include financial services regulation, securities regulation, pension regulation, privacy, tort reform legislation and taxation. In addition, various forms of direct federal regulation of insurance have been proposed. These proposals include “The State Modernization and Regulatory Transparency Act,” which would maintain state-based regulation of insurance, but would affect state regulation of certain aspects of the business of insurance, including rates, agent and company licensing and market conduct examinations. We cannot predict whether this or other proposals will be adopted, or what impact, if any, such proposals or, if enacted, such laws, could have on our business, financial condition or results of operations.
      Our international operations are subject to regulation in the jurisdictions in which they operate, which in many ways is similar to that of the state regulation outlined above. Many of our customers and independent sales intermediaries also operate in regulated environments. Changes in the regulations that affect their operations also may affect our business relationships with them and their ability to purchase or distribute our products. Accordingly, these changes could have a material adverse effect on our financial condition and results of operations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business, thus having a material adverse effect on our financial condition and results of operations.
      From time to time, regulators raise issues during examinations or audits of our subsidiaries that could, if determined adversely, have a material impact on us. We cannot predict whether or when regulatory actions may be taken that could adversely affect our operations. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or reserve requirements.

Legal and Regulatory Investigations and Actions Are Increasingly Common in the Insurance Business and May Result in Financial Losses and Harm our Reputation
      We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. In connection with our insurance operations, plaintiffs’ lawyers may bring or are bringing class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, disclosure, administration, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits and breaches of fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, and the damages claimed and the amount of any probable and estimable liability, if any, may remain unknown for substantial periods of time.
      Due to the vagaries of litigation, the outcome of a litigation matter and the amount or range of potential loss at particular points in time may normally be inherently impossible to ascertain with any degree of certainty. Estimates of possible additional losses or ranges of loss for particular matters cannot in the ordinary course be made with a reasonable degree of certainty. Liabilities are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. It is possible that some of the matters could require MetLife, Inc. to pay damages or make other expenditures or establish accruals in amounts that could not be estimated as of a balance sheet date.
      Metropolitan Life and its affiliates are currently defendants in approximately 450 lawsuits raising allegations of improper marketing and sales of individual life insurance policies or annuities. These lawsuits are generally referred to as “sales practices claims.” Metropolitan Life is also a defendant in numerous lawsuits seeking compensatory and punitive damages for personal injuries allegedly caused by exposure to asbestos or asbestos-containing products. These lawsuits are principally based upon allegations relating to certain research, publication and other activities of one or more of Metropolitan Life’s employees during the period from the 1920’s through approximately the 1950’s and have alleged that Metropolitan Life learned or should have learned of certain health risks posed by asbestos and, among other things, improperly publicized or failed to disclose those health risks. Additional litigation relating to these matters may be commenced in the future. The ability of MetLife to estimate its ultimate asbestos exposure is subject to considerable uncertainty due to numerous factors. The availability of data is limited and it is difficult to predict with any certainty numerous variables that can affect liability estimates, including the number of future claims, the cost to resolve claims, the disease mix and severity of disease, the jurisdiction of claims filed, tort reform efforts and the impact of any possible future adverse verdicts and their amounts. The number of asbestos cases that may be brought or the aggregate amount of any liability that MetLife may ultimately incur is uncertain. Accordingly, it is reasonably possible that MetLife’s total exposure to asbestos claims may be greater than the liability recorded by MetLife in its financial statements and that future charges to income may be necessary. The potential future charges could be material in particular quarterly or annual periods in which they are recorded. In addition, Metropolitan Life and MetLife, Inc. have been named as defendants in several lawsuits brought in connection with Metropolitan Life’s demutualization in 2000.
      We are also subject to various regulatory inquiries, such as information requests, subpoenas and books and record examinations, from state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have a material adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have a material adverse effect on our business, financial condition and results of operations, including our ability to attract new customers, retain our current customers and recruit and retain employees. Regulatory inquiries may cause increased volatility in the price of stocks of companies in our industry.
      Recently, the insurance industry has become the focus of increased scrutiny by regulatory and law enforcement authorities concerning certain practices within the insurance industry. This scrutiny includes the commencement of investigations and other proceedings by the New York State Attorney General and other governmental authorities relating to allegations of improper conduct in connection with the payment of, and disclosure with respect to, contingent commissions paid by insurance companies to intermediaries, the solicitation and provision of fictitious or inflated quotes, the use of inducements to brokers or companies in the sale of insurance products and the accounting treatment for finite insurance and reinsurance or other non-traditional or loss mitigation insurance and reinsurance products.
      One possible result of these investigations and attendant lawsuits is that many insurance industry practices and customs may change, including, but not limited to, the manner in which insurance is marketed and distributed through independent brokers and agents. Our business strategy contemplates that we will rely heavily on both intermediaries our internal sales force to market and distribute insurance products. We cannot predict how industry regulation with respect to the use of intermediaries may change. Such changes, however, could adversely affect our ability to implement our business strategy, which could materially affect our growth and profitability.
      Recent industry-wide inquiries also include those regarding market timing and late trading in mutual funds and variable annuity contracts, variable annuity sales practices/exchanges and electronic communication document retention practices. The Securities and Exchange Commission (the “SEC”) has commenced an investigation with respect to market timing and late trading in a limited number of privately-placed variable insurance contracts that were sold through our subsidiary, General American Life Insurance Company (“General American”). In May 2004, General American received a so called “Wells Notice” stating that the SEC staff is considering recommending that the SEC bring a civil action alleging violations of the U.S. securities laws against General American. General American has responded to the Wells Notice, and we are fully cooperating with the SEC with regard to this investigation. TIC has also received inquiries regarding market timing and other matters from the SEC. In addition, new laws and regulations have been enacted affecting the mutual fund industry generally, and it is difficult to predict at this time whether changes resulting from those new laws and regulations will affect our business and, if so, to what degree.
      Other recent industry-wide inquiries include those relating to finite insurance and reinsurance. On May 23, 2005, we received a subpoena from the Office of the Attorney General of the State of Connecticut requesting information regarding our participation in any finite reinsurance transactions. We have also received information requests relating to finite insurance or reinsurance from other regulatory and governmental entities. We believe we have appropriately accounted for these transactions and intend to cooperate fully with these information requests. We believe that a number of other industry participants have received similar requests from various regulatory and investigative authorities. It is reasonably possible that we may receive additional requests. We will fully cooperate with all such requests.
      The Citigroup L&A business is also subject to risk of litigation and regulatory investigations and actions in the ordinary course of operations similar to the risks described above. The legal and regulatory actions pending against the Citigroup L&A business include proceedings, including those specified below, specific to the Citigroup L&A business and others generally applicable to business practices in the industries in which the Citigroup L&A business operates, many of which are the same industries in which we operate. TIC and certain of its affiliates are defendants in a nationwide class action which was certified by the Connecticut Superior Court on May 26, 2004. The class action complaint claims that TIC and certain of its affiliates are in violation of the Connecticut Unfair Trade Practice Statute, and asserts unjust enrichment and civil conspiracy claims. The complaint alleges that Travelers Property Casualty Corporation, TIC’s former affiliate and also a defendant in the class action, purchased a lower amount of structured settlement annuities from TIC than agreed with claimants, and that commissions paid to brokers of structured settlement annuities, including a TIC affiliate, were paid, in part, to Travelers Property Casualty Corporation. On June 15, 2004, TIC and certain of its affiliates appealed the Connecticut Superior Court’s May 26, 2004 class certification order. TIC has been sued in a number of asbestos related claims, vigorously defends itself in these matters and seeks indemnification with respect to these claims from its former affiliates. Other claims may be brought against TIC with respect to its historical business operations.
      We cannot assure you that current claims, litigation, unasserted claims probable of assertion, investigations and other proceedings against us or the Citigroup L&A business will not have a material adverse effect on our business, financial condition or results of operations. It is also possible that related or unrelated claims, litigation, unasserted claims probable of assertion, investigations and proceedings may be commenced in the future, and we could become subject to further investigations and have lawsuits filed or enforcement actions initiated against us. In addition, increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal actions and precedents and industry-wide regulations that could adversely affect our business, financial condition and results of operation. For further details regarding the litigation in which we are involved, see Note 5 to MetLife’s interim condensed consolidated financial statements included in our Form 10-Q for the three months ended March 31, 2005, filed on May 6, 2005, and our Form 8-K filed on May 27, 2005, both incorporated by reference in the accompanying prospectus. For further details regarding the litigation in which the Citigroup L&A business is involved, see our Form 8-K filed on May 13, 2005, which is incorporated by reference in the accompanying prospectus.

Changes in U.S. Federal and State Securities Laws May Affect Our Operations and Our Profitability
      U.S. federal and state securities laws apply to investment products that are also “securities,” including variable annuities and variable life insurance policies. As a result, some of our subsidiaries and the policies and contracts they offer are subject to regulation under these federal and state securities laws. Our insurance subsidiaries’ separate accounts are registered as investment companies under the Investment Company Act of 1940, as amended. Some variable annuity contracts and variable life insurance policies issued by our insurance subsidiaries also are registered under the Securities Act of 1933, as amended (the “Securities Act”). Other subsidiaries are registered as broker-dealers under the Securities Exchange Act of 1934, as amended, and are members of, and subject to, regulation by the National Association of Securities Dealers, Inc. In addition, some of our subsidiaries also are registered as investment advisers under the Investment Advisers Act of 1940, as amended.
      Securities laws and regulations are primarily intended to ensure the integrity of the financial markets and to protect investors in the securities markets or investment advisory or brokerage clients. These laws and regulations generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with those laws and regulations. Changes to these laws or regulations that restrict the conduct of our business could have a material adverse effect on our financial condition and results of operations.

Changes in Tax Laws Could Make Some of Our Products Less Attractive to Consumers
      Changes in tax laws could make some of our products less attractive to consumers. For example, reductions in the federal income tax that investors are required to pay on long-term capital gains and on some dividends paid on stock may provide an incentive for some of our customers and potential customers to shift assets into mutual funds and away from products, including life insurance and annuities, designed to defer taxes payable on investment returns. Because the income taxes payable on long-term capital gains and some dividends paid on stock have been reduced, investors may decide that the tax-deferral benefits of annuity contracts are less advantageous than the potential after-tax income benefits of mutual funds or other investment products that provide dividends and long-term capital gains. A shift away from life insurance and annuity contracts and other tax-deferred products would reduce our income from sales of these products, as well as the assets upon which we earn investment income.
      We cannot predict whether any other legislation will be enacted, what the specific terms of any such legislation will be or how, if at all, this legislation or any other legislation could have a material adverse effect on our financial condition and results of operations.

As a Holding Company, We Depend on the Ability of Our Subsidiaries to Transfer Funds to Us to Pay Dividends and Meet Our Obligations
      We are a holding company for our insurance and financial subsidiaries and do not have any significant operations of our own. Dividends from our subsidiaries and permitted payments to us under our tax sharing arrangements with our subsidiaries are our principal sources of cash to pay stockholder dividends and to meet our obligations. If the cash we receive from our subsidiaries is insufficient for us to fund our debt and other holding company obligations, we may be required to raise cash through the incurrence of debt, the issuance of additional equity or the sale of assets.
      The payment of dividends and other distributions to us by our insurance subsidiaries is regulated by insurance laws and regulations. In general, dividends in excess of prescribed limits are deemed “extraordinary” and require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of ordinary dividends or other payments by our insurance subsidiaries to us if they determine that the payment could be adverse to our policyholders or contractholders. As a result of certain restructuring transactions by Citigroup prior to the closing, all dividends paid by TIC during the first year following the Acquisition would be deemed “extraordinary.” It is possible that TIC and its subsidiary, The Travelers Life and Annuity Company, may be subject to additional restrictions imposed by Connecticut law or the Connecticut Department of Insurance on their ability to pay dividends to us after the Acquisition.
      During the years ended December 31, 2004, 2003 and 2002, we received dividends from our domestic insurance subsidiaries of $1,162 million ($300 million of which were deemed “extraordinary”), $1,721 million ($844 million of which were deemed “extraordinary”) and $929 million ($369 million of which were deemed “extraordinary”), respectively. Based on statutory results as of December 31, 2004, our insurance subsidiaries could pay dividends of approximately $1,186 million to us in 2005 without obtaining regulatory approval. Metropolitan Life and Metropolitan Tower Life Insurance Company recently paid dividends to us in the aggregate amount of $4.1 billion (approximately $3.2 billion of which were deemed “extraordinary”). As a result of these dividends, any further dividend from Metropolitan Life during 2005 will require prior approval from the New York Insurance Department and any further dividend from Metropolitan Tower Life Insurance Company will require prior approval from the Delaware Department of Insurance until the end of 2005 and may require prior approval until the end of May 2006.
      Any payment of interest, dividends, distributions, loans or advances by our subsidiaries to us could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which our foreign subsidiaries operate.

We May Need to Fund Deficiencies in Our Closed Block; Assets Allocated to the Closed Block Benefit Only the Holders of Closed Block Policies
      The plan of reorganization entered into in connection with MetLife’s 2000 demutualization required that we establish and operate an accounting mechanism, known as a closed block, to ensure that the reasonable dividend expectations of policyholders who own certain individual insurance policies of MetLife are met. We allocated assets to the closed block in an amount that will produce cash flows which, together with anticipated revenue from the policies included in the closed block, are reasonably expected to be sufficient to support obligations and liabilities relating to these policies, including, but not limited to, provisions for the payment of claims and certain expenses and taxes, and to provide for the continuation of the policyholder dividend scales in effect for 1999, if the experience underlying such scales continues, and for appropriate adjustments in such scales if the experience changes. We cannot assure that the closed block assets, the cash flows generated by the closed block assets and the anticipated revenue from the policies included in the closed block will be sufficient to provide for the benefits guaranteed under these policies. If they are not sufficient, we must fund the shortfall. Even if they are sufficient, we may choose, for competitive reasons, to support policyholder dividend payments with our general account funds.
      The closed block assets, the cash flows generated by the closed block assets and the anticipated revenue from the policies in the closed block will benefit only the holders of those policies. In addition, to the extent that these amounts are greater than the amounts estimated at the time the closed block was funded, dividends payable in respect of the policies included in the closed block may be greater than they would be in the absence of a closed block. Any excess earnings will be available for distribution over time only to closed block policyholders.

The Continued Threat of Terrorism and Ongoing Military Actions May Adversely Affect the Level of Claim Losses We Incur and the Value of Our Investment Portfolio
      The continued threat of terrorism, both within the United States and abroad, ongoing military and other actions and heightened security measures in response to these types of threats may cause significant volatility in global financial markets and result in loss of life, property damage, additional disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by declines in the equity markets and reduced economic activity caused by the continued threat of terrorism. We cannot predict whether, and the extent to which, companies in which we maintain investments may suffer losses as a result of financial, commercial or economic disruptions, or how any such disruptions might affect the ability of those companies to pay interest or principal on their securities. The continued threat of terrorism also could result in increased reinsurance prices and reduced insurance coverage and potentially cause us to retain more risk than we otherwise would retain if we were able to obtain reinsurance at lower prices. Terrorist actions also could disrupt our operations centers in the United States or abroad. In addition, the occurrence of terrorist actions could result in higher claims under our insurance policies than we had anticipated.

The Occurrence of Events Unanticipated In Our Disaster Recovery Systems and Management Continuity Planning Could Impair Our Ability to Conduct Business Effectively
      In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a computer virus, a terrorist attack or war, unanticipated problems with our disaster recovery systems could have a material adverse impact on our ability to conduct business and on our results of operations and financial condition, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. Despite our implementation of network security measures, our servers could be subject to physical and electronic break-ins, and similar disruptions from unauthorized tampering with our computer systems. In addition, in the event that a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We Face Unforeseen Liabilities Arising from Other Possible Acquisitions and Dispositions of Businesses
      We have engaged in numerous dispositions and acquisitions of businesses in the past, and expect to continue to do so in the future. There could be unforeseen liabilities that arise in connection with the businesses that we may sell or the businesses that we may acquire in the future. In addition, there may be liabilities that we fail, or are unable, to discover in the course of performing due diligence investigations on each business that we have acquired or may acquire.
Risks Relating to the Common Equity Units and Trust Preferred Securities

You Will Bear the Entire Risk of a Decline in the Price of Our Common Stock
      You will have an obligation to buy shares of our common stock pursuant to the stock purchase contract on each stock purchase date at a fixed price. The number of shares of our common stock that you will purchase on each stock purchase date is not fixed, but is based on a settlement rate that will depend on the closing price of our common stock on each day of a specified 20 trading day period for each applicable stock purchase date. The market value of our common stock you will purchase on each stock purchase date may be materially lower than the price that the stock purchase contract requires you to pay. You will bear the entire risk of a decline in the price of our common stock below the reference price. In addition, to the extent that an applicable stock purchase date is delayed after the amount of our common stock to be delivered has been determined, you will bear the risk of a decline in the value of that common stock between the determination date and the applicable stock purchase date.

You Will Receive Only a Portion of any Appreciation in Our Common Stock Price and Only if the Appreciation of Common Stock Exceeds a Specified Threshold
      Your opportunity for equity appreciation afforded by investing in the common equity units will generally be less than if you invested directly in our common stock.
      In particular, on each of the 20 trading days used to calculate the number of shares of our common stock delivered on an applicable stock purchase date, we will apply a formula under which you will receive none of the appreciation in the value of our common stock between the reference price and the threshold appreciation price as of that date and only      % of the appreciation above the threshold appreciation price as of that date.
      In addition, because the amount delivered will be based on the market price on each of the 20 trading days during that period, the shares of our common stock you receive may be worth less than the shares of our common stock you would have received under the formula had the amounts been calculated based on the closing price on the applicable stock purchase date.
      Moreover, to the extent the applicable stock purchase date is delayed after the amount of common stock to be delivered is determined, you will bear the risk of a decline in the value of that common stock between the determination date and the applicable stock purchase date.

If an Applicable Stock Purchase Date is Deferred, the Value of Our Common Stock You Are Required to Purchase May Decline Between the Determination of the Settlement Rate and the Applicable Stock Purchase Date
      Once we have fixed the settlement rate in anticipation of a stock purchase date, the market value of our common stock that you are required to purchase upon settlement of the stock purchase contract may rise or fall with changes in the price of our common stock between the determination of the settlement rate and the applicable stock purchase date. The settlement date can be deferred for up to six months for the applicable stock purchase date for the series A trust preferred securities and can be deferred for up to twelve months for the applicable stock purchase date for the series B trust preferred securities. Even if the price of our common stock subsequently declines, you will be required to purchase a number of shares of our common stock equal to the previously fixed settlement rate.

The Trading Price of Our Common Stock, the General Level of Interest Rates and Our Credit Quality Will Directly Affect the Trading Prices for the Common Equity Units and the Trust Preferred Securities
      The trading prices of the common equity units and the trust preferred securities will be directly affected by, among other things, the trading price of our common stock, interest rates generally and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Our operating results and prospects and economic, financial and other factors will affect trading prices of our common stock and the common equity units and the trust preferred securities. In addition, market conditions can affect the capital markets generally, thereby affecting the price of our common stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the stock purchase contracts and of the other components of the common equity units and the trust preferred securities. The arbitrage could, in turn, negatively affect the trading prices of the common equity units, the trust preferred securities and our common stock.

You May Suffer Dilution of the Common Stock Issuable Upon Settlement of Your Stock Purchase Contract
      The number of shares of our common stock issuable upon settlement of your stock purchase contract is subject to adjustment only for stock splits and combinations, stock dividends and certain other specified transactions. See “Description of the Stock Purchase Contracts — Anti-Dilution Adjustments.” The number of shares of our common stock issuable upon settlement of each stock purchase contract is not subject to adjustment for other events, including employee and director equity grants, regular annual dividends not in excess of $0.46 per share, offerings of shares for cash, or in connection with acquisitions or other transactions which may adversely affect the price of our common stock. The terms of the common equity units do not restrict our ability to offer shares of our common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the common equity units in engaging in any such offering or transaction. If we issue additional shares of our common stock, that issuance may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares of our common stock you are to receive on the applicable stock purchase date to the price of our common stock, such other events may adversely affect the trading price of the common equity units.

You Will Have None of the Rights of Common Stockholders but Will Be Subject to All Changes with Respect to Our Common Stock
      Until you acquire shares of our common stock upon settlement of your stock purchase contract, you will have none of the rights of common stockholders, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the shares of our common stock. The declaration and payment of future dividends by us will be at the discretion of MetLife, Inc.’s board of directors and will depend upon many factors, including our earnings, financial condition, business needs, capital and surplus requirements of our operating subsidiaries and contractual and regulatory restrictions. Only holders of our common stock, not holders of common equity units or trust preferred securities, will receive such dividends. Upon settlement of your stock purchase contract, you will be entitled to exercise the rights of a holder of our common stock only as to actions for which the record date occurs after an applicable stock purchase date and only for that number of shares of our common stock that you receive. For example, in the event that an amendment is proposed to our amended and restated certificate of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the shares of our common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Your Pledged Securities Will Be Encumbered
      Although you will hold beneficial ownership interests in the underlying pledged trust preferred securities or treasury securities, you will pledge those securities with the collateral agent to secure your obligations under the stock purchase contracts. Therefore, for so long as your stock purchase contracts remain in effect, you will not be allowed to withdraw your ownership interest in the pledged trust preferred securities or zero coupon treasury securities from this pledge arrangement, except upon substitution of other securities as described in this prospectus supplement.

The Stock Purchase Contract Agreement Will Not Be Qualified Under the Trust Indenture Act of 1939, as Amended, and the Obligations of the Stock Purchase Contract Agent will be Limited
      The stock purchase contract agreement relating to the common equity units will not be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The stock purchase contract agent under the stock purchase contract agreement, who will act as the agent and attorney-in-fact for the holders of the common equity units, will not be qualified as a trustee under the Trust Indenture Act. Accordingly, you will not have the benefits of the protections of the Trust Indenture Act other than to the extent applicable to the trust preferred securities included in a normal common equity unit, such as those protections identified below or as specified in the stock purchase contract agreement. Under the terms of the stock purchase contract agreement, the stock purchase contract agent will have only limited obligations to the holders of the common equity units.

      If a security is issued under an indenture qualified under the Trust Indenture Act, you as a holder would generally have the following additional protections:

•	the disqualification of the indenture trustee for “conflicting interests” defined in the Trust Indenture Act;

•	provisions that prevent an indenture trustee that is also a creditor of the issuer from improving its own credit position at the expense of you as the security holder immediately before or after an indenture default; and

•	the requirement that the indenture trustee deliver reports at least once a year with respect to the indenture trustee and the securities issued under such indenture.

The Secondary Market for the Common Equity Units and the Trust Preferred Securities May be Illiquid
      We are unable to predict how the common equity units and the trust preferred securities will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the common equity units or the trust preferred securities. Although we will apply to list the normal common equity units on the New York Stock Exchange, we have no obligation or current intention to apply for any separate listing of the stripped common equity units or either series of trust preferred securities on any stock exchange; however, to the extent that either of these securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may cause those securities to be listed on the exchange on which the normal common equity units are then listed, although we are under no obligation to do so. We can give you no assurance as to the liquidity of any market that may develop for the normal common equity units, the stripped common equity units or the trust preferred securities, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that sufficient numbers of normal common equity units are converted to stripped common equity units, the liquidity of the normal common equity units could decrease. It is possible that the normal common equity units, and the stripped common equity units or the trust preferred securities, if they are ever listed, could be delisted from the New York Stock Exchange or such other exchange on which they are then listed or that trading in the normal common equity units, stripped common equity units or the trust preferred securities could be suspended as a result of elections to create stripped common equity units or recreate normal common equity units through the substitution of collateral that causes the number of these securities to fall below the applicable requirements for listing securities on the New York Stock Exchange or such other exchange on which they are then listed.

Upon a Successful Remarketing of a Series of Trust Preferred Securities, the Interest or Accretion Rate May be Reset to a Lower Rate That Will Apply to All Trust Preferred Securities of That Series, Even if You Elected Not to Participate in the Remarketing
      When we attempt to remarket each series of trust preferred securities, the remarketing agent will agree to use its commercially reasonable efforts to sell the trust preferred securities included in the remarketing at a price that results in proceeds, net of any remarketing fee, of at least 100% of their aggregate liquidation amount, plus accrued and unpaid distributions, if any. If interest rates have fallen between the date of this prospectus supplement and the remarketing to a rate that is lower than the then current distribution rate, the remarketing agent may reset the distribution rate on the applicable series of trust preferred securities. If the remarketing is successful, the reset rate will apply to all trust preferred securities of that series, even if they are not included in the remarketing. A lower distribution rate may cause the value of your interest in such series of trust preferred securities to decline.

Delivery of Securities Is Subject to Potential Delay If We Become Subject to a Bankruptcy Proceeding
      Notwithstanding the automatic termination of the stock purchase contracts, if we become the subject of a case under the U.S. Bankruptcy Code, imposition of an automatic stay under Section 362 of the Bankruptcy Code, if applicable, or any court ordered stay may delay the delivery to you of your securities being held as collateral under the pledge arrangement, and such delay may continue until the automatic stay or other stay has been lifted. The automatic stay or other stay will not be lifted until such time as the bankruptcy judge agrees to lift it and return the collateral to you.

The Contract Payments and Payments on Our Junior Subordinated Debt Securities Will be Contractually Subordinated to Our Existing and Future Secured and Senior Debt and Will be Effectively Subordinated to the Obligations of Our Subsidiaries
      Our obligations with respect to contract payments and payments on our junior subordinated debt securities will be subordinate and junior in right of payment to our obligations under our existing and future secured and senior debt. At March 31, 2005, our secured and senior debt totaled approximately $5,700 million, excluding the liabilities of our subsidiaries. We expect to issue additional commercial paper and senior debt as a part of the financing of the Acquisition. See “Use of Proceeds.”
      We receive substantially all of our revenue from dividends from our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. This includes state laws in the United States that grant insurance regulatory authorities broad administrative powers with respect to, among other things, the payment of dividends and other transactions among affiliates. See “— Our Insurance Businesses Are Heavily Regulated and Changes in Regulation May Reduce Our Profitability and Limit Our Growth.” Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the stock purchase contracts or otherwise to make any funds available to us. Accordingly, the contract payments and payments on our junior subordinated debt securities, and therefore the trust preferred securities, effectively will be subordinated to all existing and future liabilities of our subsidiaries.

Dissolution of Either Trust or Both Trusts May Affect the Market Price of the Common Equity Units
      Dissolution of either trust or both trusts may affect the market price of the common equity units. We will have the right to dissolve either trust or both trusts at any time.
      We cannot provide assurance as to the impact on the market price for the common equity units if we dissolve either trust or both trusts and distribute the relevant series of junior subordinated debt securities to holders of the corresponding series of trust preferred securities in exchange for those trust preferred securities. Because certain of the common equity units would then consist of junior subordinated debt securities and stock purchase contracts, you are also making an investment decision with regard to the junior subordinated debt securities if you purchase common equity units and should carefully review all the information regarding the junior subordinated debt securities contained in this prospectus supplement and the accompanying prospectus.

We Guarantee Distributions on Each Series of Trust Preferred Securities Only If the Relevant Trust Has Funds Available
      If you hold any of the trust preferred securities of either series, we will guarantee you, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on such trust preferred securities, to the extent the relevant trust has funds available to make the payment;

•	the redemption price for any such trust preferred securities called for redemption, to the extent the relevant trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the relevant trust, other than in connection with a distribution of the relevant junior subordinated debt securities to holders of the corresponding trust preferred securities, the lesser of (a) the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on such trust preferred securities to the date of payment, to the extent such trust has funds available to make the payment, and (b) the amount of assets of such trust remaining available for distribution to holders of such trust preferred securities upon liquidation of such trust.

      If we do not make a required payment on a series of junior subordinated debt securities, the relevant trust will not have sufficient funds to make the related payment on the corresponding series of trust preferred securities. The related guarantee does not cover payments on such series of trust preferred securities when the relevant trust does not have sufficient funds to make these payments. If we do not pay any amounts on a series of junior subordinated debt securities when due, holders of the corresponding series of trust preferred securities will have to rely on the enforcement by the relevant property trustee of such property trustee’s rights as registered holder of such junior subordinated debt securities, or proceed directly against us for payment of any amounts due on such junior subordinated debt securities.
      Our obligations under the guarantee related to a series of trust preferred securities are unsecured and are subordinated to and junior in right of payment to all of our existing and future secured and senior debt, and rank equal in right of payment with the guarantee related to the other series of trust preferred securities and with all other similar guarantees issued by us.

We May Defer Contract Payments and Interest Payments on Either or Both Series of Junior Subordinated Debt Securities and This May Have an Adverse Effect on the Trading Prices of the Common Equity Units and the Trust Preferred Securities
      We may at our option, and will if directed to do so by the Federal Reserve Board, defer the payment of all or part of the contract payments on the stock purchase contracts forming a part of the common equity units through the applicable stock purchase date. We also have the option to defer interest payments on either or both series of junior subordinated debt securities, in which case the relevant trust would defer distributions on the corresponding trust preferred securities. If we elect to shorten the maturity date of a series of junior subordinated debt securities in connection with a remarketing and, at the time of such remarketing, are deferring interest, we may not elect a maturity date that is earlier than five years after commencement of the deferral period. If we defer any contract payments until the applicable stock purchase date, you will receive additional shares of our common stock or unsecured junior subordinated notes, at our sole discretion, in lieu of a cash payment.
      Because the stock price used to calculate the number of shares of our common stock you are entitled to receive in respect of deferred contract payments may be greater than the market value of our common stock as of the date on which the shares of our common stock are delivered, the market value of the shares of our common stock you may receive in lieu of deferred contract payments may be less than the amount of those deferred contract payments. In addition, any junior subordinated note that we issue to you in satisfaction of deferred contract payments will bear interest at a rate no greater than 10%, which could be less than the then current market rate of interest for similar instruments. If deferral occurs, you will continue to recognize interest income for United States federal income tax purposes in respect of the trust preferred securities or the junior subordinated debt securities in advance of your receipt of any corresponding cash distributions. Furthermore, if the stock purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, the right to receive contract payments and deferred contract payments, if any, will also terminate.

Holders of the Trust Preferred Securities Have Limited Rights Under the Junior Subordinated Debt Securities
      Except as described below, you, as a holder of the trust preferred securities of a series, will not be able to exercise directly any rights with respect to corresponding series of junior subordinated debt securities.
      If an event of default under either trust agreement were to occur and be continuing with respect to the relevant series of trust preferred securities, holders of such trust preferred securities would rely on the enforcement by the relevant property trustee of its rights as registered holder of the corresponding series of junior subordinated debt securities against us. In addition, the holders of a majority in stated liquidation amount of the affected series of trust preferred securities would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the relevant property trustee or to direct the exercise of any trust or power conferred upon such property trustee under the relevant trust agreement, including the right to direct such property trustee to exercise the remedies available to it as the holder of the corresponding series of junior subordinated debt securities.
      Each junior indenture provides that the trustee (as used in this prospectus supplement, the term “trustee” shall have the meaning set forth under “Description of the Junior Subordinated Debt Securities”) must give holders of the applicable series of junior subordinated debt securities notice of any default or event of default within 30 days after it becomes known to the trustee. However, except in the case of a default or an event of default in payment on such series of junior subordinated debt securities, the trustee will be protected in withholding the notice if its responsible officers determine that withholding the notice is in the interest of such holders.
      If the property trustee of a trust were to fail to enforce its rights under the applicable series of junior subordinated debt securities in respect of a junior indenture event of default after a holder of record of the corresponding series of trust preferred securities had made a written request, that holder of record of such trust preferred securities could, to the extent permitted by applicable law, institute a legal proceeding against us to enforce such property trustee’s rights under the applicable series of junior subordinated debt securities. In addition, if we were to fail to pay interest or principal on a series of junior subordinated debt securities on the date that interest or principal is otherwise payable, except for deferrals permitted by the relevant trust agreement and the applicable junior indenture, and this failure to pay were continuing, holders of the corresponding series of trust preferred securities could directly institute a proceeding for enforcement of payment of the principal of, or interest on, that series of junior subordinated debt securities having a principal amount equal to the aggregate stated liquidation amount of such trust preferred securities (a direct action) after the respective due dates specified in the related junior subordinated debt securities. In connection with a direct action, we would have the right under the applicable junior indenture to set off any payment made to that holder by us.

The Property Trustee of Each Trust, as Holder of the Applicable Series of Junior Subordinated Debt Securities, Has Only Limited Rights of Acceleration
      The property trustee of each trust, as holder of the applicable series of junior subordinated debt securities, may accelerate payment of the principal of, or accrued and unpaid interest on, such junior subordinated debt securities only upon the occurrence and continuation of a junior indenture event of default. A junior indenture event of default with respect to a series of junior subordinated debt securities is generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us. There is no right of acceleration under such series of junior subordinated debt securities upon breaches by us of other covenants under the applicable junior indenture or default on our payment obligations under the applicable guarantee.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
FOR METLIFE
      The following table sets forth selected historical consolidated financial information for MetLife. The selected historical consolidated financial information as of and for the years ended December 31, 2004 and 2003 has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, the selected historical consolidated financial information as of and for the year ended December 31, 2002 has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002, and the selected historical consolidated financial information as of and for the years ended December 31, 2001 and 2000 has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2001. This selected consolidated financial information should be read in conjunction with and is qualified by reference to these financial statements and the related notes. The selected historical consolidated financial information at and for the three months ended March 31, 2005 and 2004 has been derived from the unaudited interim condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2005. The following consolidated statements of income and consolidated balance sheet data have been prepared in conformity with GAAP. Some previously reported amounts have been reclassified to conform with the presentation for the three months ended March 31, 2005.

	For the Three
	Months Ended
	March 31,		For the Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

	(In millions)
Statements of Income Data
Revenues:
Premiums	$6,002	$5,386	$22,204	$20,576	$19,021	$16,963	$15,999
Universal life and investment-type product policy fees	791	663	2,868	2,496	2,147	1,889	1,820
Net investment income(1)	3,217	2,939	12,367	11,484	11,139	11,127	10,926
Other revenues	299	313	1,198	1,199	1,166	1,340	2,070
Net investment gains (losses)(1)(2)(3)	(15)	116	175	(551)	(892)	(713)	(444)

Total revenues(4)(5)(6)	10,294	9,417	38,812	35,204	32,581	30,606	30,371

Expenses:
Policyholder benefits and claims	5,962	5,475	22,666	20,812	19,456	18,330	16,764
Interest credited to policyholder account balances	795	738	2,998	3,035	2,950	3,084	2,935
Policyholder dividends	415	425	1,666	1,731	1,803	1,802	1,771
Payments to former Canadian policyholders(7)	—	—	—	—	—	—	327
Demutualization costs	—	—	—	—	—	—	230
Other expenses(1)	1,973	1,851	7,822	7,176	6,869	6,899	7,189

Total expenses(4)(5)(6)(7)	9,145	8,489	35,152	32,754	31,078	30,115	29,216

Income from continuing operations before provision for income taxes	1,149	928	3,660	2,450	1,503	491	1,155
Provision for income taxes(1)(4)(8)	350	290	1,030	620	454	177	363

Income from continuing operations	799	638	2,630	1,830	1,049	314	792
Income from discontinued operations, net of income taxes(1)(4)	188	46	214	413	556	159	161

Income before cumulative effect of a change in accounting	987	684	2,844	2,243	1,605	473	953
Cumulative effect of a change in accounting, net of income taxes	—	(86)	(86)	(26)	—	—	—

Net income	$987	$598	$2,758	$2,217	$1,605	$473	$953

Net income after April 7, 2000 (date of demutualization)							$1,173

	At March 31,	At December 31,

	2005	2004	2003	2002	2001	2000

	(In millions)
Balance Sheet Data
Assets:
General account assets	$276,885	$270,039	$251,085	$217,733	$194,256	$183,912
Separate account assets	85,786	86,769	75,756	59,693	62,714	70,250

Total assets(4)	$362,671	$356,808	$326,841	$277,426	$256,970	$254,162

Liabilities:
Life and health policyholder liabilities(9)	$193,251	$190,847	$176,628	$162,569	$148,395	$140,040
Property and casualty policyholder liabilities	3,192	3,180	2,943	2,673	2,610	2,559
Short-term debt	1,120	1,445	3,642	1,161	355	1,085
Long-term debt	7,414	7,412	5,703	4,411	3,614	2,353
Other liabilities	48,870	44,331	41,020	28,269	21,964	20,396
Separate account liabilities	85,786	86,769	75,756	59,693	62,714	70,250

Total liabilities(4)	339,633	333,984	305,692	258,776	239,652	236,683

Company-obligated mandatorily redeemable securities of subsidiary trusts	—	—	—	1,265	1,256	1,090

Stockholders’ Equity:
Common stock, at par value(10)	8	8	8	8	8	8
Additional paid-in capital(10)	15,043	15,037	14,991	14,968	14,966	14,926
Retained earnings(10)	7,595	6,608	4,193	2,807	1,349	1,021
Treasury stock, at cost(10)	(1,764)	(1,785)	(835)	(2,405)	(1,934)	(613)
Accumulated other comprehensive income (loss)(10)	2,156	2,956	2,792	2,007	1,673	1,047

Total stockholders’ equity	23,038	22,824	21,149	17,385	16,062	16,389

Total liabilities and stockholders’ equity	$362,671	$356,808	$326,841	$277,426	$256,970	$254,162

	At or for the Three
	Months Ended
	March 31,		At or for the Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

	(In millions, except per share data)
Other Data
Net income	$987	$598	$2,758	$2,217	$1,605	$473	$953
Return on equity(11)	N/A	N/A	12.5%	11.5%	9.6%	2.9%	6.3%
Return on equity, excluding accumulated other comprehensive income	N/A	N/A	14.4%	13.1%	10.8%	3.2%	6.5%
Total assets under management	$362,671	$337,013	$356,808	$326,841	$277,426	$256,970	$254,162
Income from Continuing Operations Available to Common Shareholders Per Share(12)
Basic	$1.09	$0.84	$3.51	$2.45	$1.49	$0.42	$1.39
Diluted	$1.08	$0.84	$3.48	$2.42	$1.44	$0.41	$1.37
Income from Discontinued Operations Per Share(12)
Basic	$0.25	$0.06	$0.28	$0.57	$0.79	$0.22	$0.13
Diluted	$0.25	$0.06	$0.28	$0.55	$0.76	$0.21	$0.12
Cumulative Effect of a Change in Accounting Per Share(12)
Basic	$—	$(0.11)	$(0.11)	$(0.04)	$—	$—	$—
Diluted	$—	$(0.11)	$(0.11)	$(0.03)	$—	$—	$—
Net Income Available to Common Shareholders Per Share(12)
Basic	$1.34	$0.79	$3.68	$2.98	$2.28	$0.64	$1.52
Diluted	$1.33	$0.79	$3.65	$2.94	$2.20	$0.62	$1.49
Dividends Declared Per Share	N/A	N/A	$0.46	$0.23	$0.21	$0.20	$0.20

(1)	In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), income related to real estate sold or classified as held-for-sale for transactions initiated on or after January 1, 2002 is presented as discontinued operations. The following table presents the components of income from discontinued real estate operations (see footnote 4):

	For the Three
	Months Ended
	March 31,		For the Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

	(In millions)
Investment income	$72	$106	$373	$455	$630	$563	$214
Investment expense	(33)	(58)	(207)	(253)	(351)	(338)	—
Net investment gains (losses)	18	20	146	420	582	—	—

Total revenues	57	68	312	622	861	225	214
Interest expense	—	2	13	4	—	1	—
Provision for income taxes	20	24	104	226	313	82	78

Income from discontinued operations, net of income taxes	$37	$42	$195	$392	$548	$142	$136

(2)	Net investment gains (losses) exclude amounts related to real estate operations reported as discontinued operations in accordance with SFAS 144.

(3)	Net investment gains (losses) presented include scheduled periodic settlement payments on derivative instruments that do not qualify for hedge accounting under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, of $24 million and $14 million for the three months ended March 31, 2005 and 2004, respectively, and $51 million, $84 million, $32 million and $24 million for the years ended December 31, 2004, 2003, 2002 and 2001, respectively.

(4)	During the third quarter of 2004, the Company entered into an agreement to sell its wholly-owned subsidiary, SSRM Holdings, Inc. (“SSRM”), to a third party, which was sold on January 31, 2005. In accordance with SFAS 144, the assets, liabilities and operations of SSRM have been reclassified into discontinued operations for all periods presented. The following tables present the operations of SSRM:

	For the
	Three
	Months
	Ended
	March 31,		For the Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

	(In millions)
Revenues from discontinued operations	$19	$62	$328	$231	$239	$254	$258
Expenses from discontinued operations	38	55	296	197	225	230	211

Income from discontinued operations, before provision for income taxes	(19)	7	32	34	14	24	47
Provision for income taxes	(5)	3	13	13	6	7	22

Income from discontinued operations, net of income taxes	(14)	4	19	21	8	17	25
Net investment gains, net of income taxes	165	—	—	—	—	—	—

Income from discontinued operations, net of income taxes	$151	$4	$19	$21	$8	$17	$25

	For the Year Ended December 31,

	2004	2003	2002	2001	2000

	(In millions)
General account assets	$379	$183	$198	$203	$228

Total assets	$379	$183	$198	$203	$228

Short-term debt	$19	$—	$—	$—	$—
Long-term debt	—	—	14	14	47
Other liabilities	221	70	78	80	95

Total liabilities	$240	$70	$92	$94	$142

(5)	Includes the following combined financial statement data of Conning Corporation (“Conning”), which was sold in 2001, and MetLife’s interest in Nvest Companies, L.P. (“Nvest”) and its affiliates, which was sold in 2000:

	For the Year
	Ended
	December 31,

	2001	2000

	(In millions)
Total revenues	$32	$605

Total expenses	$33	$580

As a result of these sales, investment gains of $25 million and $663 million were recorded for the years ended December 31, 2001 and 2000, respectively.

(6)	Included in total revenues and total expenses for the year ended December 31, 2002 are $421 million and $358 million, respectively, related to Aseguradora Hidalgo S.A., which was acquired in June 2002.

(7)	In July 1998, Metropolitan Life sold a substantial portion of its Canadian operations to Clarica Life Insurance Company (“Clarica Life”). As part of that sale, a large block of policies in effect with Metropolitan Life in Canada was transferred to Clarica Life, and the holders of the transferred Canadian policies became policyholders of Clarica Life. Those transferred policyholders are no longer policyholders of Metropolitan Life and, therefore, were not entitled to compensation under the plan of reorganization. However, as a result of a commitment made in connection with obtaining Canadian regulatory approval of that sale and in connection with the demutualization, Metropolitan Life’s Canadian branch made cash payments to those who were, or were deemed to be, holders of these transferred Canadian policies. The payments were determined in a manner that is consistent with the treatment of, and fair and equitable to, eligible policyholders of Metropolitan Life.

(8)	Provision for income taxes includes a credit of $145 million for surplus taxes for the year ended December 31, 2000. Prior to its demutualization, Metropolitan Life was subject to surplus tax imposed on mutual life insurance companies under Section 809 of the Internal Revenue Code.

(9)	Policyholder liabilities include future policy benefits and other policyholder funds. Life and health policyholder liabilities also include policyholder account balances, policyholder dividends payable and the policyholder dividend obligation.

(10)	For additional information regarding these items, see Notes 1 and 12 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2004.

(11)	Return on equity is defined as net income divided by average total equity.

(12)	Based on earnings subsequent to the date of demutualization. For additional information regarding net income per share data, see Note 14 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2004.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
      On January 31, 2005, MetLife, Inc. and Citigroup entered into a definitive agreement, pursuant to which MetLife, Inc. agreed to acquire Citigroup L&A for $11.5 billion in consideration, subject to certain closing adjustments and financing arrangements, and receipt of regulatory approvals and satisfaction or waiver of other closing conditions. The Acquisition Agreement provides for Citigroup’s execution of specific transactions to exclude certain assets and liabilities prior to the closing, and these transactions have been reflected in the Citigroup L&A historical combined financial statements as if completed. The Citigroup L&A historical condensed combined financial statements as of and for the three months ended March 31, 2005 and as of and for the year ended December 31, 2004 are included as exhibits to the Current Reports on Form 8-K filed by MetLife on May 27, 2005 and May 13, 2005, respectively.
      The following unaudited pro forma condensed consolidated financial information consolidates the unaudited historical interim condensed consolidated balance sheet at March 31, 2005, the unaudited historical interim condensed consolidated statement of income for the three months ended March 31, 2005 and the historical consolidated statement of income for the year ended December 31, 2004 of MetLife with the unaudited historical interim condensed combined balance sheet at March 31, 2005, the unaudited historical interim condensed combined statement of income for the three months ended March 31, 2005 and the historical combined statement of income for the year ended December 31, 2004 of Citigroup L&A. Those unaudited historical interim condensed financial statements and historical financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The unaudited pro forma condensed consolidated financial information has been prepared using the assumptions described in the notes thereto.
      The unaudited pro forma condensed consolidated financial information below should be read in conjunction with the notes thereto and the unaudited historical interim condensed consolidated financial statements as of and for the three months ended March 31, 2005 of MetLife included in its Quarterly Report on Form 10-Q, as well as the historical consolidated financial statements as of and for the year ended December 31, 2004 of MetLife included in its Annual Report on Form 10-K. The unaudited pro forma condensed consolidated financial information below should also be read in conjunction with the Current Reports on Form 8-K filed by MetLife on May 27, 2005 and May 13, 2005 which include as exhibits: 1) the unaudited historical interim condensed combined financial statements of Citigroup L&A as of and for the three months ended March 31, 2005, and 2) the audited historical combined financial statements of Citigroup L&A as of and for the year ended December 31, 2004, respectively.
      This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the consolidated company that would have actually occurred had the Acquisition been effective during the periods presented or of the future financial position or future results of operations of the consolidated company. The unaudited condensed consolidated financial information as of and for the periods presented may have been different had the companies actually been consolidated as of or during those periods due to, among other factors, possible revenue enhancements, expense efficiencies and integration costs. Additionally, as discussed in Note 1, the actual allocation of the purchase price to the acquired assets and liabilities may vary materially from the assumptions used in preparing the unaudited pro forma condensed consolidated financial information.

MetLife, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2005

	Historical
			Pro Forma	Pro Forma
		Citigroup	Purchase	Financing		Pro Forma
	MetLife	L&A	Adjustments	Adjustments	Notes	Consolidated

	(In millions, except per share data)
			Increase/(decrease)
Assets
Investments:
Fixed maturities available-for-sale, at fair value	$182,519	$44,508	$(88)	$(1,503)	3(a), 3(b)	$225,436
Equity securities, at fair value	2,516	391	—	—		2,907
Mortgage and other loans	31,977	2,349	43	—	3(c)	34,369
Policy loans	8,953	894	5	—	3(d)	9,852
Real estate and real estate joint ventures held-for-investment	3,458	279	127	—	3(e)	3,864
Real estate held-for-sale	848	29	13	(478)	3(f), 3(g)	412
Other limited partnership interests	3,051	1,326	—	—		4,377
Short-term investments	2,551	3,364	—	—		5,915
Trading securities	134	1,081	—	—		1,215
Other invested assets	4,960	338	234	—	3(h)	5,532

Total investments	240,967	54,559	334	(1,981)		293,879
Cash and cash equivalents	3,925	648	(10,623)	10,623	3(i)	4,573
Common stock issuance and distribution	—	—	(1,000)	1,000	3(i)	—
Accrued investment income	2,433	560	—	—		2,993
Premiums and other receivables	7,515	4,146	1,137	—	3(j)	12,798
Deferred policy acquisition costs	13,130	3,035	(3,035)	—	3(l)	13,130
Value of business acquired	1,668	90	2,904	—	3(m), 3(n)	4,662
Goodwill	611	226	4,292	—	3(o), 3(p)	5,129
Other intangible assets	14	—	185	—	3(q)	199
Other assets	6,622	1,617	1	68	3(r), 3(ff), 3(s)	8,308
Separate account assets	85,786	31,052	—	—		116,838

Total assets	$362,671	$95,933	$(5,805)	$9,710		$462,509

Liabilities and Stockholders’ Equity
Liabilities:
Future policy benefits	$100,630	$12,679	$3,008	$—	3(j), 3(ff)	$116,317
Policyholder account balances	85,802	35,633	1,831	—	3(k)	123,266
Other policyholder funds	7,226	1,604	—	—		8,830
Policyholder dividends payable	1,048	—	—	—		1,048
Policyholder dividend obligation	1,737	—	—	—		1,737
Short-term debt	1,120	—	—	1,000	3(t)	2,120
Long-term debt	7,414	(23)	(87)	4,500	3(a), 3(t)	11,804
Shares subject to mandatory redemption	278	—	—	—		278
Current income taxes payable	31	8	50	460	3(ff), 3(g)	549
Deferred income taxes payable	2,414	694	(1,709)	(51)	3(u), 3(g)	1,348
Payables under securities loaned transactions	31,713	2,331	—	—		34,044
Trading securities sold not yet purchased	—	369	—	—		369
Other liabilities	14,434	2,915	(227)	100	3(v), 3(w)	17,222
Separate account liabilities	85,786	31,052	—	—		116,838

Total liabilities	339,633	87,262	2,866	6,009		435,770

Stockholders’ Equity:
Common stock, par value $0.01 per share;	8	—	—	—		8
Additional paid-in capital	15,043	—	—	900	3(t), 3(w)	15,943
Preferred stock, par value $0.01 per share;	—	—	—	—		—
Additional paid-in capital	—	—	—	2,043	3(t)	2,043
Common stock of Citigroup L&A	—	131	(131)	—	3(x)	—
Additional paid-in capital	—	3,138	(3,138)	—	3(x)	—
Retained earnings	7,595	4,238	(4,238)	758	3(x), 3(g)	8,353
Treasury stock, at cost;	(1,764)	—	—	—		(1,764)
Accumulated other comprehensive income	2,156	1,164	(1,164)	—	3(x)	2,156

Total stockholders’ equity	23,038	8,671	(8,671)	3,701		26,739

Total liabilities and stockholders’ equity	$362,671	$95,933	$(5,805)	$9,710		$462,509

See accompanying notes to unaudited pro forma condensed consolidated financial information.

MetLife, Inc.
Unaudited Pro Forma Interim Condensed Consolidated Statement of Income
For the Three Months Ended March 31, 2005

	Historical
			Pro Forma	Pro Forma
		Citigroup	Purchase	Financing		Pro Forma
	MetLife	L&A	Adjustments	Adjustments	Notes	Consolidated

	(In millions, except per share data)
			Increase/(decrease)
Revenues
Premiums	$6,002	$267	$—	$—		$6,269
Universal life and investment-type product policy fees	791	232	(1)	—	3(y)	1,022
Net investment income	3,217	759	(78)	(25)	3(z), 3(aa)	3,873
Other revenues	299	50	(19)	—	3(bb)	330
Net investment gains (losses)	(15)	54	—	—		39

Total revenues	10,294	1,362	(98)	(25)		11,533

Expenses
Policyholder benefits and claims	5,962	320	(10)	—	3(j)	6,272
Interest credited to policyholder account balances	795	371	(62)	—	3(k)	1,104
Policyholder dividends	415	—	—	—		415
Other expenses	1,973	274	(39)	67	3(cc), 3(dd)	2,275

Total expenses	9,145	965	(111)	67		10,066

Income from continuing operations before provision for income taxes	1,149	397	13	(92)		1,467
Provision for income taxes	350	124	4	(32)	3(ee)	446

Income from continuing operations	$799	$273	$9	$(60)		$1,021

Earnings Per Share
Income from continuing operations available to common stockholders
Basic	$1.09					$1.31

Diluted	$1.08					$1.30

Weighted average number of common shares outstanding
Basic	734.0					756.7

Diluted	739.6					762.3

See accompanying notes to unaudited pro forma condensed consolidated financial information.

MetLife, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2004

	Historical		Pro Forma	Pro Forma
			Purchase	Financing		Pro Forma
	MetLife	Citigroup L&A	Adjustments	Adjustments	Notes	Consolidated

	(In millions, except per share data)
			Increase/(decrease)
Revenues
Premiums	$22,204	$1,314	$—	$—		$23,518
Universal life and investment-type product policy fees	2,868	711	34	—	3(y)	3,613
Net investment income	12,367	2,973	(311)	(98)	3(z), 3(aa)	14,931
Other revenues	1,198	161	(83)	—	3(bb)	1,276
Net investment gains	175	14	—	—		189

Total revenues	38,812	5,173	(360)	(98)		43,527

Expenses
Policyholder benefits and claims	22,666	1,529	(36)	—	3(j)	24,159
Interest credited to policyholder account balances	2,998	1,386	(227)	—	3(k)	4,157
Policyholder dividends	1,666	—	—	—		1,666
Other expenses	7,822	1,014	(131)	268	3(cc), 3(dd)	8,973

Total expenses	35,152	3,929	(394)	268		38,955

Income from continuing operations before provision for income taxes	3,660	1,244	34	(366)		4,572
Provision for income taxes	1,030	343	83	(128)	3(ee)	1,328

Income from continuing operations	$2,630	$901	$(49)	$(238)		$3,244

Earnings Per Share
Income from continuing operations available to common stockholders
Basic	$3.51					$4.04

Diluted	$3.48					$4.01

Weighted average number of common shares outstanding
Basic	749.7					772.4

Diluted	754.8					777.5

See accompanying notes to unaudited pro forma condensed consolidated financial information.

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

1.	Basis of Presentation
      The unaudited pro forma condensed consolidated financial information gives effect to the proposed acquisition as if it had occurred at March 31, 2005 for the purposes of the unaudited pro forma condensed consolidated balance sheet and at January 1, 2004 for the purposes of the unaudited pro forma condensed consolidated statements of income. The unaudited pro forma condensed consolidated financial information has been prepared by MetLife’s management and is based on MetLife’s historical consolidated financial statements and Citigroup L&A’s historical combined financial statements, which have been prepared by Citigroup. Certain amounts from Citigroup L&A’s historical combined financial statements have been reclassified to conform to the MetLife presentation. In accordance with Article 11 of Regulation S-X, discontinued operations and cumulative effects of changes in accounting and the related earnings per share data have been excluded from the presentation of the unaudited pro forma condensed consolidated statements of income.
      This unaudited pro forma condensed consolidated financial information is prepared in conformity with accounting principles generally accepted in the United States of America. The unaudited pro forma condensed consolidated balance sheet at March 31, 2005 and the unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2005 and for the year ended December 31, 2004 have been prepared using the following information:

(a) Unaudited historical interim condensed consolidated financial statements of MetLife as of and for the three months ended March 31, 2005;

(b) Unaudited historical interim combined financial statements of Citigroup L&A as of and for the three months ended March 31, 2005;

(c) Audited historical consolidated financial statements of MetLife as of and for the year ended December 31, 2004;

(d) Audited historical combined financial statements of Citigroup L&A as of and for the year ended December 31, 2004; and

(e) Such other supplementary information as considered necessary to reflect the Acquisition in the unaudited pro forma condensed consolidated financial information.
      Some previously reported amounts have been reclassified to conform with the presentation for the three months ended March 31, 2005.
      The pro forma adjustments reflecting the Acquisition of Citigroup L&A under the purchase method of accounting are based on certain estimates and assumptions. The pro forma adjustments may be revised as additional information becomes available. The actual adjustments upon consummation of the Acquisition and the allocation of the purchase price of Citigroup L&A will depend on a number of factors, including additional financial information available at such time, changes in values and changes in Citigroup L&A’s operating results between the date of preparation of this unaudited pro forma condensed consolidated financial information and the effective date of the Acquisition. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. MetLife’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.
      The excess of the purchase price over the estimated fair value of the net assets acquired, including identifiable intangible assets, has been allocated to goodwill. The unaudited pro forma condensed consolidated financial information does not include the anticipated financial benefits or expenses from such items as

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)
expense efficiencies or revenue enhancements arising from the Acquisition nor does the unaudited pro forma condensed consolidated financial information include the portion of restructuring and integration costs to be incurred by MetLife.
      The unaudited pro forma condensed consolidated financial information is not intended to reflect the results of operations or the financial position that would have resulted had the Acquisition been effected on the dates indicated, or the results that may be obtained by the consolidated company in the future. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the notes thereto and the unaudited historical interim condensed consolidated financial statements as of and for three months ended March 31, 2005 of MetLife included in its Quarterly Report on Form 10-Q, as well as the historical consolidated financial statements as of and for the year ended December 31, 2004 of MetLife included in its Annual Report on Form 10-K. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with the Current Reports on Form 8-K filed by MetLife on May 27, 2005 and May 13, 2005 which include as exhibits: 1) the unaudited historical interim condensed combined financial statements of Citigroup L&A as of and for the three months ended March 31, 2005 and 2) the audited historical combined financial statements of Citigroup L&A as of and for the year ended December 31, 2004, respectively.

2.	Purchase Price and Financing Considerations
      Pursuant to the Acquisition Agreement, MetLife, Inc. will pay Citigroup $11.5 billion in consideration for all of the outstanding shares of capital stock held by Citigroup and its affiliates, of certain of the domestic and international insurance subsidiaries of Citigroup, constituting the Citigroup L&A business. The Acquisition Agreement provides for Citigroup’s execution of specific transactions to exclude certain assets and liabilities prior to the closing, and these transactions have been reflected in the Citigroup L&A historical combined financial statements as if completed. The closing is expected to occur during the summer of 2005. This purchase price is subject to certain adjustments at closing, including adjustments based on differences between estimated and actual equity at closing and agreed-upon minimum risk based capital (“RBC”) levels. The potential purchase price adjustments are more fully described in the Acquisition Agreement.
      Under the terms of the Acquisition Agreement, MetLife, Inc. may, at its discretion, issue up to $3 billion of its stock to Citigroup as part of the funding of the purchase price. The remainder of the purchase price must be paid in cash. The financing related to the cash portion of the purchase price will be finalized immediately prior to the closing of the transaction and may include the use of short-term bridge financing.
      The unaudited pro forma condensed consolidated financial information included herein reflects management’s best estimate of the forms and amounts of financing at the time this unaudited pro forma condensed consolidated financial information was prepared. The actual form of financing of the Acquisition may involve different forms of financing and/or different amounts of the same financing vehicles. These differences in form and amount of financing could result in materially different pro forma adjustments than those presented in this unaudited pro forma condensed consolidated financial information. The actual financing forms and amounts of financing will not be determined until shortly before the closing date of the Acquisition. The unaudited pro forma condensed consolidated financial information presented herein assumes the following:

(i) MetLife, Inc. will issue $1 billion, 22.7 million shares, of common stock to Citigroup in the transaction. For purposes of computing the number of shares of common stock to be issued to Citigroup, the price of the MetLife, Inc.’s common stock to be issued is assumed to be $44.06 per common share, which represents the average closing price of MetLife, Inc.’s common stock on the New York Stock Exchange for the ten-day period ending June 10, 2005. The impact on pro forma earnings per share of issuing the maximum amount, $3 billion, of consideration in common stock is described in Note 4. The number of shares to be issued for purposes of that calculation was computed using the same average closing price as described above.

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

(ii) The remaining $10.5 billion of purchase price will be paid to Citigroup in cash and will be funded by MetLife in part through:

a) The sale of a real estate property and fixed maturity securities. The unaudited pro forma condensed consolidated statements of income reflect the reduction in investment income from the sale of fixed maturity securities but do not reflect a reduction of investment income from the sale of real estate property as such investment income is reported as discontinued operations. The unaudited pro forma condensed consolidated statements of income do not reflect the gains/(losses) on the sale of real estate property or fixed maturity securities as such gains/(losses) would be reported as discontinued operations or are sales that would not be part of the normal course of business.

b) The issuance of commercial paper and offerings of various forms of securities including senior debt, mandatorily convertible common equity units, and preferred stock. The unaudited pro forma condensed consolidated statements of income reflect the impact of these financing arrangements using MetLife’s current anticipated borrowing and dividend rates for such types of securities.

These assumptions are made based on the best information available at the time the unaudited pro forma condensed consolidated financial information was prepared. Changes in risk-free interest rates and credit spreads could change the assumed borrowing and dividend rates for such types of securities.

c) Bridge financing which would be a short-term substitution for some or all of the longer term financing alternatives may be considered. The amount and term of the bridge financing will depend upon the timing of the closing of the transaction in combination with market access and market conditions at such time.

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)
      For purposes of presentation in the unaudited pro forma condensed consolidated financial information, the financing of the Acquisition and allocation of purchase price is assumed to be as follows:

				Expected
		Range of		Annual	Expected Interest/
	Anticipated	Potential		Interest/	Dividend(4)(5)
	Financing	Financing		Dividend
	Amount	Amounts		Rate(4)(5)	Annual	Quarterly

	(In millions)	(In millions)		(%)	(In millions)	(In millions)
Sources:
Cash	$3,148	$2,500 – 3,500		(1)(2)	(1)(2)	(1)(2)
Debt	3,700	3,000 – 5,000		2.85 – 6.00%	$174	$43
Mandatorily convertible common equity units	1,800	1,800 – 2,800		3.50 – 4.50%	$72	$18
Preferred stock	2,100	2,100 – 2,415	(6)	4.00 – 6.50%	$122	$30
MetLife, Inc. common stock	1,000	1,000 – 3,000		(3)	(3)	(3)

Total sources of funds	$11,748

Uses:
Debt and equity issuance costs — See pro forma adjustments 3(s) and 3(t) in Note 3	$125

Other transaction costs — See pro forma adjustment 3(i) in Note 3	123
Purchase price paid to Citigroup	11,500

Total purchase price	11,623

Total uses of funds	$11,748

Purchase Price Allocation:
Total purchase price	$11,623

Net balance sheet assets acquired at March 31, 2005:
Carrying value of net balance sheet assets prior to the Acquisition	8,671
Estimated fair value adjustments	(1,566)

Estimated fair value of net balance sheet assets acquired	7,105

Goodwill	$4,518

(1)	A real estate property with a carrying value of $478 million was sold on May 4, 2005 for $1,720 million, resulting in a gain of $758 million, net of current income taxes payable of $460 million, deferred income taxes of $(51) million and transaction costs of $75 million. The real estate was sold to facilitate the funding of the Acquisition. Net investment income on such real estate property was $67 million for the year ended December 31, 2004 and $16 million during the three months ended March 31, 2005. The sale of the real estate property is reflected as a pro forma adjustment in the unaudited pro forma condensed consolidated balance sheet. The unaudited pro forma condensed consolidated statements of income have not been adjusted to reflect a reduction in the related net investment income or to reflect the gain on the

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

sale of such real estate property as both would be reported as discontinued operations. See pro forma adjustment 3(g).

(2)	Fixed maturities with a carrying value of $1,503 million have been assumed sold to fund the purchase price. The net investment income on such fixed maturities of $98 million for the year ended December 31, 2004 was computed based upon the average yield of fixed maturities of 6.55% during 2004. The sale of the fixed maturities and the elimination of one-fourth of the related annual net investment income, $25 million for the three months ended March 31, 2005, are reflected as pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of income, respectively. Any gains/(losses) realized on the sale of such investments would not be part of the normal course of business and, as such, have not been reflected in the accompanying unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2005. See pro forma adjustment 3(b). The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2004 reflects the reduction of investment income related to the sale of the fixed maturity securities but does not reflect the gains/(losses) on the sale of such fixed maturity securities as such gains/(losses) are on sales that would not be part of the normal course of business.

(3)	Common stock dividend rates are set annually and are not reflected in the unaudited pro forma condensed consolidated financial information.

(4)	Debt and preferred stock may be issued in one or more series. Debt securities are expected to consist of a combination of instruments with varying maturities and interest rates, which may be fixed or floating. The preferred stock consists of $1,500 million of fixed rate and $600 million of floating rate issuances.

The ranges of interest and dividend rates noted above, which have been used to calculate the impact of the financing on the unaudited pro forma condensed consolidated financial information, reflect the range associated with such potential issuances and are based on MetLife’s borrowing rates to the date of this prospectus supplement. The actual interest and dividend rates may differ from those estimated above.

The range of interest rates presented above relative to the mandatorily convertible common equity units (“MCCEUs”) reflects only the interest rate on the debt portion of such securities. The rate on the MCCEUs presented above does not reflect the contractual payment rate on the forward share purchase contract associated with such securities, which has been assumed to be 2%, and is reflected on a discounted basis as a $100 million reduction in additional paid-in capital. The discount of such contractual payments is amortized into income over the estimated three year term of such contracts.

MetLife’s borrowing rates are sensitive to changes in risk-free rates and credit spreads. An increase or decrease in composite interest rates of one-quarter of a percent on debt issuances would result in a change in annual interest expense of $14 million ($4 million quarterly). Preferred dividends would change by $5 million ($1 million quarterly) as a result of a one-quarter of a percent change in dividend rates and the related impact on earnings per share would be minor.

(5)	In addition to the financing alternatives shown above, MetLife, Inc. entered into a $7 billion senior bridge credit facility with Bank of America N.A. Funding under the senior bridge credit facility, if it occurs, may occur in up to two parts, so long as the first funding relates to the acquisition of not less than 80% of the value of the assets contemplated to be acquired pursuant to the Acquisition Agreement. The net cash proceeds of certain of the financing alternatives shown above will be used to repay or reduce the amount available under the senior bridge credit facility. Loans under the senior bridge credit facility may be base rate loans or eurodollar rate loans. Base rate loans bear interest at the higher of (i) the Federal Funds Rate plus 1/2 of 1%, and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America N.A. as its prime rate. Eurodollar rate loans bear interest at LIBOR divided by 1.00 minus the reserve percentage in effect under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

requirement with respect to eurocurrency funding. Any amounts borrowed under the senior bridge credit facility must be repaid by the 364th day after the earlier of (i) the seventh day prior to the first closing date of the Acquisition, and (ii) June 24, 2005. As the bridge financing is expected to be temporary in nature, it would be a substitute for certain of the aforementioned financing alternatives, and would bear a short-term interest rate; therefore, no additional interest expense has been reflected in the accompanying unaudited pro forma condensed consolidated financial information.

(6)	The range of potential financing amount was determined by the aggregate face value of $600 million of series A preferred shares to be issued on June 13, 2005 and $1,500 million of series B preferred shares to be issued on June 16, 2005 plus the underwriters’ option to purchase additional series A preferred shares and series B preferred shares in the aggregate amount of $315 million.

MetLife, Inc. will disclose the final amount of net proceeds in a subsequent filing if this option is exercised.
      The purchase price is allocated to balance sheet assets acquired (including identifiable intangible assets arising from the Acquisition) and liabilities assumed based on their estimated fair value. The fair value adjustments to the Citigroup L&A historical condensed combined balance sheet in connection with the Acquisition are described below in Note 3. The excess of the total purchase consideration over the estimated fair value of the net assets acquired, together with capitalized costs, is allocated to goodwill.

3.	Pro Forma Adjustments

Adjustments
      As discussed above, these pro forma adjustments are based on certain estimates and assumptions made as of the date of the unaudited pro forma condensed consolidated financial information. The actual adjustments will depend on a number of factors, including changes in the estimated fair value of net balance sheet assets and operating results of Citigroup L&A between the dates presented and the effective date of the Acquisition. MetLife expects to make such adjustments at the effective date of the Acquisition. These adjustments may be different from the adjustments made to prepare the unaudited pro forma condensed consolidated financial information and such differences may be material.

(a)	Elimination of the fair value of $88 million in fixed maturities available-for-sale held by Citigroup and issued by MetLife, Inc. and the related historical cost of the debt securities issued by MetLife of $87 million at March 31, 2005. The related interest expense to MetLife, Inc. and interest income to Citigroup L&A of $2 million and $8 million for the three months ended March 31, 2005 and for the year ended December 31, 2004, respectively, has also been eliminated in the accompanying unaudited pro forma condensed consolidated statements of income.

(b)	Sale by MetLife, Inc. of fixed maturities available-for-sale with a carrying value of $1,503 million to fund the Acquisition of Citigroup L&A. The unaudited pro forma condensed consolidated statement of income reflects a reduction in net investment income as a result of the assumption that the sale of such fixed maturity securities would have occurred at the beginning of 2004. The net investment income foregone is computed based upon the average yield of fixed maturities of 6.55% in 2004. Net investment income of $25 million and $98 million, respectively, has been eliminated from the accompanying unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2005 and for the year ended December 31, 2004. Any gains/losses on the sale of such investments would not be part of the normal course of business and, as such, have not been reflected in the accompanying unaudited pro forma condensed consolidated statements of income.

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

(c)	Fair value adjustment of $43 million for the difference between the estimated fair value and carrying value of Citigroup L&A’s investment in mortgage and other loans. Related amortization of the fair value adjustment is estimated to be $4 million and $15 million for the three months ended March 31, 2005 and for the year ended December 31, 2004, respectively, in the unaudited pro forma condensed consolidated statements of income.

(d)	Fair value adjustment of $5 million for the difference between the estimated fair value and carrying value of Citigroup L&A’s investment in policy loans. Related amortization of the fair value adjustment is immaterial for the three months ended March 31, 2005 and $1 million for the year ended December 31, 2004 in the unaudited pro forma condensed consolidated statements of income.

(e)	Fair value adjustment of $127 million relates to Citigroup L&A’s investment in real estate and real estate joint ventures held-for-investment. Related amortization of the fair value adjustment resulting in a reduction in net investment income is estimated at $1 million and $5 million for the three months ended March 31, 2005 and for the year ended December 31, 2004, respectively, in the unaudited pro forma condensed consolidated statements of income.

(f)	Fair value adjustment of $13 million relates to Citigroup L&A’s investment in real estate held-for-sale. No related amortization of the fair value adjustment was estimated to have occurred during the three months ended March 31, 2005 and the year ended December 31, 2004 as such amortization was immaterial.

(g)	A real estate property with a carrying value of $478 million was sold on May 4, 2005 for $1,720 million, resulting in a gain of $758 million, net of current income taxes payable of $460 million, deferred income taxes of $(51) million and transaction costs of $75 million. The real estate property was sold to facilitate the funding of the Acquisition. The sale of the real estate property is reflected as a pro forma adjustment in the unaudited pro forma condensed consolidated balance sheet; however, the unaudited pro forma condensed consolidated statements of income have not been adjusted to reflect a reduction in the related net investment income or to reflect the gain on the sale of such real estate property as both would be reported as discontinued operations. The gain has been reflected as an increase in stockholders’ equity in the accompanying unaudited pro forma condensed consolidated balance sheet.

(h)	Fair value adjustment of $234 million for the difference between the estimated fair value and carrying value of Citigroup L&A’s investment in other invested assets — principally the purchase accounting adjustment related to the elimination of the historical deferred policy acquisition costs and the establishment of value of business acquired (“VOBA”) related to certain joint ventures acquired. Related amortization of the fair value adjustment is estimated at $3 million and $9 million, for the three months ended March 31, 2005 and for the year ended December 31, 2004, respectively, and is reflected as a reduction in other revenues in the unaudited pro forma condensed consolidated statements of income.

(i)	The pro forma financing adjustment represents the cash and cash equivalent position of $10,623 million resulting from the issuance of the commercial paper, senior debt, MCCEUs and preferred stock, as well as the sale of real estate and fixed maturity securities. The common stock issuance of $1,000 million is reflected separately from the cash financing sources in the pro forma financing adjustments column. The remittance to Citigroup of $10,500 million of cash and $1,000 million in common stock to acquire Citigroup L&A, plus transaction costs to other parties, is reflected in the pro forma purchase adjustments column.

The transaction costs of $123 million represent an estimate of the costs that the Company expects to incur over a two year period. These costs consist primarily of investment banker and legal fees,

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

severance payments, relocation costs, lease terminations, and closing of facilities of Citigroup L&A and have been included in the purchase price. Actual costs may vary from such estimates.

(j)	The pro forma purchase adjustment of $1,137 million is comprised of an adjustment of $1,571 million to reinsurance recoverable representing an increase in reinsurance recoverable for benefits ceded to reinsurers and was computed using the same assumptions that were used to determine the purchase accounting adjustment to the liability for future policy benefits offset by the elimination of the reinsurance recoverable on the liability for future policy benefits of $434 million between MetLife and TIC, related to a reinsurance agreement between the two entities which will become an intercompany arrangement upon acquisition.

The pro forma purchase adjustment of $3,008 million is comprised of an adjustment to the liability for future policy benefits of $3,222 million representing the difference between the Citigroup L&A carrying value of such liabilities and the purchase accounting basis of such liabilities using current assumptions, plus an adjustment of $212 million related to Citigroup L&A’s Argentinean operations as described in pro forma adjustments 3(ff)(i) and (ii), and offset by the elimination of reinsurance recoverable on the liability for future policy benefits of $426 million between MetLife and TIC.

Amortization of the adjustment to the liability for future policy benefits resulted in a decrease in policyholder benefits and claims of $10 million and $36 million for the three months ended March 31, 2005 and for the year ended December 31, 2004, respectively.

(k)	The adjustment to policyholder account balances of $1,831 million represents the adjustment of Citigroup L&A’s carrying value to amounts based on expected liability cash flows discounted at current crediting rates.

Interest credited to policyholder account balances for the three months ended March 31, 2005 and for the year ended December 31, 2004 decreased by $62 million and $227 million, respectively, as a result of the revaluation of policyholder account balances.

(l)	Elimination of Citigroup L&A’s historical deferred policy acquisition costs of $3,035 million, and related amortization of $108 million and $394 million for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively.

(m)	Elimination of Citigroup L&A’s historical VOBA of $90 million and related amortization of $2 million and $10 million for the three months ended March 31, 2005 and for the year ended December 31, 2004, respectively.

(n)	The VOBA reflects the estimated fair value of in-force contracts and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from the life insurance and annuity contracts in force at the Acquisition date. VOBA is based on actuarially determined projections, by each block of business, of future policy and contract charges, premiums, mortality and morbidity, separate account performance, surrenders, operating expenses, investment returns and other factors. Actual experience on the purchased business may vary from these projections. An 11.5% discount rate is used to value VOBA.

VOBA is amortized in relation to estimated gross profits or premiums, depending on product type. If estimated gross profits or premiums differ from expectations, the amortization of VOBA is adjusted to reflect actual experience. At March 31, 2005, the VOBA balance is estimated at $2,994 million. The estimated amortization for the three months ended March 31, 2005 and for the year ended December 31, 2004 is $73 million and $283 million, respectively.

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)
The following table provides an estimated amortization of the pro forma consolidated VOBA from 2005 to 2009:

(In millions)
Nine months ended December 31, 2005	$233
2006	$307
2007	$292
2008	$268
2009	$242

(o)	Elimination of Citigroup L&A’s historical goodwill of $226 million.

(p)	Represents the goodwill of $4,518 million arising from the transaction. See computation in Note 2.

(q)	Represents the recognition of identifiable other intangible assets, comprised of the Citigroup L&A distribution agreements and customer relationships acquired as a part of the purchase. The estimated fair value of the distribution agreements and customer relationships are $173 million and $12 million, respectively, for a total of $185 million. The identifiable other intangibles will be amortized in relation to the expected economic benefits of the agreement. The estimated amortization for the three months ended March 31, 2005 is immaterial and for the year ended December 31, 2004 is $3 million.

(r)	Fair value adjustment of $1 million for the difference between the estimated fair value and carrying value of Citigroup L&A’s other assets of $24 million and a recoverable from Citigroup of $25 million as described in pro forma adjustment 3(ff)(iii).

The estimated amortization for the three months ended March 31, 2005 is immaterial and for the year ended December 31, 2004 is $5 million.

(s)	The pro forma financing adjustment represents the costs associated with the issuance of commercial paper, senior debt and MCCEUs of $68 million. For the three months ended March 31, 2005 and the year ended December 31, 2004, approximately $5 million and $18 million of such costs are assumed to be amortized, respectively.

(t)	The pro forma financing adjustment to debt represents the issuance of $1,000 million of commercial paper, $2,700 million of senior debt, and $1,800 million of MCCEUs as described in Note 2. Related interest expense is also described in Note 2. Related debt issuance costs, and their amortization, are described in pro forma adjustment 3(s).

The pro forma financing adjustment to equity represents the issuance of $1,000 million of common stock to Citigroup and $2,100 million of preferred shares as described in Note 2. The estimated present value of the contractual payments to be made under the variable share forward contract of $100 million described in pro forma adjustment 3(w) has been reflected as a reduction in the carrying value of the common stock. Costs of $57 million associated with the issuance of the preferred stock have been reflected as a reduction of their carrying value.

(u)	Deferred income taxes are adjusted to reflect the income tax effects of the pro forma purchase adjustments and the adjustment of the tax basis of the assets and liabilities acquired as a result of an election under Internal Revenue Code Section 338. The net effect of such adjustments is $1,709 million. The deferred income tax asset is reduced by a valuation allowance of $115 million related to operations in Argentina.

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

(v)	The pro forma purchase adjustment of $227 million consists of the fair value adjustment to decrease other liabilities for the difference between the estimated fair value and carrying value of Citigroup L&A’s other liabilities.

(w)	The pro forma financing adjustment of $100 million records the estimated present value of the contractual payments to be made under the terms of the variable share forward contract component of the MCCEUs. Also, a pro forma financing adjustment of $1 million and $4 million for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively, has been made to record accretion on the accrued balance. See Note 2 for further discussion of the terms of the MCCEUs.

(x)	Elimination of Citigroup L&A’s historical equity balances.

(y)	The pro forma purchase adjustment of $1 million for the three months ended March 31, 2005 represents a reclassification of $10 million in surrender fees from other revenues to universal life and investment-type policy fees offset by the elimination of $11 million in amortization of deferred policy fees resulting from the elimination of such deferred revenue, included within the other liabilities pro forma adjustment 3(v). The pro forma purchase adjustment of $34 million for the year ended December 31, 2004 represents a reclassification of $47 million in surrender fees from other revenues to universal life and investment-type policy fees offset by the elimination of $13 million in amortization of deferred policy fees resulting from the elimination of such deferred revenue.

(z)	Decrease in net investment income relates to pro forma purchase adjustments for the three months ended March 31, 2005 and the year ended December 31, 2004 as follows:

			For the three
			months ended	For the year ended
			March 31, 2005	December 31, 2004

			(In millions)
1)	Amortization of the increase in fair value of fixed maturity available-for-sale		$(71)	$(282)
2)	Amortization of the increase in fair value of mortgage loans	3(c)	(4)	(15)
3)	Amortization of the increase in fair value of policy loans	3(d)	—	(1)
4)	Amortization of the increase in real estate held-for-investment	3(e)	(1)	(5)
5)	Elimination of investment income on the MetLife securities held by Citigroup	3(a)	(2)	(8)

			$(78)	$(311)

(aa)	Decrease in net investment income relating to the elimination of the investment income on fixed maturity securities of $25 million and $98 million for the three months ended March 31, 2005 and for the year ended December 31, 2004, respectively, as described in pro forma adjustment 3(b).

(bb)	The pro forma purchase adjustment of $19 million for the three months ended March 31, 2005 represents a reclassification of $10 million in surrender fees from other revenues to universal life and investment-type policy fees, plus the elimination of $6 million in amortization of deferred

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

ceding commission income resulting from the elimination of such deferred revenue, included within the other liabilities adjustment in pro forma purchase adjustment 3(v), and the amortization of the fair value of other invested assets of $3 million as described in pro forma adjustment 3(h). The pro forma purchase adjustment of $83 million for the year ended December 31, 2004 represents a reclassification of $47 million in surrender fees from other revenues to universal life and investment-type policy fees, plus the elimination of $27 million in amortization of deferred ceding commission income resulting from the elimination of such deferred revenue, and the amortization of the fair value of other invested assets of $9 million.

(cc)	Decrease in other expenses relates to pro forma purchase adjustments for the three months ended March 31, 2005 and the year ended December 31, 2004 is as follows:

			For	For
			the three months ended	the year ended
			March 31, 2005	December 31, 2004

			(In millions)
1)	Elimination of intercompany interest expense	3(a)	$(2)	$(8)
2)	Elimination of amortization on historical deferred policy acquisition costs	3(l)	(108)	(394)
3)	Elimination of historical amortization of VOBA	3(m)	(2)	(10)
4)	Amortization of VOBA	3(n)	73	283
5)	Amortization of other intangible assets	3(q)	—	3
6)	Amortization of other adjustments		—	(5)

			$(39)	$(131)

(dd)	The pro forma financing adjustment of $67 million for the three months ended March 31, 2005 represents interest expense on financing of transaction of $61 million as disclosed in Note 2, amortization of debt issuance costs of $5 million in pro forma financing adjustment 3(s) and $1 million in accretion on accrued contractual payments on MCCEUs in pro forma financing adjustment 3(w). The pro forma financing adjustment of $268 million for the year ended December 31, 2004 represents interest expense on financing of transaction of $246 million as disclosed in Note 2, amortization of debt issuance costs of $18 million in pro forma financing adjustment 3(s) and $4 million in accretion on accrued contractual payments on MCCEUs.

(ee)	Represents the income tax effect of all unaudited pro forma condensed consolidated statement of income adjustments using a tax rate of 35% for the three months ended March 31, 2005 and for the year ended December 31, 2004. The year ended December 31, 2004 also includes an adjustment of $71 million to eliminate certain tax items which are not relevant to that pro forma presentation.

(ff)	As a part of the Acquisition, MetLife will acquire Citigroup L&A’s insurance operations in Argentina. The Argentinean economic, regulatory and legal environment, including interpretation of laws and regulations by regulators and courts, is uncertain. Potential legal or governmental actions related to pension reform, fiduciary responsibilities, performance guarantees and tax rulings could adversely affect the results of the combined company as reflected in the accompanying unaudited pro forma interim condensed consolidated financial information.

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

Upon acquisition there are certain liabilities which will be established in purchase accounting as follows (subject to any adjustments to reflect changes in Citigroup L&A’s closing balance sheet):

(i)	In order to conform to MetLife’s interpretation of applicable Argentine law, death and disability liabilities will increase by an estimated $107 million in Citigroup L&A’s managed pension business in Argentina. This increase reflects additional death and disability claims that have occurred through March 31, 2005 but had not yet been approved by the Argentine regulator. MetLife’s policy has been to accrue a liability for incurred claims in excess of the claims-made amounts, reflecting management’s belief that applicable Argentine law does not relieve the managed pension business from providing for such additional claims. The accrued liability recorded by Citigroup L&A as of March 31, 2005 reflects Citigroup’s belief that the managed pension business is only obligated under applicable Argentine law to provide group claims-made coverage to the managed pension business customers.

(ii)	An additional liability of $105 million will be established related to litigation and an impending Supreme Court of Justice of Argentina ruling in connection with the pesification of certain policyholder liabilities from U.S.-dollar-denominated insurance policies in January 2002 when the Argentina government converted all foreign currency denominated financial contracts to Argentinean pesos.

The unaudited historical condensed combined financial statements of Citigroup L&A reflect a liability for future policy benefits for the affected insurance policies based on a conversion ratio of one Argentine peso to one U.S. dollar adjusted by CER (inflation index), which is the conversion ratio specified by the conversion law and implementing regulations for these policies. However, throughout the country and affecting all insurance companies, policyholders have challenged the legality of the conversion of their policies to pesos in various court proceedings. When policyholders have brought similar actions against MetLife’s Argentinean insurance companies, MetLife has accrued a liability, which it believes is both probable and reasonably estimable, for the difference between the value of the policy based on its original U.S. dollar terms and current open market currency exchange rates. In accordance with the requirements of Statement of Financial Accounting Standards No. 141 “Business Combinations” (“SFAS No. 141”), a pro forma adjustment of $35 million has been recorded to reflect MetLife’s estimate of the present value of such policy liabilities at March 31, 2005.

The Supreme Court of Justice of Argentina is also currently considering actions challenging the peso conversion as it was applied to insurance policies and annuity contracts. The outcome of the Supreme Court action is uncertain, but MetLife considers it probable that some modification to the original peso conversion will be required and that the most likely modification will be to require a conversion ratio of 1.4 Argentinean pesos to one U.S. dollar, which is the conversion ratio applied to bank deposits. MetLife has estimated the fair value of the additional policy liability required for Citigroup L&A’s insurance companies would be approximately $70 million; accordingly, in accordance with SFAS 141, MetLife has recorded an adjustment to record the fair value of such liability. The maximum exposure for these companies if the Supreme Court were to overturn entirely the peso conversion is approximately $190 million. MetLife considers the possibility that the Supreme Court will entirely overturn the peso conversion as applied to insurance policies to be remote because the Supreme Court has previously upheld the peso conversion as applied to bank deposits at a conversion ratio of 1.4 Argentinean pesos to one U.S. dollar.

(iii)	A pro forma purchase adjustment of $50 million at March 31, 2005 has been recorded related to tax contingencies generated upon pesification and the conversion of Argentinean national debt obligations from U.S. dollars to pesos at a conversion rate of 1.4 Argentinean pesos to one

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

U.S. dollar adjusted by CER (inflation index). Based on statements from the Argentinean Undersecretary of Public Revenues Ministry of Economy, MetLife believes a tax liability exists on the conversion premium and the CER; accordingly, a liability has been established for this potential tax contingency. A receivable of $25 million from Citigroup has also been established as Citigroup has indemnified MetLife for 50% of such tax contingencies.
Merger-Related Costs
      MetLife’s preliminary integration plan includes merger related costs of approximately $196 million, $127 million net of income taxes. Such costs are not included in the purchase price allocation but are period costs which will be charged to the statement of income as incurred over a two year period subsequent to the closing of the Acquisition. As these costs are not a part of the normal operations of MetLife, they have not been reflected in the accompanying unaudited pro forma condensed consolidated statements of income. These costs include expenses related to the redeployment of MetLife staff, retention bonuses for Citigroup L&A employees, MetLife employee-related restructuring and integration expenses, system migration, product integration and other infrastructure costs. As integration plans are finalized and implemented, such costs will be more precisely quantified. Actual costs may vary materially from these preliminary estimates.

4.	Earnings Per Common Share
      Pro forma earnings per common share for the three months ended March 31, 2005 and for the year ended December 31, 2004 have been calculated based on the estimated weighted average number of common shares on a pro forma basis, as described below.

(a)	The historical weighted average number of common shares of MetLife, Inc. is 734.0 million and 739.6 million, basic and diluted, respectively, for the three months ended March 31, 2005. The historical weighted average number of common shares of MetLife, Inc. is 749.7 million and 754.8 million, basic and diluted, respectively, for the year ended December 31, 2004.

(b)	The pro forma weighted average number of common shares, after giving effect to the Acquisition, is 756.7 million and 762.3 million, basic and diluted, respectively, for the three months ended March 31, 2005. The pro forma weighted average number of common shares reflects the issuance of 22.7 million MetLife, Inc. common shares to Citigroup in the Acquisition. For purposes of calculating the number of shares to be issued to Citigroup, the price of the MetLife, Inc. common shares to be issued is assumed to be $44.06 per common share, which represents the weighted average closing price of MetLife, Inc.’s common shares on the New York Stock Exchange for the ten-day period ending June 10, 2005.

The pro forma weighted average number of common shares, after giving effect to the Acquisition, is 772.4 million and 777.5 million, basic and diluted, respectively, for the year ended December 31, 2004. The pro forma weighted average number of common shares reflects the issuance of 22.7 million MetLife, Inc. common shares to Citigroup in the Acquisition. For purposes of calculating the number of shares to be issued to Citigroup, the price of the MetLife, Inc. common shares to be issued is assumed to be $44.06 per common share, which represents the weighted average closing price of MetLife, Inc.’s common shares on the New York Stock Exchange for the ten-day period ending June 10, 2005.

(c)	Estimated dividends of $30 million and $122 million on the series A and B preferred stock issued in connection with the Acquisition have been deducted from income available to common stockholders for the three months ended March 31, 2005 and for the year ended December 31, 2004, respectively, for purposes of the pro forma earnings per share calculation. See Note 2 for discussion of the dividend rate used in preparing the pro forma earnings per share.

MetLife, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information — (Continued)

(d)	As discussed in Note 2, the value of shares to be issued to Citigroup by MetLife, Inc. under the Acquisition Agreement may range up to $3 billion. This unaudited pro forma condensed consolidated financial information assumes that $1 billion of common shares will be issued. For the three months ended March 31, 2005, the impact of issuing an additional $2 billion of common shares, for a total of $3 billion, to Citigroup would increase the basic and diluted weighted average common shares by 45.4 million shares and reduce both the basic and diluted pro forma earnings per share amounts by $0.05, to $1.26 and $1.25, respectively. The increase in the number of common shares issued by $2 billion reduces the amount of the MCCEUs by $1,800 million and senior debt by $200 million which results in a decrease in interest expense of $19 million, $12 million after income taxes and $3 million, $2 million after income taxes, respectively. Issuance costs on the MCCEUs and senior debt would decline by $51 million, $33 million after income taxes and $2 million, $1 million after income taxes, respectively. The quarterly total amortization of issuance costs and the amortization of the accretion on accrued contractual payments related to the forward share contract component of the MCCEUs would also decline by $4 million, $3 million after income taxes, and $1 million, $1 million after income taxes, respectively.

For the year ended December 31, 2004, the impact of issuing an additional $2 billion of common shares, for a total of $3 billion, to Citigroup would increase the basic and diluted weighted average common shares by 45.4 million shares and reduce both the basic and diluted pro forma earnings per share amounts by $0.14, to $3.90 and $3.87, respectively. The increase in the number of common shares issued by $2 billion reduces the amount of the MCCEUs by $1,800 million and senior debt by $200 million which results in a decrease in interest expense of $76 million, $50 million after income taxes and $11 million, $7 million after income taxes, respectively. Issuance costs on the MCCEUs and senior debt would decline by $51 million, $33 million after income taxes and $2 million, $1 million after income taxes, respectively. The annual amortization of issuance costs and the amortization of the accretion on accrued contractual payments related to the forward share contract component of the MCCEUs would also decline by $17 million, $11 million after income taxes, and $4 million, $3 million after income taxes, respectively.

RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated:

	For the
	Three Months
	Ended
	March 31,		For the Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

Ratio of Earnings to Fixed Charges	2.16	2.16	2.06	1.75	1.50	1.13	1.31
      For purposes of this computation, earnings are defined as income before provision for income taxes and discontinued operations and excluding undistributed income and losses from equity method investments, minority interest and fixed charges, excluding capitalized interest. Fixed charges are the sum of interest and debt issue costs, interest credited to policyholder account balances and an estimated interest component of rent expense.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS
      Our common stock is publicly traded on the New York Stock Exchange under the symbol “MET.” The table below sets forth, for the periods indicated, the quarterly high and low closing sales prices for our common stock on the New York Stock Exchange. MetLife Inc.’s board of directors declared per share cash dividends in 2004 of $0.46 and in 2003 of $0.23.

	High	Low

2003
First Quarter	$29.34	$24.01
Second Quarter	$29.20	$26.61
Third Quarter	$29.58	$27.35
Fourth Quarter	$33.92	$28.96

2004
First Quarter	$35.87	$32.63
Second Quarter	$36.66	$33.21
Third Quarter	$38.73	$33.97
Fourth Quarter	$41.18	$33.98

2005
First Quarter	$41.37	$38.31
Second Quarter (through June 10, 2005)	$44.71	$37.85
      On June 10, 2005, the closing sale price of our common stock on the New York Stock Exchange was $43.85 per share.

USE OF PROCEEDS
      We expect to receive net proceeds from this offering of approximately $               ($          if the underwriters’ option to purchase additional common equity units is exercised in full), after expenses and underwriting discounts.
      We intend to use the net proceeds from this offering to fund a portion of the purchase price for our acquisition of Citigroup L&A as described below. In the event the Acquisition is not consummated, we will use the net proceeds from the sale of the common equity units for general corporate purposes.
      The Acquisition Agreement permits us to pay up to $3 billion of the $11.5 billion purchase price (with the amount to be determined by us) to Citigroup in our common stock (or, in the circumstances described below under “Proposed Acquisition of the Citigroup Life Insurance and Annuities Business,” non-voting convertible participating preferred stock). We currently intend to issue $1 billion of the purchase price in common stock. The remainder of the purchase price must be paid in cash.
      We intend to finance the cash portion of the purchase price through a combination of dividends from our insurance subsidiaries (which have already been paid), proceeds from the issuance of commercial paper and proceeds from offerings of various forms of securities including:

•	the series A preferred shares, which we expect to issue on June 13, 2005;

•	the series B preferred shares, which we expect to issue on June 16, 2005;

•	the common equity units offered hereby; and

•	senior debt, which we expect to issue shortly after the pricing of this offering of common equity units.
      In the event that any of the proposed offerings of securities cannot be completed on commercially acceptable terms, MetLife, Inc. may borrow up to $7 billion under a bridge financing facility. The form, manner and timing of the financing of the Acquisition is subject to change. Please refer to Note 2 and pro forma adjustment 3(t) in “Unaudited Pro Forma Condensed Consolidated Financial Information” for further discussion of the financing transactions.

CAPITALIZATION
      The following table sets forth our historical and unaudited pro forma capitalization as of March 31, 2005, as adjusted to give effect to (i) this offering of common equity units and (ii) the Acquisition and related financings:

	At March 31, 2005

		Adjusted for this
		Offering of	Adjusted for the
		Common	Acquisition and
	Actual	Equity Units(1)	Related Financings(2)

	(In millions)
Short-term debt	$1,120	$1,120	$2,120
Long-term debt	7,414	9,214	11,804
Shares subject to mandatory redemption	278	278	278

Total debt	8,812	10,612	14,202

Stockholders’ Equity:
Common stock, at par value	8	8	8
Additional paid-in capital	15,043	14,943	15,943
Preferred stock, at par value	—	—	—
Additional paid-in capital	—	—	2,043
Retained earnings	7,595	7,595	8,353
Treasury stock, at cost	(1,764)	(1,764)	(1,764)
Accumulated other comprehensive income	2,156	2,156	2,156

Total stockholders’ equity	23,038	22,938	26,739

Total capitalization	$31,850	$33,550	$40,941

(1)	Adjusted for this offering of common equity units, assuming gross proceeds of $1,800 million and the $100 million reduction in additional paid in capital related to the estimated present value of the contractual payments to be made under the terms of the variable share forward contract component. Related debt issuance costs of $51 million will be capitalized and amortized over three years.

(2)	Adjusted for the elimination of $87 million of MetLife debt resulting from the Acquisition and the anticipated related financing transactions. The financing transactions include this offering of common equity units, $2,100 million of preferred shares (which includes the issuance of $600 million of series A preferred shares, net of $17 million issuance costs, and $1,500 million of series B preferred shares, net of $40 million issuance costs), the expected issuance of $1,000 million of common stock to Citigroup and the assumed issuance of $1,000 million of commercial paper and $2,700 million of senior debt.

These adjustments reflect management’s best estimate of the forms and amounts of financing at the time of this offering. The actual form of financing of the Acquisition may involve different forms of financing and/or different amounts of the same types of securities. Please refer to “Unaudited Pro Forma Condensed Consolidated Financial Information” for further discussion of the financing transactions.

PROPOSED ACQUISITION OF THE CITIGROUP LIFE
INSURANCE AND ANNUITIES BUSINESS
      In this section we discuss the terms and provisions of the Acquisition Agreement. This discussion does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement attached as an exhibit to our Current Report on Form 8-K, filed with the SEC on February 4, 2005, which is incorporated by reference in the accompanying prospectus.
      On January 31, 2005, MetLife, Inc. entered into the Acquisition Agreement to acquire for $11.5 billion in consideration, subject to certain closing adjustments, all of the outstanding shares of Citigroup L&A. The closing of the Acquisition is subject to certain conditions. Although no assurances can be given that these conditions will be timely satisfied or waived, we expect the Acquisition to close in the summer of 2005. As a condition to closing, MetLife, Inc. will enter into ten-year distribution agreements with Citigroup, under which we will expand our distribution by making products available through certain Citigroup distribution channels, subject to appropriate suitability and other standards, including the competitiveness of our products and the financial strength of our providers. These channels include CitiStreet Retirement Services, Smith Barney, Citibank branches and Primerica Financial Services in the United States and various Citigroup consumer businesses internationally.
      Up to $3 billion (with the amount to be determined by us, which we currently expect to be $1 billion) of the purchase price will be paid in our common stock (or, in the circumstances described below, non-voting convertible participating preferred stock) with the remainder paid in cash. The amount of common stock that we issue at the closing will be determined based on the average daily closing price of our common stock for the 10 trading days prior to the closing date. If the common stock that we issue at closing, taken together with existing shares of our capital stock owned by Citigroup and its affiliates, would exceed 4.9% of our outstanding capital stock, Citigroup may require us to issue to Citigroup, in lieu of the shares of common stock in excess of 4.9% of our outstanding capital stock, shares of our non-voting convertible participating preferred stock. Any such preferred stock, if issued as part of the Acquisition, will rank junior to the series B preferred shares. Under the terms of the Acquisition Agreement, in no event may the common stock and any preferred stock we provide as consideration exceed 9.4% of our issued and outstanding capital stock. We intend to finance the cash portion of the purchase price through dividends from our insurance subsidiaries (which have already been paid), proceeds from the issuance of commercial paper and proceeds from offerings of various other forms of securities, including the series A preferred shares, the series B preferred shares, the mandatorily convertible equity units offered hereby and senior debt. In the event that any of the proposed offerings of securities cannot be completed on commercially acceptable terms, we may borrow up to $7 billion under a bridge financing facility. See “Use of Proceeds,” “Capitalization” and the notes to our unaudited pro forma condensed consolidated financial statements included herein.
Overview of Citigroup L&A
      Citigroup L&A provides insurance and other financial services to a broad spectrum of individual and institutional customers in the United States and select international markets. Citigroup L&A’s U.S. business principally operates through TIC, based in Hartford, Connecticut. Citigroup L&A’s international business operates in several countries with wholly owned subsidiaries in Australia, Brazil, Argentina, the United Kingdom, Belgium and Poland and a joint venture in each of Japan and Hong Kong. Citigroup L&A also includes certain individual life and retail annuity business in run-off status since 2003.
      At December 31, 2004, Citigroup L&A’s total assets were $97.3 billion, approximately 96% of which was associated with domestic operations. Citigroup L&A’s net income for the year ended December 31, 2004 was $901 million, to which domestic and international operations contributed 91% and 9%, respectively.

Citigroup L&A U.S. Operations
      Citigroup L&A’s principal U.S. product offerings include:

•	Retail annuity products, including fixed and variable deferred annuities and payout annuities. Citigroup L&A distributes its individual annuity products through Citigroup affiliated channels ($3.9 billion of individual retail annuity premium and deposits in 2004) and non-affiliated channels ($1.8 billion of individual annuity premium and deposits in 2004). The Citigroup affiliated channels include CitiStreet Retirement Services, Smith Barney, Primerica Financial Services and Citibank branches. Non-affiliated channels include a nationwide network of independent financial professionals and independent broker-dealers, including Morgan Stanley, Merrill Lynch & Co., Fidelity, AXA and Wachovia Securities.

•	Individual life insurance products, including term, universal and variable life insurance. Citigroup L&A’s individual life insurance products are primarily marketed by independent financial professionals, who accounted for $745 million of the $964 million total life insurance sales for 2004.

•	Institutional annuity products, including institutional pensions, GICs, payout annuities, group annuities sold to employer-sponsored retirement and savings plans, structured settlements and funding agreements. Citigroup L&A’s institutional annuity products are sold through direct sales and various intermediaries.

Citigroup L&A International Operations
      Citigroup L&A’s international operations offer a variety of insurance products, including credit insurance, basic indemnity policies (such as accident and health products), traditional term life, group life, whole life, endowment, fixed and variable annuities, pension annuities and unit-linked policies. Citigroup L&A distributes its products in international markets primarily through Citigroup’s consumer businesses, including its retail banking, credit card and consumer finance franchises, as well as through non-proprietary channels. International sales are also conducted through direct mail and telemarketing, branch sales, wholesaling networks, agencies and direct sales agents.
Non-Competition Covenant
      For a period of seven years (or, in the case of Argentina, two years) following the closing date, Citigroup and its affiliates are prohibited under the Acquisition Agreement from issuing or reinsuring life insurance and annuity contracts in the United States and internationally (with the exception of Mexico) and from issuing or reinsuring accident and health insurance in Australia, Belgium, Brazil, China, Hong Kong, Japan, Poland and the United Kingdom, subject to a number of exceptions, including without limitation: (i) the issuance and distribution of term life insurance products by Primerica Life Insurance Company and its subsidiaries in specified countries, including the United States, (ii) the issuance by certain of Citigroup’s affiliates of a limited number of insurance products that are bundled and sold with Citigroup affiliated consumer credit products through Citigroup bank distribution channels in the United States and Canada, (iii) for certain other insurance company affiliates of Citigroup not acquired as part of the Acquisition, issuing, distributing or administering any insurance products, which business in the aggregate, for all such insurance companies, may account for no more than $80 million in net revenues on an annual basis in the United States and $20 million in net revenues on an annual basis outside the United States and (iv) acquiring companies with life insurance, annuity and accident and health insurance operations whose net revenues and net earnings derived from these operations do not exceed certain contractually specified thresholds.
Distribution Agreements
      As a condition to closing, MetLife, Inc. and Citigroup will enter into ten-year distribution agreements pursuant to which Citigroup will provide MetLife with access to certain Citigroup distribution channels, subject to appropriate suitability and other standards, including the competitiveness of MetLife’s products and the financial strength of its providers. MetLife will have rights to continue the existing distribution arrangements between the life insurance companies acquired by MetLife under the Acquisition Agreement and distributors affiliated with Citigroup with respect to the acquired life insurers’ existing products, and in certain circumstances, to substitute MetLife products for the acquired life insurers’ products. In addition, for the first seven years of the distribution agreements, MetLife will have the right to have its bid considered in the event that distributors affiliated with Citigroup seek to distribute new Citigroup-branded life insurance products (other than term life insurance). This right does not apply to cases where distributors are approached on an unsolicited basis with proposals for Citigroup-branded life insurance products.
Investor Rights Agreement
      In connection with the issuance of MetLife, Inc.’s common stock to Citigroup as part of the Acquisition purchase price, we will enter into an investor rights agreement with Citigroup. Under the investor rights agreement, at Citigroup’s request we will use our best efforts to promptly file a shelf registration statement providing for the resale of such number of shares of MetLife, Inc.’s common stock held by Citigroup as Citigroup requests on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Citigroup will be entitled to effect between two and four fully marketed underwritten takedowns (but in any event no more than two fully marketed underwritten takedowns in any 12 month period) under the shelf registration statement depending on the amount of MetLife, Inc.’s common stock issued to Citigroup as part of the Acquisition purchase price. Citigroup may also demand that MetLife, Inc. file registration statements with the SEC providing for “one-off” offerings of all or a portion of MetLife, Inc.’s common stock issued to Citigroup as part of the Acquisition purchase price. Citigroup will be permitted to effect between two and four demand registrations less any underwritten takedowns previously completed off of the shelf registration statement described above. Citigroup may transfer all or a portion of its then-remaining demand registration rights to a third party who acquires at least 20% of the total amount of stock consideration paid to Citigroup as part of the Acquisition purchase price, provided that such third party agrees to be bound by the terms of the investor rights agreement. Subject to customary exceptions, Citigroup may not (i) transfer more than 5% of MetLife, Inc.’s outstanding common stock to a competitor of MetLife, Inc.; or (ii) transfer more than $1 billion in the aggregate of MetLife, Inc.’s stock consideration paid to Citigroup as part of the Acquisition purchase price to any one person. These restrictions on transfer will not apply to any transfer pursuant to Rule 144 under the Securities Act or offerings made under a shelf registration statement, demand registrations or piggyback registrations.
      If we issue stock consideration to Citigroup in connection with the Acquisition for $1 billion or less of the purchase price, Citigroup may not sell any of the stock consideration for 12 months following the closing of the Acquisition. If we issue stock consideration to Citigroup for more than $1 billion of the purchase price, Citigroup may not sell $1 billion of the stock consideration for 12 months following the closing of the Acquisition and any additional amount in excess of $1 billion for six months following the closing of the Acquisition. These restrictions will not restrict sales of the stock consideration by Citigroup (i) as nominee of customers in the ordinary course of business, (ii) in private offerings that do not require registration under the Securities Act at any time after six months following the closing if the transferee agrees to be bound by the terms of the investor rights agreement or (iii) to MetLife, Inc.
      Citigroup has also agreed that until such time as it holds less than 5% of MetLife, Inc.’s outstanding common stock, it will agree to a number of standstill provisions, including (i) not to propose to acquire, or to acquire any securities or other property of MetLife, Inc. or make any statement about any merger or other corporate transaction of MetLife, Inc., (ii) not to seek representation on MetLife, Inc.’s board of directors or the removal of any directors from MetLife, Inc.’s board of directors, (iii) not to make any solicitation of proxies to vote MetLife, Inc.’s securities, (iv) not to form or join a “group” with respect to any of MetLife, Inc.’s voting securities, (v) not to seek to control MetLife, Inc.’s management or MetLife, Inc.’s board of directors, (vi) not to deposit any of MetLife, Inc.’s securities in a voting trust and (vii) not to make a public request, or advise or otherwise assist others, to do any of the foregoing.

Other Ancillary Agreements
      In addition to the distribution agreements and the investor rights agreement described above, we will also enter into several other agreements with Citigroup in connection with the Acquisition. These agreements include investment management agreements, pursuant to which affiliates of Citigroup will continue to provide certain management and advisory services to Citigroup L&A, and Citigroup L&A will continue to include funds advised or sub-advised by Citigroup affiliates as investment alternatives under variable life insurance policies and variable annuity contracts, following the closing of the Acquisition, a license agreement governing the use of certain intellectual property rights of Citigroup and its affiliates and MetLife, Inc. and its affiliates and a transition services agreement, pursuant to which Citigroup L&A and Citigroup, following the closing of the Acquisition, will continue to provide each other services that they provided to each other prior to the closing, in each case for a specified term.
Conditions to Closing
      The respective obligations of each of MetLife and Citigroup to effect the Acquisition are conditioned upon the satisfaction of the following conditions:

•	expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	completion of required filings with, and receipt of required authorizations, consents and approvals of, insurance regulatory authorities;

•	completion of required filings with, and receipt of required authorizations, consents and approvals of other governmental or regulatory bodies, agencies, court or authorities, except to the extent that the failure to make or obtain such filings, authorizations, consents and approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or operating results of MetLife or the Citigroup L&A business, a material adverse effect on Citigroup, or a material adverse change or effect on the ability of Citigroup or MetLife to timely perform their obligations under the Acquisition Agreement or the transactions contemplated thereunder;

•	absence of legal or regulatory conditions, restrictions, undertakings or limitations with respect to any authorizations, consents or approvals by insurance regulatory authorities or any other governmental or regulatory body, agency, court or authority in connection with the Acquisition which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or operating results of MetLife or the Citigroup L&A business, a material adverse effect on Citigroup, or a material adverse change or effect on the ability of Citigroup or MetLife to timely perform their obligations under the Acquisition Agreement or the transactions contemplated thereunder; and

•	absence of any statute, rule, regulation, judgment or order being in effect by any governmental or regulatory body, agency, court or authority that restrains, enjoins or otherwise prohibits the consummation of the Acquisition or that makes the consummation of the Acquisition illegal.
      MetLife’s obligation to effect the Acquisition is also subject to, among other things, the satisfaction or waiver by MetLife, at or prior to the closing of the Acquisition, of the following conditions:

•	the representations and warranties of Citigroup set forth in the Acquisition Agreement are true and correct as of the date of execution of the Acquisition Agreement and as of the closing date of the Acquisition (subject to certain exceptions), except where any failure of the representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business or operating results of the Citigroup L&A business or a material adverse change or effect on the ability of Citigroup to perform timely its obligations under the Acquisition Agreement or the transactions contemplated thereunder; and

•	Citigroup has performed in all material respects all obligations required to be performed by it under the Acquisition Agreement.
      Citigroup’s obligation to effect the Acquisition is also subject to, among other things, the satisfaction or waiver by Citigroup, at or prior to the closing of the Acquisition, of the following conditions:

•	the representations and warranties of MetLife set forth in the Acquisition Agreement are true and correct as of the date of execution of the Acquisition Agreement and as of the closing date of the Acquisition (subject to certain exceptions), except where any failure of the representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business or operating results of MetLife or a material adverse change or effect on the ability of MetLife to perform timely its obligations under the Acquisition Agreement or the transactions contemplated thereunder;

•	MetLife has performed in all material respects all requirements required to be performed by it under the Acquisition Agreement; and

•	approval for the listing on the New York Stock Exchange of the MetLife, Inc. common stock issued to Citigroup in the Acquisition (including any shares issuable upon conversion of any non-voting convertible participating preferred stock issued to Citigroup in the Acquisition).
      The closing of the Acquisition is also subject to the execution and delivery of the various ancillary agreements described above and certain other deliverables.
      The closing of the Acquisition will take place on the first business day of the month following the date on which the last of the conditions to closing under the Acquisition Agreement is either satisfied or waived, unless the closing is delayed. MetLife, Inc., for example, may delay closing for a period not to exceed three months following the date on which the SEC has confirmed that it is not undertaking a review of a registration statement of MetLife, Inc. to be used to offer and sell securities as part of the financing by MetLife, Inc. of the Acquisition purchase price. We received confirmation on May 12, 2005 that our registration statement on Form S-3 (File No. 333-124358) would not be reviewed by the SEC.
Termination
      MetLife and Citigroup may terminate the Acquisition Agreement by mutual consent. Also, either party may terminate the Acquisition Agreement if:

•	the Acquisition has not been consummated before January 31, 2006, unless the party seeking to terminate the Acquisition Agreement has materially breached any representation, warranty, covenant or obligation under the Acquisition Agreement and the failure of the Acquisition to occur on or before that date has arisen out of, or resulted from, the material breach; or

•	the other party breaches any of its representations, warranties, covenants or obligations in the Acquisition Agreement, which breach would prevent satisfaction of a closing condition and the breach is incapable of being cured, or is not cured, within 60 days after receipt of written notice of the breach.
      For further information on the pro forma effect of the Acquisition on MetLife’s financial statements, see “Unaudited Pro Forma Condensed Consolidated Financial Information.”

ACCOUNTING TREATMENT; REGULATORY CAPITAL
General
      The proceeds from the sale of the common equity units will be allocated between the stock purchase contracts and the trust preferred securities in proportion to the fair market value of each at the date of the offering.
      We will recognize the present value of the quarterly contract payments on the stock purchase contracts as a liability with an offsetting reduction in stockholders’ equity. This liability increases over the life of the stock purchase contracts by interest charges to the consolidated statements of income based on a constant effective rate calculation. Contract payments made on the stock purchase contracts will reduce this liability.
      The stock purchase contracts are forward transactions in common stock. Upon settlement of a stock purchase contract on each of the initial stock purchase date and the subsequent stock purchase date, we will receive $12.50 on that stock purchase contract and will issue the requisite number of shares of common stock. The $12.50 we receive on each stock purchase date will be credited to stockholders’ equity and allocated between common stock and additional paid-in capital accounts.
      Neither trust will be consolidated on our balance sheet in accordance with Financial Accounting Standards Board, “FASB,” Interpretation No. 46, Consolidation of Variable Interest Entities. Accordingly, we will recognize the aggregate principal amount of the series of junior subordinated debt securities we issued to the relevant trust, net of our common interest in such trust, as a liability on our balance sheet in accordance with Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The interest paid on each series of junior subordinated debt securities will be recorded as interest expense on our income statement.
      Fees and expenses incurred in connection with this offering will be allocated between the trust preferred securities and the stock purchase contracts in proportion to the fair market value of each as of the date of the offering. The amount allocated to the trust preferred securities will be amortized and recognized as interest expense over the term of the trust preferred securities. The amount allocated to the stock purchase contracts will be charged to shareholders’ equity.
Earnings Per Share
      Before the issuance of our common stock upon settlement of the stock purchase contracts, the stock purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the stock purchase contracts less the number of shares that could be purchased by us in the market using the proceeds receivable upon settlement. Consequently, we anticipate that there will be some dilutive effect on our earnings per share for periods when the market price of our common stock is above the threshold appreciation price.
Other Matters
      Both the FASB and its Emerging Issues Task Force continue to study the accounting for financial and derivative instruments, including instruments such as the common equity units and the trust preferred securities. It is possible that our accounting for the stock purchase contracts and the trust preferred securities could be affected by any new accounting rules that might be issued by these groups.
Regulatory Capital Treatment
      We expect that the Federal Reserve Board will treat the common equity units as tier 1 capital in an amount equal to the total initial net proceeds of this offering for purposes of its capital guidelines applicable to bank holding companies such as MetLife, Inc.

DESCRIPTION OF THE COMMON EQUITY UNITS
      The following description of the particular terms of the common equity units supplements the description of the general terms and provisions of such securities set forth under “Description of Units” beginning on page 25 in the accompanying prospectus. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the common equity units but is not necessarily complete. We refer you to the copies of those documents that have been or will be filed and incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” in the accompanying prospectus. In addition, to the extent that the following description is not consistent with the descriptions contained in the accompanying prospectus, you should rely on the following description.
      We will issue the common equity units under the stock purchase contract agreement between us and J.P. Morgan Trust Company, National Association, which we refer to as the “stock purchase contract agent.” The common equity units may be either normal common equity units or stripped common equity units. Unless indicated otherwise, “common equity units” will include both normal common equity units and stripped common equity units. The common equity units initially will consist of 72,000,000 normal common equity units (or 82,800,000 normal common equity units if the underwriters exercise their option to purchase additional common equity units in full), each with a stated amount of $25 up to but excluding the initial stock purchase date, and a remaining stated amount of $12.50 thereafter.
Normal Common Equity Units
      Each normal common equity unit will have a stated amount of $25 prior to the initial stock purchase date, and a remaining stated amount of $12.50 thereafter, and will consist of:

(a) a stock purchase contract under which:

(1)	you will agree to purchase from us, and we will agree to sell to you, on the initial stock purchase date, for $12.50 in cash, a variable number of newly issued or treasury shares of our common stock per common equity unit equal to the settlement rate described under “Description of the Stock Purchase Contracts — Purchase of Common Stock,” subject to anti-dilution adjustments. The initial stock purchase date is expected to be August 15, 2008, but could be deferred for quarterly periods until February 15, 2009;

(2)	you will agree to purchase from us, and we will agree to sell to you, on the subsequent stock purchase date, for $12.50 in cash, a variable number of newly issued or treasury shares of our common stock per common equity unit equal to the settlement rate described under “Description of the Stock Purchase Contracts — Purchase of Common Stock,” subject to anti-dilution adjustments. The subsequent stock purchase date is expected to be February 15, 2009, but could be deferred for quarterly periods until February 15, 2010; and

(3)	we will pay you quarterly contract payments:

•	from and including the issue date to but excluding the initial stock purchase date, at an annual rate of % on the stated amount of $25, subject to our right to defer these payments; and

•	from and including the initial stock purchase date to but excluding the subsequent stock purchase date, at an annual rate of % on the remaining stated amount of $12.50, subject to our right to defer these payments;

(b)	prior to the initial stock purchase date, a 1/80, or 1.25%, undivided beneficial ownership interest in a series A trust preferred security issued by the series A trust with an initial liquidation amount of $1,000; and

(c)	a 1/80, or 1.25%, undivided beneficial ownership interest in a series B trust preferred security issued by the series B trust with an initial liquidation amount of $1,000.

      Each trust preferred security represents an undivided beneficial ownership interest in the assets of the relevant trust. The property trustee of each trust will hold legal title to the assets of such trust. Each trust’s assets consist solely of a series of our junior subordinated debt securities.
      From and including the issue date to but excluding the initial stock purchase date, we will make quarterly interest payments on the series A junior subordinated debt securities at an annual rate of      %, and the series A trust will pass through such interest payments when received as distributions on the series A trust preferred securities. From and including the initial stock purchase date, interest on the series A junior subordinated debt securities and distributions on the series A trust preferred securities will accrete or accrue at a reset rate as described below and, unless we elect to make such payments in cash on the series A junior subordinated debt securities, will accrete and be payable only upon maturity or redemption of the series A trust preferred securities.
      From and including the issue date to but excluding the subsequent stock purchase date, we will make quarterly interest payments on the series B junior subordinated debt securities at an annual rate of      %, and the series B trust will pass through such interest payments when received as distributions on the series B trust preferred securities. From and including the subsequent stock purchase date, interest on the series B junior subordinated debt securities and distributions on the series B trust preferred securities will accrete or accrue at a reset rate as described below and, unless we elect to make such payments in cash on the series B junior subordinated debt securities, will accrete and be payable only upon maturity or redemption of the series B trust preferred securities.
      The purchase price of each normal common equity unit will be allocated between the stock purchase contract and the related ownership interest in the trust preferred securities in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each ownership interest in the series A trust preferred securities (or more precisely in the series A junior subordinated debt securities) will be $12.50, the fair market value of each ownership interest in the series B trust preferred securities (or more precisely in the series B junior subordinated debt securities) will be $12.50 and the fair market value of the stock purchase contract will be $0. This position generally will be binding on each beneficial owner of each common equity unit but not on the Internal Revenue Service and by purchasing the common equity units you will be deemed to have agreed to take this position for United States federal income tax purposes.
      As long as a common equity unit is in the form of a normal common equity unit, your applicable ownership interest in the trust preferred securities forming a part of the normal common equity unit will be pledged to us through the collateral agent to secure your obligation to purchase common stock under your stock purchase contracts.
Creating Stripped Common Equity Units
      You will have the right, other than during the seven business day period immediately preceding an applicable remarketing settlement date (as defined below) for either series of trust preferred securities, in accordance with the procedures described below, to create stripped common equity units by substituting for the trust preferred securities of each series held by the collateral agent zero coupon treasury securities (as described below) that mature on the applicable remarketing settlement date for such series of trust preferred securities, in a total principal amount at maturity equal to the aggregate liquidation amount of such trust preferred securities for which substitution is being made. Because the trust preferred securities of each series are issued in integral multiples of $1,000, you may make this substitution only in integral multiples of 80 normal common equity units. Each of these substitutions will create stripped common equity units, and the ownership interest in the trust preferred securities will be released to you and be separately tradeable from the stripped common equity units.
      You must substitute zero coupon treasury securities for each series of trust preferred securities then underlying the normal common equity units that are being made into stripped common equity units. The zero coupon treasury securities substituted for the trust preferred securities of each series must be purchased in the open market at your expense unless otherwise owned by you. If you elect to substitute zero coupon treasury securities for your trust preferred securities, thereby creating stripped common equity units, you will be responsible for any fees or expenses payable in connection with the substitution.
      The following table sets forth the CUSIP numbers of the zero coupon treasury securities maturing on the dates indicated.

Zero Coupon Treasury Security Maturity Dates	CUSIP No.

August 15, 2008	912833CU2
November 15, 2008	912833GD6
February 15, 2009	912833CV0
May 15, 2009	912833GE4
August 15, 2009	912833CW8
November 15, 2009	912833GF1
February 15, 2010	912833CX6
      Each stripped common equity unit will have a stated amount of $25 prior to the initial stock purchase date, and a remaining stated amount of $12.50 thereafter, and will consist of:

(a) a stock purchase contract under which:

(1)	you will agree to purchase from us, and we will agree to sell to you, no later than the initial stock purchase date, for $12.50 in cash, a variable number of newly issued or treasury shares of our common stock per common equity unit equal to the applicable settlement rate described under “Description of the Stock Purchase Contracts — Purchase of Common Stock,” subject to anti-dilution adjustments;

(2)	you will agree to purchase from us, and we will agree to sell to you, no later than the subsequent stock purchase date, for $12.50 in cash, a variable number of newly issued or treasury shares of our common stock per common equity unit equal to the applicable settlement rate described under “Description of the Stock Purchase Contracts — Purchase of Common Stock,” subject to anti-dilution adjustments; and

(3) we will pay you quarterly contract payments:

•	from and including the issue date to but excluding the initial stock purchase date, at an annual rate of % on the stated amount of $25, subject to our right to defer these payments; and

•	from and including the initial stock purchase date to but excluding the subsequent stock purchase date, at an annual rate of % on the remaining stated amount of $12.50, subject to our right to defer these payments;

(b)	prior to the initial stock purchase date, a 1/80, or 1.25%, undivided beneficial ownership interest in a zero coupon treasury security that matures as of the applicable remarketing settlement date for the series A trust preferred securities, with a principal amount at maturity of $1,000; and

(c)	a 1/80, or 1.25%, undivided beneficial ownership interest in a zero coupon treasury security that matures as of the applicable remarketing settlement date for the series B trust preferred securities, with a principal amount at maturity of $1,000.
      The “applicable remarketing settlement date” means, with respect to each series of trust preferred securities, as of any date of determination, the next potential remarketing date for such series following such date of determination, unless there has previously been a successful remarketing of such series, in which case the term means, with respect to such series, the date of such remarketing. For a description of the potential remarketing settlement dates for the series A trust preferred securities and the series B trust preferred securities, see “Description of the Stock Purchase Contracts — Remarketing.”

      To create 80 stripped common equity units, you must:

•	if creating a stripped common equity unit prior to the initial stock purchase date, deposit with the collateral agent a zero coupon treasury security that has a principal amount at maturity of $1,000 payable on the applicable remarketing settlement date for the series A trust preferred securities;

•	deposit with the collateral agent a zero coupon treasury security that has a principal amount at maturity of $1,000 payable on the applicable remarketing settlement date for the series B trust preferred securities; and

•	transfer 80 normal common equity units to the stock purchase contract agent accompanied by a notice stating that you have deposited the required number of zero coupon treasury securities with the collateral agent and requesting the release to you of the trust preferred securities relating to the 80 normal common equity units.
      Upon such deposit and receipt of an instruction from the stock purchase contract agent, the collateral agent will release the related trust preferred securities from the pledge under the pledge agreement, free and clear of our security interest, to the stock purchase contract agent. The stock purchase contract agent then will:

•	cancel the 80 normal common equity units;

•	transfer the related series A trust preferred securities (if applicable) and series B trust preferred securities to you; and

•	deliver 80 stripped common equity units to you.
      The zero coupon treasury securities will be substituted for the trust preferred securities and will be pledged to us through the collateral agent to secure your obligation to purchase common stock under your stock purchase contracts. The related trust preferred securities released to you thereafter will trade separately from the resulting stripped common equity units.
Recreating Normal Common Equity Units
      You will have the right, at any time other than during the seven business day period immediately preceding an applicable remarketing settlement date for either series of trust preferred securities in accordance with the procedures described below, to recreate a normal common equity unit from a stripped common equity unit by substituting the series A trust preferred securities (if applicable) and the series B trust preferred securities for the applicable zero coupon treasury securities then held by the collateral agent. To recreate a normal common equity unit, you must substitute trust preferred securities for each zero coupon treasury security then part of the stripped common equity unit. No common equity units may be recreated during the seven business days immediately preceding any applicable remarketing settlement date and ending on that applicable remarketing settlement date. Because zero coupon treasury securities and the trust preferred securities of each series are issued in integral multiples of $1,000, you may recreate normal common equity units only in integral multiples of 80 units. The series A trust preferred securities (if applicable) and series B trust preferred securities substituted for zero coupon treasury securities must be purchased in the open market at your expense unless otherwise owned by you. If you elect to substitute trust preferred securities for your zero coupon treasury securities, thereby recreating normal common equity units, you will be responsible for any fees or expenses payable in connection with the substitution.
      Thus, if you hold stripped common equity units, you will have the right at any time, other than during the seven business day blackout period described above:

•	to substitute, for the zero coupon treasury securities pledged in respect of series A trust preferred securities (if any) and held by the collateral agent, series A trust preferred securities having a liquidation amount equal to the aggregate principal amount at stated maturity of the zero coupon treasury securities for which substitution is being made; and

•	to substitute, for the zero coupon treasury securities pledged in respect of series B trust preferred securities and held by the collateral agent, series B trust preferred securities having a liquidation amount equal to the aggregate principal amount at stated maturity of the zero coupon treasury securities for which substitution is being made.

      Each of these substitutions will recreate normal common equity units, and the applicable zero coupon treasury securities will be released to the holder and be separately tradeable from the normal common equity units.
      To create 80 normal common equity units, you must:

•	if recreating normal common equity units prior to the initial stock purchase date, deposit with the collateral agent a series A trust preferred security with a $1,000 liquidation amount;

•	deposit with the collateral agent a series B trust preferred security with a $1,000 liquidation amount; and

•	transfer 80 stripped common equity units to the stock purchase contract agent accompanied by a notice stating that you have deposited the required number of trust preferred securities with the collateral agent and requesting the release to you of the pledged zero coupon treasury securities relating to the stripped common equity units.
      Upon such deposit and receipt of an instruction from the stock purchase contract agent, the collateral agent will release the related zero coupon treasury securities from the pledge under the pledge agreement, free and clear of our security interest, to the stock purchase contract agent. The stock purchase contract agent will then:

•	cancel the 80 stripped common equity units;

•	transfer the related zero coupon treasury securities to you; and

•	deliver 80 normal common equity units to you.
      The substituted applicable ownership interest in the trust preferred securities will be pledged to us through the collateral agent to secure your obligation to purchase common stock under the stock purchase contracts.
Current Payments
      Holders of normal common equity units will be entitled to receive quarterly cash distributions consisting of:

•	from and including the issue date to but excluding the initial stock purchase date:

•	cumulative distributions calculated at the annual rate of % per year on your 1/80 interest in a series A trust preferred security with a liquidation amount of $1,000;

•	cumulative distributions calculated at the annual rate of % per year on your 1/80 interest in a series B trust preferred security with a liquidation amount of $1,000; and

•	contract payments on the stock purchase contracts payable by us at an annual rate of % per year on the stated amount of $25 per normal common equity unit; and

•	from and including the initial stock purchase date to but excluding the subsequent stock purchase date:

•	cumulative distributions calculated at an annual rate of % per year on your 1/80 interest in a series B trust preferred security with a liquidation amount of $1,000; and

•	contract payments on the stock purchase contracts payable by us at an annual rate of % per year on the remaining stated amount of $12.50 per normal common equity unit.
      Holders of stripped common equity units will be entitled to receive only the quarterly contract payments payable by us at an annual rate of      % on the initial stated amount of $25 per stripped common equity unit from and including the issue date to but excluding the initial stock purchase date, and at an annual rate of      % on the remaining stated amount of $12.50 per stripped common equity unit from and including the initial stock purchase date to but excluding the subsequent stock purchase date. If an early settlement date due to a cash merger early settlement occurs as described in “Description of the Stock Purchase Contracts — Early Settlement Upon Cash Merger,” cash payments will cease to accrue on the early settlement date. If any other early settlement of the stock purchase contracts occurs (in the case of an early settlement other than upon a cash merger as described in “Description of the Stock Purchase Contracts — Early Settlement”), cash payments will cease to accrue on the most recent quarterly payment date on or before such other early settlement. There will be no distributions in respect of the zero coupon treasury securities that are a component of the stripped common equity units, but the holders of the stripped common equity units will continue to receive the scheduled quarterly distributions on the trust preferred securities that were released to them when the stripped common equity units were created for as long as they hold the trust preferred securities, subject to our right to defer those distributions.
      We may defer the contract payments until no later than February 15, 2010, as described below under “Description of the Stock Purchase Contracts — Option to Defer Contract Payments.” Any such deferred payments will accrue additional amounts, compounded quarterly, at the annual rate of      % until paid, to the extent permitted by law. We may also defer cash payments of interest on each series of junior subordinated debt securities, resulting in a corresponding deferral of cash distributions on the corresponding series of trust preferred securities, in which case we will accrue additional interest or, as applicable, accrue distributions on the deferred amounts at the applicable rate then borne by such series of trust preferred securities, to the extent permitted by law. We may not defer interest payments on a series of junior subordinated debt securities for any period of time that exceeds five years with respect to any deferral period or that extends, in the case of the series A junior subordinated debt securities, beyond February 15, 2039 or, in the case of the series B junior subordinated debt securities, beyond February 15, 2040. During any period that we are deferring contract payments or interest on either series of junior subordinated debt securities (and, accordingly, distributions on the corresponding trust preferred securities are deferred), we will be restricted from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock as described under “Description of the Junior Subordinated Debt Securities — Restrictions on Certain Payments, Including on Deferral of Interest.”
      Our obligation to pay contract payments will be subordinate and junior in right of payment to all our existing and future secured and senior debt, as described in the accompanying prospectus under “Description of Debt Securities — Subordination” and in this prospectus supplement under “Description of the Junior Subordinated Debt Securities — Subordination.” In addition, your right to receive accrued contract payments will terminate automatically upon the occurrence of specified bankruptcy, insolvency or reorganization events involving MetLife, Inc. The ability of each trust to make the distributions on its trust preferred securities is dependent entirely upon the receipt of corresponding payments from us on the related series of junior subordinated debt securities. Our obligations under the junior subordinated debt securities are similarly subordinate and junior in right of payment to all our existing and future secured and senior debt.
Absence of Voting and Certain Other Rights
      Holders of the stock purchase contracts forming part of the normal common equity units or stripped common equity units, in their capacities as such, will have no voting or other rights in respect of our common stock.
Listing of the Securities
      We will apply to list the normal common equity units on the New York Stock Exchange under the symbol “MEU.” We expect trading of the normal common equity units on the New York Stock Exchange to begin on the issue date. Unless and until substitution has been made as described in “— Creating Stripped Common Equity Units,” neither series of trust preferred securities will trade separately from the normal common equity units. The trust preferred securities will trade as a unit with the stock purchase contract component of the normal common equity units. If the stripped common equity units or the trust preferred securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may at our option list the stripped common equity units or the trust preferred securities on the same exchange on which the normal common equity units are then listed, although we are under no obligation to do so.
Miscellaneous
      We or our affiliates may from time to time purchase any of the securities offered by this prospectus supplement that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
      This section summarizes some of the terms of the stock purchase contract agreement, the stock purchase contracts and the pledge agreement. This summary should be read together with those agreements, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” in the accompanying prospectus.
Purchase of Common Stock
      The stock purchase contract underlying each common equity unit, unless earlier terminated or earlier settled at your option or upon a cash merger, will obligate you to purchase, and us to sell, for an amount in cash equal to $12.50, on each of the initial stock purchase date and the subsequent stock purchase date, a variable number of newly issued or treasury shares of our common stock per common equity unit equal to the applicable settlement rate. The settlement rate for the initial stock purchase date is an amount equal to the sum of the “daily amounts” calculated for each of the first 20 trading days beginning on July 9, 2008 and the settlement rate for the subsequent stock purchase date is an amount equal to the sum of the daily amounts calculated for each of the first 20 trading days beginning on January 7, 2009.
      The daily amount is equal to, for each trading day in the 20 trading day period described above, subject to adjustment under certain circumstances as described under “— Anti-dilution Adjustments” below:

•	for each of those 20 trading days on which the closing price of our common stock is less than or equal to the reference price, a fraction of a share of our common stock per common equity unit equal to: 1/20 times $12.50 divided by the reference price;

•	for each of those 20 trading days on which the closing price of our common stock is greater than the reference price but less than the threshold appreciation price, a fraction of a share of our common stock per common equity unit equal to: 1/20 times $12.50 divided by the closing price; and

•	for each of those 20 trading days on which the closing price of our common stock is greater than or equal to the threshold appreciation price, a fraction of a share of our common stock per common equity unit equal to: 1/20 times $12.50 divided by the threshold appreciation price.
      As a result, on the applicable stock purchase date you will receive a total of between           of one share and           of one share of our common stock for each common equity unit you own. We refer to the number of shares of our common stock per common equity unit specified in each of the three bullet points above as the “share components.”
      The reference price is equal to $          per share. The threshold appreciation price is equal to $          per share, and represents a           % appreciation over the reference price.
      No fractional shares of our common stock will be issued by MetLife, Inc. pursuant to the stock purchase contracts. In lieu of fractional shares otherwise issuable, you will be entitled to receive an amount in cash equal to the fraction of a share of our common stock, calculated on an aggregate basis in respect of the stock purchase contracts you are settling, multiplied by the closing price of our common stock on the trading day immediately preceding the applicable stock purchase date.
      For purposes of determining the settlement rate, the “closing price” of our common stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the New York Stock Exchange on that date. If our common stock is not listed for trading on the New York Stock Exchange on any date of determination, the closing price of our common stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, as reported by the Nasdaq Stock Market, or, if our common stock is not so reported, the last quoted bid price for our common stock in the over-the-counter market as reported by PinkSheets LLC (formerly known as the National Quotation Bureau) or similar organization, or, if that bid price is not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by MetLife, Inc. for this purpose.
      A “trading day” means, for purposes of determining a closing price, a business day on which the relevant exchange or quotation system is scheduled to be open for business and a day on which there has not occurred or does not exist a market disruption event. A “market disruption event” is defined as any of the following events that we in our reasonable discretion determine has occurred and is material:

•	any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or option contracts relating to our common stock on the relevant exchange or quotation system;

•	any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

•	the failure to open of the exchange or quotation system on which futures or options contracts relating to our common stock are traded or the closure of such, exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such, exchange or quotation system for execution at the actual closing time on such day.
      We will give notice to investors if a market disruption event occurs during a day that would otherwise constitute one of the 20 trading days for determining the daily amounts.
      If 20 trading days for our common stock have not occurred prior to the third business day immediately prior to the applicable stock purchase date, all remaining trading days will be deemed to occur on that third business day and the closing price for each of the remaining trading days will be the closing price per share of our common stock on such third business day or if such day is not a trading day, the closing price as determined in its reasonable discretion by a nationally recognized independent investment banking firm retained by MetLife, Inc. for this purpose.

Settlement on a Stock Purchase Date
      On the applicable stock purchase date in connection with a successful remarketing, unless:

•	you have settled the stock purchase contracts prior to the applicable stock purchase date through the early delivery of cash to the stock purchase contract agent in the manner described under “— Early Settlement” or “— Early Settlement upon Cash Merger;” or

•	an event described under “— Termination” has occurred,
then the settlement of the stock purchase contracts will occur as follows:

•	On the initial stock purchase date:

•	if you hold normal common equity units and there has been a successful remarketing of your series A trust preferred securities, a portion of the proceeds from such remarketing equal to your pro rata share of the initial liquidation amount of the series A trust preferred securities remarketed will automatically be applied to satisfy in full your obligation to purchase common stock on the initial stock purchase date under your stock purchase contracts;

•	if you hold normal common equity units and you elected not to participate in the remarketing, as described below, the cash you deposited will be applied to satisfy in full your obligation to purchase common stock on the initial stock purchase date under your stock purchase contracts;

•	if you hold stripped common equity units, the cash proceeds, when paid at maturity, of your ownership interest in the zero coupon treasury securities you substituted for the series A trust preferred securities will automatically be applied to satisfy in full your obligation to purchase common stock on the initial stock purchase date under your stock purchase contracts; and

•	if you hold normal common equity units in which the related series A trust preferred securities remain a part of the normal common equity units because of a final failed remarketing, we will exercise our rights as a secured party in accordance with applicable law, including, without limitation, disposition of the series A trust preferred securities or applying the series A trust preferred securities against your obligation to purchase common stock on the initial stock purchase date under your stock purchase contracts.

•	On the subsequent stock purchase date:

•	if you hold normal common equity units and there has been a successful remarketing of your series B trust preferred securities, a portion of the proceeds from such remarketing equal to your pro rata share of the initial liquidation amount of the series B trust preferred securities remarketed will automatically be applied to satisfy in full your obligation to purchase common stock on the subsequent stock purchase date under your stock purchase contracts;

•	if you hold normal common equity units and you elected not to participate in the remarketing, as described below, the cash you deposited will be applied to satisfy in full your obligation to purchase common stock on the subsequent stock purchase date under your stock purchase contracts;

•	if you hold stripped common equity units, the cash proceeds, when paid at maturity, of your ownership interest in the zero coupon treasury securities you substituted for the series B trust preferred securities will automatically be applied to satisfy in full your obligation to purchase common stock on the subsequent stock purchase date under your stock purchase contracts; and

•	if you hold normal common equity units in which the related series B trust preferred securities remain a part of the normal common equity units because of a final failed remarketing, we will exercise our rights as a secured party in accordance with applicable law, including, without limitation, disposition of the series B trust preferred securities or applying the series B trust preferred securities against your obligation to purchase common stock on the subsequent stock purchase date under your stock purchase contracts.
      In any event, common stock will then be issued and delivered to you or your designee, upon presentation and (on or after the subsequent stock purchase date) surrender of the certificate evidencing the common equity units and payment by you of any transfer or similar taxes payable in connection with the issuance of common stock to any person other than you.
      By acceptance of the common equity units, you will be deemed to have:

•	irrevocably agreed to be bound by the terms and provisions of the stock purchase contracts and the pledge agreement and to have agreed to perform your obligations thereunder for so long as you remain a holder of the common equity units; and

•	duly appointed the stock purchase contract agent as your attorney-in-fact to enter into and perform the stock purchase contracts and pledge agreement on your behalf and in your name.
      In addition, as a beneficial owner of the common equity units, by acceptance of the beneficial interest therein, you will be deemed to have agreed to treat for all United States federal income tax purposes:

•	yourself as the owner of the stock purchase contracts and the related ownership interest in the trust preferred securities or the zero coupon treasury securities, as the case may be;

•	the junior subordinated debt securities as our indebtedness;

•	each trust as a grantor trust; and

•	as of the time of issuance, the fair market value of each ownership interest in the series A trust preferred securities (or more precisely in the series A junior subordinated debt securities) as $12.50, the fair market value of each ownership interest in the series B trust preferred securities (or more precisely in the series B junior subordinated debt securities) as $12.50 and the fair market value of the stock purchase contract as $0.
Remarketing
      The remarketing agent will attempt to remarket the trust preferred securities underlying the normal common equity units in remarketings, unless you elect not to participate in such remarketings by following the procedures described below under “— Notice to Settle with Cash.” If you participate in a successful remarketing, the cash proceeds from that remarketing will be used to satisfy your obligation to purchase common stock on each applicable stock purchase date and any remaining proceeds, net of any remarketing fee, will be remitted to you.
      The “remarketing date” for any series of trust preferred securities will be the third business day immediately preceding the applicable remarketing settlement date for that series of trust preferred securities, in each case, subject to deferral in the event that a remarketing is not successful, with a maximum of three remarketings per series of trust preferred securities.
      The remarketing agent will use its commercially reasonable efforts to obtain a price for the trust preferred securities to be remarketed which results in proceeds, net of any remarketing fee, of at least 100% of their aggregate liquidation amount, plus accrued and unpaid distributions, if any, on the trust preferred securities to be remarketed.
      To obtain that price, the remarketing agent may reset the distribution rate on the trust preferred securities, as described below and under “Description of the Trust Preferred Securities — Remarketing.” If the remarketing is successful and the rate is reset, the reset rate will apply to all outstanding trust preferred securities of the series being remarketed, whether or not you participated in the remarketing, and will become effective on the settlement date of such remarketing. The interest rate on the series of junior subordinated debt securities underlying such series of trust preferred securities automatically will be reset to equal the distribution rate on such trust preferred securities as and when the distribution rate on such trust preferred securities is reset. In addition, the interest payment dates on such junior subordinated debt securities may be changed, and the maturity of such junior subordinated debt securities may be shortened, in connection with the remarketing, in which case the distribution payment dates and final redemption date of the related trust preferred securities will automatically change as well. Any such changes will be announced as described below prior to the remarketing. If we elect to shorten the maturity date of a series of junior subordinated debt securities in connection with a remarketing and, at the time of such remarketing, are deferring interest, we may not elect a maturity date that is earlier than five years after commencement of the deferral period.
      If the remarketing agent cannot successfully remarket a series of trust preferred securities on a remarketing date at a price that results in proceeds, net of any remarketing fee, equal to at least 100% of the aggregate liquidation amount, plus accrued and unpaid distributions, if any, on the trust preferred securities to be remarketed, then, unless there has been a final failed remarketing (as described below),

•	the applicable stock purchase date will be deferred until the next applicable remarketing settlement date for that series of trust preferred securities as described below;

•	the proceeds received upon maturity of the treasury securities pledged as collateral for any stripped common equity units will be reinvested in treasury securities maturing on the next remarketing settlement date for that series of trust preferred securities (as described under “Description of the Common Equity Units — Creating Stripped Common Equity Units”), and any remaining cash proceeds will be remitted to the holders of the stripped common equity units;

•	the distribution rate on that series of trust preferred securities will not be reset; and

•	the remarketing agent will thereafter attempt to establish a new reset rate meeting the requirements described above and remarket that series of trust preferred securities on subsequent remarketing dates, as described below.

•	There will be three potential remarketing dates for the series A trust preferred securities. The first two remarketings will be subject to the reset cap, and the last remarketing will be uncapped.

•	The first potential remarketing settlement date for the series A trust preferred securities will be August 15, 2008. This remarketing will be subject to the reset cap.

•	If the first remarketing is not successful, the second potential remarketing settlement date for the series A trust preferred securities will be November 15, 2008. This remarketing will be subject to the reset cap.

•	If the second remarketing is not successful, the third and final potential remarketing settlement date for the series A trust preferred securities will be February 15, 2009. This remarketing will not be subject to the reset cap.

•	There will also be three potential remarketing dates for the series B trust preferred securities. The first two remarketings will be subject to the reset cap, and the last remarketing will be uncapped.

•	The first potential remarketing settlement date for the series B trust preferred securities will occur six months after the earlier of (i) the remarketing settlement date for a successful remarketing of the series A trust preferred securities; or (ii) February 15, 2009. This remarketing will be subject to the reset cap.

•	If the first remarketing of the series B trust preferred securities is not successful, the second potential remarketing settlement date for the series B trust preferred securities will occur three months after the first potential remarketing settlement date for the series B trust preferred securities. This remarketing will be subject to the reset cap.

•	If the second remarketing is not successful, the third and final potential remarketing settlement date for the series B trust preferred securities will occur three months after the second potential remarketing settlement date for the series B trust preferred securities. The latest date on which the third and final potential remarketing settlement date for the series B trust preferred securities will be February 15, 2010. This remarketing will not be subject to the reset cap.
      As used in this prospectus supplement, “applicable remarketing settlement date” means, with respect to each series of trust preferred securities, as of any date of determination, the next potential remarketing settlement date following such date of determination for such series, unless there has previously been a successful remarketing of such series, in which case the term means, with respect to such series, the date of such remarketing.
      Any remarketing of trust preferred securities will settle (if successful) on the corresponding remarketing settlement date. Any such remarketings will be subject to the conditions and procedures described above and under “Description of the Trust Preferred Securities — Remarketing,” and you will have the right to elect not to participate in any subsequent remarketings.
      The remarketing agent will attempt to remarket each series of trust preferred securities a maximum of three times. If the remarketing agent’s third attempt to remarket a series of trust preferred securities is unsuccessful, a “final failed remarketing” will be deemed to have occurred with respect to such series. In that case:

•	the distribution rate on the applicable series of trust preferred securities will not be reset.

•	if you hold normal common equity units, we will exercise our rights as a secured party and, subject to applicable law, retain your trust preferred securities of the applicable series pledged as collateral under the relevant pledge agreement or sell them in one or more private sales and apply the liquidation amount or proceeds from the sale of such trust preferred securities against your obligations under the stock purchase contract. In either case, your obligations under your stock purchase contracts would be satisfied in full. We will issue a junior subordinated note (which will be subordinate and rank junior in right of payment to all of our existing and future secured and senior debt) to the stock purchase contract agent for delivery to you, payable on August 15, 2010 or, if we are deferring interest on the corresponding series of junior subordinated debt securities, on the date that is five years after commencement of the deferral period (whichever is later), and bearing interest at the rate of % per year, in the amount of any accrued and unpaid distributions on those trust preferred securities as of the remarketing settlement date corresponding to the final failed remarketing of that series of trust preferred securities.

•	if you hold stripped common equity units, we will exercise our rights as a secured party and, subject to applicable law, retain your zero coupon treasury securities pledged as collateral under the pledge agreement and apply the principal amount paid at maturity to satisfy in full your obligation to us under your stock purchase contracts.

•	if you hold trust preferred securities that are not a part of normal common equity units and you elected to participate in the remarketing, your trust preferred securities will be returned to you, and you will have the right, at your option, to require the relevant trust to purchase all or a portion of those trust preferred securities in exchange for the initial liquidation amount of $1,000 per trust preferred security in cash, plus a junior subordinated note (which will be subordinate and rank junior in right of payment to all of our existing and future secured and senior debt), payable on August 15, 2010 or, if we are deferring interest on the corresponding series of junior subordinated debt securities, on the date that is five years after commencement of the deferral period (whichever is later) and bearing interest at an annual rate of %, in an amount equal to any distributions that are accrued and unpaid as of the remarketing settlement date corresponding to the final failed remarketing of such series of trust preferred securities.

      We will cause notice of any unsuccessful remarketings and of any final failed remarketings to be published in a press release and on Bloomberg Business News.
      We will appoint a nationally recognized investment banking firm as remarketing agent and enter into a remarketing agreement with that firm at least 30 calendar days prior to any applicable remarketing date. We will covenant in the stock purchase contract agreement to use our commercially reasonable efforts to effect remarketing of each series of trust preferred securities as described in this prospectus supplement. If in the judgment of our counsel or counsel to the remarketing agent a registration statement is required to effect remarketing of a series of trust preferred securities, we will use our commercially reasonable efforts to ensure that a registration statement covering the full accreted liquidation amount of the trust preferred securities to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process or we will effect such remarketing pursuant to Rule 144A under the Securities Act or any other available exemption from applicable registration requirements under the Securities Act. The registration statement of which the accompanying prospectus forms a part may be used for any such remarketings.
      For additional terms and conditions of the remarketing, see “Description of the Trust Preferred Securities — Remarketing.”
Early Settlement
      Subject to the conditions described below, other than during the five business days immediately preceding an applicable remarketing settlement date for either series of trust preferred securities, you may settle your stock purchase contracts in their entirety in cash by presenting and surrendering the certificate representing your related common equity units, if in certificated form, at the offices of the stock purchase contract agent with the form of “Election to Settle Early” on the reverse side of the certificate completed and executed as indicated. You may settle early only in integral multiples of 80 common equity units. The “Election to Settle Early” form must be accompanied by payment to us in immediately available funds of an amount equal to:

•	the then current stated amount times the number of stock purchase contracts being settled; plus

•	if the delivery is made with respect to any stock purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract payments payable on the payment date with respect to the number of stock purchase contracts.
You may settle early only in integral multiples of 80 common equity units.
      So long as the common equity units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the stock purchase contract agent. The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement in effect under the Securities Act covering the shares of common stock and other securities, if any, deliverable upon settlement of a stock purchase contract. We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the stock purchase contracts being settled; and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right.
      Upon early settlement of the stock purchase contracts:

•	except as described below in “— Early Settlement upon Cash Merger,” you will receive a number of newly issued or treasury shares of our common stock per common equity unit equal to the minimum settlement rate, subject to adjustment under the circumstances described under “— Anti-Dilution Adjustments,” accompanied by an appropriate prospectus, if required by law;

•	the trust preferred securities, or the treasury securities, as the case may be, relating to the common equity units will be transferred to you free and clear of our security interest;

•	your right to receive future contract payments and any accrued and unpaid contract payments for the period since the most recent quarterly payment date will terminate; and

•	no adjustment will be made to or for you on account of any accrued and unpaid contract payments referred to in the previous bullet.
      If the stock purchase contract agent receives a certificate evidencing the applicable common equity units, if in certificated form, accompanied by the completed “Election to Settle Early” and the required cash payment from you by 5:00 p.m., New York City time, on a business day and all conditions to early settlement have been satisfied, that day will be considered the settlement date.
      If the stock purchase contract agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date. Upon early settlement of your stock purchase contracts in the manner described above, presentation and surrender of the certificate evidencing the related common equity units, if in certificated form, and payment of any transfer or similar taxes payable by you in connection with the issuance of the related common stock to any person other than you, we will cause the shares of common stock being purchased to be issued, and the related shares of the series of trust preferred securities, or the treasury securities, as the case may be, securing the stock purchase contracts to be released from the pledge under the pledge agreement described in “— Pledged Securities and the Pledge Agreement” and transferred, within three business days following the settlement date, to you or your designee.
Notice to Settle with Cash
      If you hold normal common equity units and have elected not to participate in a remarketing, you may settle the applicable portion of the stock purchase contracts by delivering cash, in the amount of $1,000 per trust preferred security of the series to be remarketed in increments of 80 normal common equity units, prior to the applicable stock purchase date. To do so, you must notify the stock purchase contract agent by presenting and (if after the initial stock purchase date) surrendering the certificate evidencing the applicable normal common equity units, if in certificated form, at the offices of the stock purchase contract agent with the form of “Notice to Settle by Separate Cash” on the reverse side of the certificate completed and executed as indicated by 5:00 p.m., New York City time, on the fifth business day immediately preceding the applicable stock purchase date and delivering the required cash payment to the collateral agent by 5:00 p.m., New York City time, on the fourth business day immediately preceding the applicable stock purchase date.
      So long as the common equity units are evidenced by one or more global security certificates deposited with the depositary, procedures for cash settlement will also be governed by standing arrangements between the depositary and the stock purchase contract agent.
      If you have given notice of your intention to settle your stock purchase contracts with cash but fail to deliver the cash to the collateral agent on the fourth business day immediately preceding an applicable stock purchase date as described above, your trust preferred securities of the applicable series will be included in the attempted remarketing of the applicable series of trust preferred securities occurring on the third business day immediately preceding the applicable stock purchase date.
      If you have given notice and delivered the cash but a remarketing is unsuccessful, the collateral agent will promptly return the cash to you, and your trust preferred securities of the applicable series will remain pledged to secure your obligations under the stock purchase contracts.
      If a final failed remarketing is deemed to have occurred, we will exercise our rights as a secured party with respect to your trust preferred securities of the applicable series that have been pledged to secure your obligation under the stock purchase contracts, and your obligation under the stock purchase contracts will be deemed to be satisfied in full.
Early Settlement Upon Cash Merger
      Prior to the subsequent stock purchase date, if we are involved in a merger that is scheduled to close no later than five business days prior to a scheduled stock purchase date in which at least 30% of the consideration for our outstanding common stock consists of cash or cash equivalents, which we refer to as a “cash merger,” then following the cash merger, you will have the right to accelerate and settle your stock purchase contracts early at the settlement rate in effect immediately prior to the closing of the cash merger (calculated as described below), provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering common stock and other securities, if any, to be delivered in respect of the stock purchase contracts being settled. We refer to this right as the “merger early settlement right.”
      We will provide notice of the completion of a cash merger within five business days thereof. The notice will specify an early settlement date, which shall be at least ten days after the date of the notice but no later than 20 days after the date of such notice and in no event later than five business days prior to the next scheduled stock purchase date, by which your merger early settlement right must be exercised. The notice will also set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by you upon settlement. To exercise the merger early settlement right, you must deliver to the stock purchase contract agent, three business days before the early settlement date, the certificate evidencing your common equity units, if they are held in certificated form, and payment of the applicable purchase price in immediately available funds.
      So long as the common equity units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement upon a cash merger will also be governed by standing arrangements between the depositary and the stock purchase contract agent.
      If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the stock purchase contract immediately before the cash merger in the full stated amount in effect at the time and at the settlement rate in effect at such time in addition to accrued and unpaid contract payments, if any. The settlement rate then in effect will be calculated based on the daily amounts, as described under “— Purchase of Common Stock” above, for the each of the trading days in the 20 consecutive trading-day period ending on the third trading day immediately preceding the closing of the cash merger. You will also receive the trust preferred securities underlying your normal common equity units, or treasury securities underlying your stripped common equity units, as the case may be. If you do not elect to exercise your merger early settlement right, your common equity units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to (1) have in effect a registration statement covering the shares of our common stock and other securities, if any, to be delivered in respect of the stock purchase contracts being settled; and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.
      You may exercise the merger early settlement right only in integral multiples of 80 common equity units.
Contract Payments
      We will make quarterly contract payments on the stock purchase contracts at an annual rate of      % on the stated amount of $25 per stock purchase contract from and including the issue date to but excluding the initial stock purchase date, and at an annual rate of      % on the remaining stated amount of $12.50 per stock purchase contract from and including the initial stock purchase date to but excluding the subsequent stock purchase date. Contract payments payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Contract payments will accrue from June      , 2005 and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2005 and ending on the initial stock purchase date, in the case of the series A trust preferred securities, and on the subsequent stock purchase date, in the case of the series B trust preferred securities.
      Contract payments will be payable to the holders of stock purchase contracts as they appear on the books and records of the stock purchase contract agent at the close of business on the relevant record dates, which will be the first day of the month in which the relevant payment date falls. These distributions will be paid through the stock purchase contract agent, who will hold amounts received in respect of the contract payments for the benefit of the holders of the common equity units. Subject to any applicable laws and regulations, each such payment will be made as described under “Book-Entry System.”
      If any date on which contract payments are to be made on the stock purchase contracts is not a business day, then payment of the contract payments payable on that date will be made on the next succeeding business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A business day means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City are permitted or required by any applicable law to close.
      Our obligations with respect to contract payments will be subordinate and junior in right of payment to our obligations under any of our existing or future secured or senior indebtedness. The stock purchase contracts do not limit the incurrence by us of other indebtedness, including secured or senior indebtedness. No contract payments may be made if there shall have occurred and be continuing a default in any payment with respect to senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default. Additionally, your right to receive accrued contract payments automatically will terminate upon the occurrence of particular events of MetLife’s bankruptcy, insolvency or reorganization.
Option to Defer Contract Payments
      We may, at our option, and will at the direction of the Federal Reserve Board, upon prior written notice to the holders of common equity units and the stock purchase contract agent, defer contract payments on the stock purchase contracts. We may elect to defer contract payments on more than one occasion, but in no event may we defer contract payments beyond February 15, 2010. Any such deferred contract payments will accrue

additional amounts at an annual rate of           %, compounded quarterly on each succeeding payment date, until paid, to the extent permitted by law. If the stock purchase contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us, the right to receive deferred contract payments also will terminate.
      If we elect or are directed by the Federal Reserve Board to defer the payment of contract payments on the stock purchase contracts, then we will pay the deferred contract payments in either shares of our common stock or unsecured junior subordinated notes, in our sole discretion.
      If we pay deferred contract payments in shares of our common stock, the number of shares of our common stock that you will be entitled to receive will be equal to:

•	the aggregate amount of deferred contract payments payable to you, divided by

•	in the case of contract payments payable on or before the initial stock purchase date, the greater of

•	the closing price of our common stock on the trading day immediately preceding the initial stock purchase date) and

•	$ , and

•	in the case of contract payments payable after the initial stock purchase date, the greater of

•	the closing price of our common stock on the trading day immediately preceding the subsequent stock purchase date) and

•	$ ,
      subject, in each case, to anti-dilution adjustments.
      If we elect to pay deferred contract payments in unsecured junior subordinated notes, the junior subordinated notes you will receive will:

•	have a principal amount equal to the aggregate amount of deferred contract payments payable to you,

•	mature on February 15, 2010,

•	bear interest at an annual rate equal to the then market rate of interest for similar instruments (not to exceed 10%), as determined by a nationally recognized investment banking firm selected by us,

•	be subordinate and rank junior in right of payment to all of our existing and future secured and senior debt on the same basis as the contract payments, and

•	not be redeemable by us prior to their stated maturity.
      We will not issue any fractional shares of our common stock with respect to the payment of deferred contract payments. In lieu of fractional shares that we would otherwise have to issue to you, you will receive an amount in cash equal to the applicable fraction of a share multiplied by the closing sale price of our common stock on the trading day immediately preceding the applicable stock purchase date.
      If we elect or are directed by the Federal Reserve Board to defer contract payments, then until the deferred contract payments have been paid, we will not take any of the actions that we would be prohibited from taking during a deferral of interest payments on the junior subordinated debt securities as described under “Description of the Junior Subordinated Debt Securities — Restrictions on Certain Payments, Including on Deferral of Interest.”

Anti-Dilution Adjustments
      The daily amounts used in determining the settlement rate and the number of shares of our common stock to be delivered upon an early settlement will be subject to adjustment (by adjusting the share components), without duplication, under the following circumstances:

(1) Stock dividends in common stock: The payment of a dividend or other distributions on the common stock to all holders of our common stock exclusively in shares of our common stock.

(2) Issuance of rights or warrants: The issuance to all or substantially all holders of common stock of rights, options or warrants, other than pursuant to any dividend reinvestment, share purchase or similar plans, entitling them to subscribe for or purchase shares of our common stock for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the current market price (as defined below), provided that no adjustment will be made if holders of common equity units may participate in the transaction on a basis and with notice that our board of directors determines to be fair and appropriate. To the extent that such rights or warrants are not exercised prior to their expiration (and as a result no additional shares of our common stock are delivered or issued pursuant to such rights or warrants), the share components shall be readjusted to the share components that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery or issuance of only the number of shares of our common stock actually delivered or issued.

(3) Stock splits or recombinations: Subdivisions, splits and recombinations of our common stock.

(4) Distributions of indebtedness, securities or assets: Distributions to all or substantially all holders of our common stock of evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution covered by clause (1) or (2) above or clause (6) below), provided that no adjustment will be made if all holders of the common equity units issued in this offering may participate in the transaction.

(5) Tender or exchange offers: The successful completion of a tender or exchange offer made by MetLife, Inc. or one of its subsidiaries for shares of our common stock that involves an aggregate consideration that, when combined with (a) any cash and the fair market value of other consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by MetLife, Inc. or one of its subsidiaries for its shares of our common stock concluded within the preceding 12 months and (b) the aggregate amount of any all-cash distributions (other than regular quarterly, semi-annual or annual cash dividends and dividends and distributions described in clause (6) below) to all holders of shares of our common stock made within the preceding 12 months, exceeds 10% of MetLife, Inc.’s aggregate market capitalization on the date of expiration of such tender or exchange offer.

(6) Cash dividends or distributions: Regular quarterly, semi-annual or annual cash dividends or any other distributions by MetLife, Inc. consisting exclusively of cash to all holders of MetLife’s common stock, excluding any regular cash dividend on our common stock to the extent that the aggregate annual cash dividend per common share does not exceed $0.46 (which we refer to in this prospectus supplement as the “dividend threshold amount;” the dividend threshold amount is subject to adjustment in the same proportion as the daily amounts for any adjustment made to the daily amounts pursuant to clause (1) or clause (3)).
      The daily amounts used in determining the settlement rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of MetLife, Inc. and the investment of additional optional amounts in our common stock under any plan,

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by MetLife, Inc. or any of its subsidiaries, or

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable, or convertible security outstanding as of the date the common equity units were first issued.
      Except as specifically described above, the daily amounts and the number of shares of our common stock to be delivered on early settlement will not be subject to adjustment in the case of the issuance of any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, the issuance of rights, the distribution of separate certificates representing rights, the exercise or redemption of rights or the termination or invalidations of any rights in each case pursuant to a rights plan of MetLife, Inc. Solely as used above, the “current market price” per share of our common stock on any day means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade without the right to receive the issuance or distribution. In the case of reclassifications, consolidations, mergers, amalgamations, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each stock purchase contract then outstanding would, without the consent of the holders of common equity units, become a contract to purchase only the kind and amount of such securities, cash or property instead of our common stock. In such event, on the stock purchase date the settlement rate then in effect will be applied to the value on the stock purchase date of the securities, cash or property a holder would have received if it had held the shares covered by the stock purchase contract when the applicable transaction occurred. Holders have the right to settle their obligations under the stock purchase contracts early in the event of certain cash mergers as described under “— Early Settlement upon Cash Merger.”
      If an event requiring an adjustment occurs on any day during the first 20 trading days beginning on July 9, 2008 for the series A trust preferred securities or during the first 20 days beginning on January 7, 2009 for the series B trust preferred securities, the daily amount calculated for each trading day in this period before the event requiring an adjustment occurs will be adjusted in the same manner as the adjustment to the share components for each trading day in this period on or after the event requiring an adjustment occurs pursuant to the procedures described above.
      Adjustments to the settlement rate will be calculated to the nearest 1/10,000 of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least 1% in the settlement rate. If an adjustment is not required to be made because it would not increase or decrease the settlement rate by at least 1%, then the adjustment will be carried forward and taken into account in any subsequent adjustment. However, all such adjustments (even if less than 1%) will apply on the applicable stock purchase date.
      MetLife, Inc. will be required, as soon as practicable following the occurrence of an event that requires or permits an adjustment in the settlement rate, to provide written notice to the stock purchase contract agent of the occurrence of that event. MetLife, Inc. also will be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.
      Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of our common stock issuable upon early settlement of a stock purchase contract.
Termination
      The stock purchase contracts, as well as our rights and obligations and the rights and obligations of the holders of common equity units under the stock purchase contracts, including the right and obligation to purchase shares of our common stock and the right to receive accrued contract payments, will immediately and automatically terminate, without any further action, upon the termination of the stock purchase contracts as a result of our bankruptcy, insolvency or reorganization. In the event of a termination of the stock purchase contracts as a result of our bankruptcy, insolvency or reorganization, holders of the stock purchase contracts will not have a claim in bankruptcy under the stock purchase contracts with respect to our issuance of shares of our common stock or the right to receive contract payments.
      Upon any termination, the collateral agent will release the trust preferred securities or the treasury securities, as the case may be, held by it to the stock purchase contract agent for distribution to the holders. Upon any termination, however, the release and distribution may be subject to the automatic stay under Section 362 of the U.S. Bankruptcy Code, and claims arising out of the trust preferred securities, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. In the event that we become the subject of a case under the Bankruptcy Code, the delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited. The automatic stay will not be lifted until such time as the bankruptcy court agrees to lift it and return your pledged securities to you.
      If your stock purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, you will have no right to receive any accrued contract payments.
Pledged Securities and the Pledge Agreement
      Your ownership interest in each series of trust preferred securities underlying normal common equity units and the treasury securities underlying stripped common equity units, which are also referred to as the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to a single pledge agreement to secure your obligations to purchase shares of our common stock under your stock purchase contracts. Your right to your pledged securities will be subject to our security interest created by the pledge agreement.
      You will not be permitted to withdraw the pledged securities related to the common equity units from the pledge arrangement except:

•	to substitute zero coupon treasury securities for trust preferred securities as provided for under “Description of the Common Equity Units — Creating Stripped Common Equity Units;”

•	to substitute trust preferred securities for zero coupon treasury securities, as provided for under “Description of the Common Equity Units — Recreating Normal Common Equity Units;” or

•	upon the termination or early settlement of your stock purchase contracts.
      Subject to the security interest and the terms of the pledge agreement, each holder of normal common equity units will be entitled through the stock purchase contract agent and the collateral agent to all of the proportional rights of holders of each series of trust preferred securities, including voting and redemption rights. Each holder of stripped common equity units will retain beneficial ownership of the treasury securities pledged in respect of the stock purchase contracts. We will have no interest in the pledged securities other than our security interest.
      Except as described in “Certain Provisions of the Stock Purchase Contracts, the Stock Purchase Contract Agreement and the Pledge Agreement — General,” the collateral agent will, upon receipt, if any, of payments on the pledged trust preferred securities, distribute the payments to the stock purchase contract agent, which will in turn distribute those payments, together with contract payments received from us, to the persons in whose names the related normal common equity units are registered at the close of business on the record date immediately preceding the date of payment.

CERTAIN PROVISIONS OF THE STOCK PURCHASE CONTRACTS,
THE STOCK PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT
      This section summarizes some of the other provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This summary should be read together with those agreements, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” in the accompanying prospectus.
General
      Except as described under “Book-Entry System”, payments on the common equity units will be made, stock purchase contracts (and documents relating to the common equity units and stock purchase contracts) will be settled, and transfers of the common equity units will be registrable, at the office of the stock purchase contract agent in the Borough of Manhattan, New York City. In addition, if the common equity units do not remain in book-entry form, payment on the common equity units may be made, at our option, by check mailed to the address of the holder entitled to payment as shown on the security register or by a wire transfer to the account designated by the holder in a prior written notice.
      Shares of our common stock will be delivered on the applicable stock purchase date (or earlier upon early settlement), or, if the stock purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of an automatic stay under the Bankruptcy Code, as described under “Description of the Stock Purchase Contracts — Termination”) at the office of the stock purchase contract agent upon presentation and surrender of the applicable certificate.
      If you fail to present and surrender (in the case of the subsequent stock purchase date) the certificate evidencing the common equity units to the stock purchase contract agent on or prior to the applicable stock purchase date, the shares of our common stock issuable upon settlement of the stock purchase contract will be registered in the name of the stock purchase contract agent. The shares, together with any distributions, will be held by the stock purchase contract agent, as agent for your benefit, until the certificate is presented and surrendered (in the case of the subsequent stock purchase date) or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the stock purchase contract agent and us.
      If the stock purchase contracts terminate prior to the applicable stock purchase date, the related pledged securities are transferred to the stock purchase contract agent for distribution to the holders, and you fail to present and surrender the certificate evidencing your common equity units to the stock purchase contract agent, the related pledged securities delivered to the stock purchase contract agent and payments on the pledged securities will be held by the stock purchase contract agent as agent for your benefit until the applicable certificate is presented and surrendered or you provide the evidence and indemnity described above.
      The stock purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the stock purchase contract agent pending payment to any holder.
      No service charge will be made for any registration of transfer or exchange of the common equity units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.
Modification
      The stock purchase contract agreement and the pledge agreement will contain provisions permitting us, the stock purchase contract agent or the collateral agent, as the case may be, to modify the stock purchase contract agreement or the pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor stock purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events;

•	to cure any ambiguity, to correct or supplement any provisions that may be inconsistent; and

•	to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders in any material respect.
      The stock purchase contract agreement and the pledge agreement will contain provisions permitting us and the stock purchase contract agent, and in the case of the pledge agreement, the collateral agent, with the consent of the holders of not less than a majority of the stock purchase contracts at the time outstanding, to modify the terms of the stock purchase contracts, the stock purchase contract agreement or the pledge agreement. However, no such modification may, without the consent of the holder of each outstanding stock purchase contract affected by the modification:

•	change any payment date;

•	change the amount or type of pledged securities related to the stock purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder’s rights in or to the pledged securities;

•	change the place or currency of payment or reduce any contract payments;

•	impair the right to institute suit for the enforcement of the stock purchase contract or payment of any contract payments;

•	reduce the number of shares of our common stock to be purchased under the stock purchase contracts, increase the price to purchase shares of our common stock upon settlement of the stock purchase contracts, change the stock purchase date, the right to early settlement or the holder’s merger early settlement right or otherwise adversely affect the holder’s rights under the stock purchase contracts; or

•	reduce the above-stated percentage of outstanding stock purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the stock purchase contracts, the stock purchase contract agreement or the pledge agreement.
      If any amendment or proposal referred to above would adversely affect only the normal common equity units or only the stripped common equity units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected class, as applicable.
No Consent to Assumption
      Each holder of common equity units, by acceptance of these securities, will under the terms of the stock purchase contract agreement and the common equity units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the stock purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.
Consolidation, Merger, Sale or Conveyance
      We will covenant in the stock purchase contract agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless:

•	the successor entity is a corporation organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and that entity expressly assumes our obligations under the stock purchase contracts, the stock purchase contract agreement, the pledge agreement, the trust agreements and the remarketing agreement; and

•	the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the stock purchase contracts, the stock purchase contract agreement, the pledge agreement, the trust agreements or the remarketing agreement or in material default in the performance of any other covenants under these agreements.
Title
      We, the stock purchase contract agent and the collateral agent may treat the registered owner of any common equity unit as the absolute owner of such common equity unit for the purpose of making payment and settling the stock purchase contracts and for all other purposes.
Replacement of Common Equity Units Certificates
      In the event that physical certificates have been issued, any mutilated common equity units certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the stock purchase contract agent. Common equity units certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the stock purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the stock purchase contract agent. In the case of a destroyed, lost or stolen common equity units certificate, an indemnity satisfactory to the stock purchase contract agent and us may be required at the expense of the holder of the common equity units evidenced by the certificate before a replacement will be issued.
      Notwithstanding the foregoing, we will not be obligated to issue any common equity units certificates on or after the business day immediately preceding the subsequent stock purchase date (or after early settlement) or after the stock purchase contracts have terminated. The stock purchase contract agreement will provide that, in lieu of the delivery of a replacement common equity units certificate following the subsequent stock purchase date, the stock purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the stock purchase contracts included in the common equity units evidenced by the certificate or, if the stock purchase contracts have terminated prior to the subsequent stock purchase date, transfer the pledged securities included in the common equity units evidenced by the certificate.
Governing Law
      The stock purchase contract agreement, the pledge agreement and the stock purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.
Information Concerning the Stock Purchase Contract Agent
      J.P. Morgan Trust Company, National Association initially will be the stock purchase contract agent. The stock purchase contract agent will act as the agent for the holders of the common equity units from time to time. The stock purchase contract agreement will not obligate the stock purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the common equity units or the stock purchase contract agreement.
      The stock purchase contract agreement will contain provisions limiting the liability of the stock purchase contract agent. The stock purchase contract agreement will contain provisions under which the stock purchase contract agent may resign or be replaced. Any such resignation or replacement would be effective upon the acceptance of appointment by a successor.

      J.P. Morgan Trust Company, National Association and its affiliates are among a number of financial institutions with which we and our subsidiaries maintain ordinary banking and trust relationships. J.P. Morgan Securities Inc., an affiliate of J.P. Morgan Trust Company, National Association, is acting as an underwriter for this offering.
Information Concerning the Collateral Agent
      JPMorgan Chase Bank, National Association initially will be the collateral agent and securities intermediary for each series of trust preferred series. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the common equity units except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.
      The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. Any such or replacement would be effective upon the acceptance of appointment by a successor.
      JPMorgan Chase Bank, National Association and its affiliates are among a number of financial institutions with which we and our subsidiaries maintain ordinary banking and trust relationships. J.P. Morgan Securities Inc., an affiliate of JPMorgan Chase Bank, National Association, is acting as an underwriter for this offering.
Miscellaneous
      Should you elect to substitute the related pledged securities, create stripped common equity units or recreate normal common equity units, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES
      The following description of the particular terms of the trust preferred securities supplements the description of the general terms and provisions of such securities set forth under “Description of Trust Preferred Securities” beginning on page 26 in the accompanying prospectus. This summary contains a description of all of the material terms of the trust preferred securities but is not necessarily complete. To the extent that the following description is not consistent with the description contained in the accompanying prospectus, you should rely on the following description.
      The series A trust preferred securities and the series B trust preferred securities each will be issued pursuant to an Amended and Restated Declaration of Trust, which we collectively refer to as the “trust agreements.” The series A trust preferred securities will represent remarketable preferred securities of MetLife Capital Trust II, which we refer to as the “series A trust.” The series B trust preferred securities will represent remarketable preferred securities of MetLife Capital Trust III, which we refer to as the “series B trust” and, together with the series A trust, as the “trusts.” The trust preferred securities will have an initial liquidation amount of $1,000 per trust preferred security and will be mandatorily redeemable for their accreted liquidation amount upon the maturity of the related series of junior subordinated debt securities (initially February 15, 2039, in the case of the series A junior subordinated debt securities, and February 15, 2040, in the case of the series B junior subordinated debt securities, in each case, subject to change as described below under “— Remarketing”). Each trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee for each trust agreement, J.P. Morgan Trust Company, National Association, will act as indenture trustee for each series of trust preferred securities under the relevant trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the relevant trust agreement, including any amendments thereto, those made part of the relevant trust agreement by the Trust Indenture Act and the Delaware Statutory Trust Act and those that are stated in such trust preferred securities.
      Each trust agreement authorizes the relevant administrative trustees to issue, on behalf of such trust, the trust securities, consisting of the relevant series of trust preferred securities and the common securities of such trust. These trust securities represent undivided beneficial ownership interests in the assets of such trust. We will own, directly or indirectly, all of the common securities of each trust. Each trust’s common securities will rank equal in right of payment, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis with, the corresponding series of trust preferred securities. During the continuance of an event of default under the junior indenture for the corresponding series of junior subordinated debt securities, the rights of the holders of such common securities to receive periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the corresponding series of trust preferred securities. Neither trust agreement permits the trust to issue any securities other than the common securities and corresponding series of trust preferred securities or to incur any indebtedness.
      Under each trust agreement, the relevant property trustee will own the series A junior subordinated debt securities and the series B junior subordinated debt securities, as applicable, purchased by such trust for the benefit of the holders of the series A trust preferred securities and series B trust preferred securities, respectively. With respect to each trust, the payment of distributions out of money held by such trust, and payments upon redemption of the corresponding series of trust preferred securities or liquidation of such trust, are guaranteed by us to the extent described under “Description of the Guarantees.” Such guarantees, when taken together with our obligations under the applicable series of junior subordinated debt securities, the applicable junior indentures and our obligations under the applicable trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than with respect to the common securities and the trust preferred securities of the applicable trust, have the effect of providing a full and unconditional guarantee of all amounts due on such trust preferred securities. J.P. Morgan Trust Company, National Association, as the guarantee trustee under each guarantee, will hold such guarantee for the benefit of the holders of the applicable series of trust preferred securities. Neither guarantee covers payment of distributions when the applicable trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which each holder of the trust preferred securities of the applicable series may take direct action, the remedy of a holder of such trust preferred securities is to vote to direct the relevant property trustee to enforce such property trustee’s rights under the corresponding series of junior subordinated debt securities.
Distributions
      Distributions on the series A trust preferred securities will be cumulative and will be fixed initially at an annual rate of      % on the initial liquidation amount of $1,000 per trust preferred security, subject to our right to defer these distributions. Distributions on the series B trust preferred securities will be cumulative and will be fixed initially at an annual rate of      % on the initial liquidation amount of $1,000 per trust preferred security, subject to our right to defer these distributions. Distributions on each series will accrue from June      , 2005 and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, subject to the deferral provisions described below, commencing August 15, 2005, when, as and if funds are available for distributions. From and after the initial stock purchase date for the series A trust preferred securities and the subsequent stock purchase date for the series B trust preferred securities, distributions, if any, on such series will be payable semi-annually on February 15 and August 15 of each year or May 15 and November 15 of each year, as applicable, with the first such semi-annual payment, if any, occurring on the payment date that is not more than six months after the applicable stock purchase date. Distributions will be made by the relevant trust, except as otherwise provided below.
      The rate on a series of trust preferred securities will be reset in connection with a successful remarketing of that series as described below under “— Remarketing.” Following a successful remarketing, the reset rate will be a non-cash rate of accretion, unless we have elected (prior to that remarketing) that the underlying series of junior subordinated debt securities corresponding to that series of trust preferred securities will continue to bear cash interest (payable semi-annually), in which case the trust preferred securities of that series will continue to bear cash distributions. To the extent we do not elect to pay cash interest on those underlying junior subordinated debt securities and, accordingly, the relevant trust does not make cash distributions, the liquidation amount of the trust preferred securities of that series will accrete daily at the reset rate determined in the remarketing for that series.
      We have the right to defer the payment of interest on either series of junior subordinated debt securities at any time and from time to time. As a consequence, the relevant trust will defer distributions on the corresponding series of trust preferred securities during the deferral period. Deferred distributions to which you are entitled will accrue interest, compounded quarterly prior to the applicable stock purchase date and semi-annually thereafter, from the relevant payment date for distributions during any deferral period, at the rate borne by such trust preferred securities at such time, to the extent permitted by applicable law. We may not defer interest payments on a series of junior subordinated debt securities that we are otherwise obligated to pay in cash for any period of time that exceeds five years with respect to any deferral period or that extends beyond the final stated maturity date of such junior subordinated debt securities.
      Each trust must make distributions on the applicable series of trust preferred securities on the payment dates, to the extent that it has funds available in the property account therefor. Each trust’s funds available for distribution to you as a holder of such trust preferred securities will be limited to payments received from us on the corresponding series of junior subordinated debt securities. With respect to each trust, we will guarantee the payment of distributions on the applicable series of trust preferred securities out of funds held by such trust to the extent of available trust funds, as described under “Description of the Guarantees.”
      Distributions on the trust preferred securities will be payable to holders, including the collateral agent, as they appear on the books and records of the relevant trust on the relevant record dates. As long as the trust preferred securities remain only in book-entry form, the record dates will be the first day of the month in which the payment date falls. Distributions will be paid through the relevant property trustee, who will hold amounts received in respect of the relevant series of junior subordinated debt securities in the property account for your benefit. Subject to any applicable laws and regulations and the provisions of each trust agreement, each distribution will be made as described under “Book Entry System”. With respect to trust preferred securities of either series not held in book-entry form, the relevant administrative trustee will have the right to select relevant record dates, which will be more than one business day but less than 60 business days prior to the relevant payment dates.
      If any date on which distributions on the trust preferred securities are to be made is not a business day, distributions payable on that date will be made on the next succeeding business day without any interest or other payment in respect of any delay, but if that business day is in the next succeeding calendar year the distribution shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date.
Mandatory Redemption of Trust Preferred Securities and Maturity of Junior Subordinated Debt Securities
      The trust preferred securities of each series have no stated maturity but must be redeemed upon the maturity of the corresponding series of junior subordinated debt securities or their earlier redemption. The series A junior subordinated debt securities will mature on February 15, 2039 and the series B junior subordinated debt securities will mature on February 15, 2040, or, in each case, on such earlier date as we may elect in connection with a successful remarketing, as described below under “— Remarketing” (the “mandatory redemption date”); provided, however, that if we are deferring interest on a series of junior subordinated debt securities at the time of a remarketing relating to the corresponding series of trust preferred securities, any new stated maturity date and mandatory redemption date may not be earlier than five years after commencement of the deferral period. The redemption price per trust preferred security will equal the total accreted liquidation amount per trust preferred security plus accumulated and unpaid distributions, if any, to but excluding the redemption date.
Remarketing
      The remarketing agent will attempt to remarket your trust preferred securities of each series underlying normal common equity units in remarketings, unless you elect not to participate in such remarketings. If you hold the trust preferred securities separately and not as part of common equity units, you may elect to participate in a remarketing as described below under “— Optional Remarketing of the Trust Preferred Securities Not Included in Normal Common Equity Units.”
      The “remarketing date” for any series of trust preferred securities will be the third business day immediately preceding the applicable remarketing settlement date for that series of trust preferred securities. If the remarketing is successful, settlement will occur on the applicable remarketing settlement date for that series of trust preferred securities.
      The remarketing agent will use its commercially reasonable efforts to obtain a price for the trust preferred securities to be remarketed which results in proceeds, net of any remarketing fee, of at least 100% of their aggregate accreted liquidation amount, plus accrued and unpaid distributions, if any. To obtain that price, the remarketing agent may reset the rate on the trust preferred securities as described below. If the remarketing is successful, the reset rate will apply to all outstanding trust preferred securities of the series, whether or not you participated in the remarketing, and will become effective on the settlement date of such remarketing. The interest rate on the series of junior subordinated debt securities underlying such series of trust preferred securities automatically will be reset to equal the distribution rate on such trust preferred securities as of and when the distribution rate on such trust preferred securities is reset.
      Unless we have elected that the underlying series of junior subordinated debt securities will continue to bear cash interest following a successful remarketing, the trust preferred securities of the series that was remarketed will not bear cash distributions following a successful remarketing, and the liquidation amount of such trust preferred securities will accrete daily at the reset rate. If we elect (prior to any remarketing) to pay cash interest on the underlying series of junior subordinated debt securities following a successful remarketing, the liquidation amount of the trust preferred securities of the series to be remarketed will not accrete during the period in which cash distributions are made, and cash distributions will be made semi-annually at the reset rate.

      Following a successful remarketing, the reset rate on a series of trust preferred securities will be the rate to the mandatory redemption date, or the cash payment rate, such that the proceeds from the remarketing of such series of trust preferred securities, net of any remarketing fee, will be at least 100% of their liquidation amount, plus any accrued and unpaid distributions; provided, however, that in connection with the first two remarketings of any series of trust preferred securities, the reset rate may not exceed the reset cap. For this purpose, the “reset cap” is the prevailing market yield per annum, as determined by the remarketing agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period until the mandatory redemption date, plus 350 basis points.
      If there is a third and final potential remarketing of a series of trust preferred securities, the reset rate will not be subject to the reset cap.
      In connection with a successful remarketing, we may elect, in our sole discretion, to change the stated maturity of the series of junior subordinated debt securities underlying the trust preferred securities of the series being remarketed to any date not earlier than the second anniversary of the applicable stock purchase date and not later than February 15, 2039 for the series A junior subordinated debt securities or later than February 15, 2040 for the series B junior subordinated debt securities and to specify a date, not earlier than the second anniversary of the applicable stock purchase date, on and after which such series of junior subordinated debt securities will be redeemable at our option. In the event we are deferring interest on such series of junior subordinated debt securities at the time of the remarketing, any new maturity or optional redemption date of such series of junior subordinated debt securities may not be earlier than five years after commencement of the deferral period. In addition, we may also elect to add any additional financial covenants as we may determine or elect that such series of junior subordinated debt securities shall no longer be subordinated. Any such election would take effect, upon a successful remarketing, on the applicable stock purchase date.
      The stock purchase contract agent will give holders of common equity units, each property trustee will give holders of separate trust preferred securities of the relevant series, and we will request that DTC give its participants holding normal common equity units or separate trust preferred securities, notice of remarketing at least 21 business days prior to any remarketing date. Such notice will set forth:

(1) whether the trust preferred securities of the series to be remarketed will accrete or bear cash distributions and if such trust preferred securities will bear cash distributions, the applicable distribution dates and record dates;

(2) any change to the stated maturity of the series of junior subordinated debt securities underlying the trust preferred securities of the series to be remarketed and, if applicable, the date on and after which the relevant trust will have the right to redeem such trust preferred securities; provided, however, that if we are deferring interest on such junior subordinated debt securities at the time of the remarketing, any new stated maturity date and mandatory redemption date may not be earlier than five years after commencement of the deferral period;

(3) whether the series of junior subordinated debt securities underlying the trust preferred securities of the series to be remarketed, and our guarantee of such trust preferred securities, will no longer be subordinated to our senior debt;

(4) the procedures you must follow if you hold the trust preferred securities of the series to be remarketed as a component of common equity units to elect not to participate in the remarketing and the date by which such election must be made;

(5) the procedures you must follow if you hold the trust preferred securities of the series to be remarketed separately to elect to participate in the remarketing as described below under “— Optional Remarketing of the Trust Preferred Securities not Included in Normal Common Equity Units;” and

(6) only in the case of the third and final remarketing of a series of trust preferred securities, the procedures you must follow in the event of a final failed remarketing if you hold the trust preferred securities of the series to be remarketed separately to exercise your right to require the trust to purchase such trust preferred securities.

      The remarketing agent will deduct its fee from the proceeds of the remarketing (which, net of any such fee, must be at least 100% of the liquidation amount of the trust preferred securities remarketed plus accrued and unpaid distributions, if any) and remit any proceeds remaining after the application of such net proceeds in satisfaction of holders’ relevant obligations under the stock purchase contracts, to holders participating in the remarketing on the remarketing settlement date.
      If the remarketing agent cannot remarket a series of trust preferred securities such that the proceeds, net of any remarketing fee, are at least 100% of their liquidation amount, plus accrued and unpaid distributions, if any, then:

•	the distribution rate on that series of trust preferred securities will not be reset;

•	that series of trust preferred securities will continue to bear quarterly cash distributions at an initial annual rate of % for the series A trust preferred securities and an initial annual rate of % for the series B trust preferred securities; and

•	the remarketing agent will attempt to establish a reset rate meeting the requirements described above and remarket that series of trust preferred securities on the next applicable remarketing settlement date.
      Any remarketing will be subject to the conditions and procedures described above, and will settle (if successful) on the corresponding remarketing settlement date.
      If the remarketing agent is unable to remarket a series of trust preferred securities for settlement on or before the settlement date for the third and final remarketing of a series of trust preferred securities, a “final failed remarketing” will be deemed to have occurred with respect to such series. In the event of a final failed remarketing:

•	the distribution rate on that series of trust preferred securities will not be reset. In the event of a final failed remarketing of a series of trust preferred securities, we may shorten the stated maturity of the series of junior subordinated debt securities corresponding to that series of trust preferred securities and, accordingly, the mandatory redemption date of that series of trust preferred securities.

•	if you hold those trust preferred securities as a component of normal common equity units, we will exercise our rights as a secured party and, subject to applicable law, retain those trust preferred securities pledged as collateral under the pledge agreement or sell them in one or more private sales and apply the liquidation amount or proceeds from the sale of the trust preferred securities against your obligations under the stock purchase contracts. In either case, your obligations under the stock purchase contracts would be satisfied in full. We will issue a junior subordinated note to the stock purchase contract agent for delivery to you, payable on August 15, 2010 or, if we are deferring interest on the corresponding series of junior subordinated debt securities, on the date that is five years after commencement of the deferral period (whichever is later), and bearing interest at an annual rate of %, in an amount equal to any accrued and unpaid distributions (and accrued and unpaid interest thereon) on those trust preferred securities as of the final failed remarketing settlement date.

•	If you hold stripped common equity units, we will exercise our rights as a secured party and, subject to applicable law, retain your treasury securities pledged as collateral under the pledge agreement and apply them against your obligation to us under the stock purchase contract or sell them in one or more private sales. In either case, your obligations under the stock purchase contracts would be satisfied in full.

•	if you hold trust preferred securities that are not a part of normal common equity units and you elected to participate in the remarketing, your trust preferred securities will be returned to you, and you will have the right, at your option, to require the trust to purchase all or a portion of those trust preferred securities in exchange for the initial liquidation amount of $1,000 per trust preferred security in cash, plus a junior subordinated note, payable on August 15, 2010 or, if we are deferring interest on the corresponding series of junior subordinated debt securities, on the date that is five years after commencement of the deferral period (whichever is later) and bearing interest at an annual rate of %, in an amount equal to any distributions that are accrued and unpaid (and accrued and unpaid interest thereon) as of the remarketing settlement date corresponding to the final failed remarketing.

      We will cause a notice of any unsuccessful remarketings and of any failed remarketings to be published in a press release and on Bloomberg Business News.
      We will appoint a nationally recognized investment banking firm as remarketing agent and enter into a remarketing agreement with such firm at least 30 calendar days prior to any remarketing date. We will covenant in the stock purchase contract agreement to use our commercially reasonable efforts to effect the remarketing of each series of trust preferred securities as described in this prospectus supplement. If in the judgment of our counsel or counsel to the remarketing agent a registration statement is required to effect the remarketing of a series of trust preferred securities, we will use our commercially reasonable efforts to ensure that a registration statement covering the full liquidation amount of the trust preferred securities to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process or we will effect such remarketing pursuant to Rule 144A under the Securities Act or any other available exemption from applicable registration requirements of the Securities Act.
Optional Remarketing of the Trust Preferred Securities Not Included in Normal Common Equity Units
      Under the remarketing agreement, on or prior to the fifth business day immediately preceding any remarketing date, holders of the trust preferred securities of the series being remarketed that are not held as part of normal common equity units may elect to have those trust preferred securities included in such remarketing and remarketed in the same manner and at the same price as the trust preferred securities of that series that are held as part of normal common equity units by delivering those trust preferred securities along with a notice to the collateral agent. The collateral agent will hold those trust preferred securities in an account separate from the collateral account in which the securities pledged to secure the holders’ obligations under the stock purchase contracts will be held. Holders of the trust preferred securities electing to have those trust preferred securities remarketed will also have the right to withdraw that election on or prior to the fifth business day immediately preceding any remarketing date.
      If the remarketing is successful, after deducting any applicable remarketing fee, the remarketing agent will remit to the collateral agent the remaining portion of the proceeds for payment to such participating holders.
      If the remarketing agent cannot remarket that series of trust preferred securities on that remarketing date, the remarketing agent will promptly return those trust preferred securities to the collateral agent for release to the holders.
Redemption at Our Option
      We may elect, in our sole discretion, in connection with a remarketing, that the series of junior subordinated debt securities corresponding to the relevant series of trust preferred securities, and therefore such trust preferred securities, will be redeemable at our option, in whole or in part, on or after a specified date not earlier than the later of (i) the second anniversary of the initial stock purchase date, in the case of the series A preferred securities, or the subsequent stock purchase date, in the case of the series B trust preferred securities, or (ii) five years after commencement of any deferral period then in effect. We may redeem some or all of the junior subordinated debt securities of one series without redeeming any of the junior subordinated debt securities of the other series. The redemption price of each junior subordinated debt security will be the accreted principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date plus, if we have agreed, at the time of remarketing of the related series of trust preferred securities, to pay additional amounts upon redemption, an amount equal to such additional amounts. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the junior subordinated debt securities. Any such election would take effect, upon a successful remarketing, on the applicable stock purchase date.
      We may not redeem a series of junior subordinated debt securities in part if the accreted principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding junior subordinated debt securities of that series for all interest periods terminating on or prior to the redemption date.
      In the event of a final failed remarketing, the trust preferred securities provide that we may apply the liquidation amount of the trust preferred securities pledged to us against your obligations under the stock purchase contracts. This remedy has the effect similar to an automatic redemption of the trust preferred securities, but we do not have to give you prior notice or follow any of the other redemption procedures.
Redemption Procedures
      You will receive at least 30 days’, but not more than 60 days’, written notice before any redemption of the trust preferred securities.
      If (1) either trust gives an irrevocable notice of redemption of the relevant series of trust preferred securities, and (2) we have paid to the relevant property trustee a sufficient amount of cash in connection with the related redemption or maturity of the corresponding series of junior subordinated debt securities, then, on the redemption date, such property trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the trust preferred securities of that series being redeemed. See “Book-Entry System.” Such trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the holders of beneficial interests in the global security certificates representing such trust preferred securities. Distributions to be paid on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders on the record dates for the related dates of distribution.
      Once notice of redemption is given and funds are irrevocably deposited, distributions on the trust preferred securities of that series to be redeemed will cease to accumulate immediately prior to the close of business on the redemption date and all rights of the holders of such trust preferred securities called for redemption will cease, except for the right to receive the redemption amount (but without interest on such redemption amount).
      If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar year, then payment will be on the immediately preceding business day, in each case with the same force and effect as if made on that payment date.
      If payment of the redemption amount for any junior subordinated debt securities of a series called for redemption is improperly withheld or refused and not paid either by the relevant trust or by us under the applicable guarantee, then interest on such junior subordinated debt securities will continue to accrue and distributions on the corresponding series of trust preferred securities will continue to accumulate at the applicable rate then borne by such trust preferred securities from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.
      If less than all of the junior subordinated debt securities of a series, and therefore, less than all of the trust preferred securities of the corresponding series, are redeemed, such trust preferred securities will be redeemed pro rata in accordance with DTC’s internal procedures. See “Book Entry System.”

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES
      The following description of the particular terms of the junior subordinated debt securities supplements the description of the general terms and provisions of such securities set forth under “Description of Debt Securities” beginning on page 6 in the accompanying prospectus. This summary contains a description of the material terms of each series of junior subordinated debt securities, in which the relevant trust will invest the proceeds from the issuance and sale of corresponding series of trust preferred securities, but is not necessarily complete. To the extent that the following description is not consistent with the description contained in the accompanying prospectus, you should rely on the following description.
      Each series of junior subordinated debt securities will be issued pursuant to the indenture, dated as of           , 2005, between us and J.P. Morgan Trust Company, National Association (the “subordinated debt trustee”), as indenture trustee, and a related supplemental indenture for such series, to be dated the issue date of such series, between us and the subordinated debt trustee. We refer to the indenture, as supplemented for each series, as a “junior indenture” and to the subordinated debt trustee under each junior indenture or its successor, as indenture trustee, as the “trustee.” Each junior indenture is qualified as an indenture under the Trust Indenture Act. The subordinated debt trustee will act as the indenture trustee under each junior indenture for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the junior indenture will be those provided in the junior indenture and those made part of the junior indenture by the Trust Indenture Act.
General
      Each series of junior subordinated debt securities will be unsecured and will rank equal in right of payment with the other series and with all of our other junior subordinated debt securities and, together with such other series and such other junior subordinated debt securities, will be subordinated and junior in right of payment to all of our existing and future secured and senior debt. Each series of junior subordinated debt securities will be limited in aggregate principal amount to $                    , or $                    if the underwriters’ option to purchase additional common equity units is exercised in full.
      We will not be able to redeem the junior subordinated debt securities except as described above under “Description of the Trust Preferred Securities — Redemption at Our Option.”
      We will have the right at any time to dissolve either or both trusts and cause the relevant series of junior subordinated debt securities to be distributed to the holders of the corresponding series of trust preferred securities. Upon dissolution of a trust, we may specify that the relevant series of junior subordinated debt securities will no longer be subordinate to our senior debt. If junior subordinated debt securities of a series are distributed to holders of the corresponding series of trust preferred securities in liquidation of the holders’ interests in the relevant trust, those junior subordinated debt securities initially will be represented by one or more global security certificates. Unless such trust is dissolved and such junior subordinated debt securities are distributed to holders of such trust preferred securities, the relevant property trustee will continue to hold legal title to such junior subordinated debt securities for the benefit of the holders of such trust preferred securities.
      Each series of junior subordinated debt securities will have terms substantially similar to the terms of the corresponding series of trust preferred securities, except that the junior subordinated debt securities will not be remarketed at any time (unless the junior subordinated debt securities are distributed directly to holders of the trust preferred securities). Instead, upon a remarketing, as described under “Description of the Stock Purchase Contracts — Remarketing,” the coupon or accretion rate on the related junior subordinated debt securities will be correspondingly reset to match the corresponding distribution rate or accretion rate on the series of trust preferred securities that have been remarketed.
Interest Rate and Maturity
      The interest payment provisions for each series of junior subordinated debt securities correspond to the distribution provisions of the corresponding series of trust preferred securities described under “Description of the Trust Preferred Securities — Distributions.”

      The series A junior subordinated debt securities will mature on February 15, 2039 and the series B junior subordinated debt securities will mature on February 15, 2040 (in each case, subject to change in connection with a remarketing as described under “Description of the Trust Preferred Securities — Remarketing”). The series A junior subordinated debt securities will initially bear interest at the rate of      % per year, and the series B junior subordinated debt securities will initially bear interest at the rate of      % per year, in each case, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2005, and ending on the initial stock purchase date, in the case of the series A junior subordinated debt securities, and the subsequent stock purchase date, in the case of the series B junior subordinated debt securities, subject to the deferral provisions described below. From and after the initial stock purchase date, the principal amount of the series A junior subordinated debt securities that corresponds to the series A trust preferred securities will accrete daily at a rate equal to the accretion rate on the series A trust preferred securities. From and after the subsequent stock purchase date, the principal amount of the series B junior subordinated debt securities that will accrete daily at a rate equal to the accretion rate on the series B trust preferred securities. However, if we elect to make interest payments in cash on either series of junior subordinated debt securities, such junior subordinated debt securities will bear cash interest at a rate equal to the distribution rate on the corresponding series of trust preferred securities, payable semi-annually on the distribution date of such trust preferred securities.
      The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in that 90-day period. In the case that any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on that date will be made on the next succeeding business day, and no interest or other payment shall be paid in respect of the delay, but if that business day is in the next succeeding calendar year, then that payment shall be made on the immediately preceding business day, with the same force and effect as if made on that date.
Option to Defer Interest Payment
      We will have the right under each of the junior indentures to defer the payment of interest on the applicable junior subordinated debt securities issued thereunder at any time or from time to time. Each junior indenture provides that while a deferral period is in effect with respect to the series of junior subordinated debt securities that it governs we may not, among other things, make interest payments on the other series of junior subordinated debt securities. As a result, we will not defer interest payments on one series of junior subordinated debt securities without also deferring interest payments on the other series. We may not defer interest payments on any series of junior subordinated debt securities for any period of time that exceeds five years with respect to any deferral period or that extends, in the case of the series A junior subordinated debt securities, beyond February 15, 2039 or, in the case of the series B junior subordinated debt securities, beyond February 14, 2040. If we elect to shorten the maturity date of a series of junior subordinated debt securities in connection with a remarketing and, at the time of such remarketing, are deferring interest on that series, we may not elect a maturity date that is earlier than five years after commencement of the deferral period. Any deferral period must end on an interest payment date. Deferred payments of interest to which you are entitled will accrue additional interest, compounded quarterly prior to the initial stock purchase date, in the case of the series A trust preferred securities, or the subsequent stock purchase date, in the case of the series B trust preferred securities, and semi-annually thereafter, from the relevant payment date for payments of interest during any deferral period, at the rate borne by the applicable series of junior subordinated debt securities at such time, to the extent permitted by applicable law. At the end of a deferral period, we must pay all interest then accrued and unpaid, together with interest on the accrued and unpaid interest, to the extent permitted by applicable law. During any deferral period, interest will continue to accrue and holders of junior subordinated debt securities or of trust preferred securities of the corresponding series that are outstanding will be required to accrue such deferred interest income on a constant-yield basis (in the form of original issue discount) for United States federal income tax purposes prior to the receipt of cash attributable to such income, regardless of the method of accounting used by the holders. For more extensive United States federal income tax disclosure, see “United States Federal Income Tax Consequences.”

      Prior to the termination of any deferral period, we may extend such deferral period, provided that such extension does not:

•	cause such extended deferral period to exceed the maximum deferral period;

•	end on a date other than an interest payment date; or

•	extend beyond the stated maturity date of the relevant series of junior subordinated debt securities.
      Upon the termination of any deferral period, or any extension of the related deferral period, and the payment of all amounts then due, we may begin a new deferral period, subject to the limitations described above. No interest shall be due and payable during a deferral period except at the end thereof. We must give the trustee notice of our election to begin or extend a deferral period with respect to a series of junior subordinated debt securities at least five business days prior to the earlier of:

•	the date cash distributions on the related trust preferred securities would have been payable except for the election to begin or extend the deferral period; or

•	the date the relevant trust is required to give notice to the New York Stock Exchange or any other applicable self-regulatory organization or to holders of the corresponding trust preferred securities of the record date or the date cash distributions are payable, and in any event not less than five business days prior to such record date; provided that in no event shall such notice of our election be sent more than 15 business days prior to the date on which payment of all amounts then due is scheduled to occur.
      The relevant trustee shall give notice of our election to begin or extend a deferral period with respect to a series of junior subordinated debt securities to the holders of the corresponding series of trust preferred securities. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend a deferral period.
      As described under “— Restrictions on Certain Payments, Including on Deferral of Interest,” during any such deferral period we will be restricted from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock.
Restrictions on Certain Payments, Including on Deferral of Interest
      If:

•	there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would be an event of default with respect to a series of junior subordinated debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	a series of junior subordinated debt securities is held by the relevant trust and we shall be in default relating to our payment of any obligations under the relevant guarantee; or

•	we shall have given notice of our election to defer payments of interest on a series of junior subordinated debt securities and such period, or any extension of such period, shall be continuing;
      then we shall not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem the other series of junior subordinated debt securities or any other debt securities issued by us that rank equally with or junior to such series of junior subordinated debt securities; or

•	make any payment under any guarantee that ranks equal or junior to our guarantee related to the applicable series of trust preferred securities, including under the guarantee related to the other series of trust preferred securities; or
      The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or extension period, as the case may be;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under the guarantee, executed for the benefit of the holders of the applicable series of trust preferred securities, under which we shall be in default; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.
Subordination
      Our obligations to pay interest on, premium (if any), and principal of the junior subordinated debt securities are subordinate and junior in right of payment to all our existing and future secured and “Senior Indebtedness,” as described in this section and in the accompanying prospectus under “Description of Debt Securities.” All references in this prospectus supplement to “senior debt” have the meaning ascribed to the term “Senior Indebtedness” as set forth in the accompanying prospectus provided, however, for this purpose, instead of having the meaning assigned to it in the accompanying prospectus under the aforementioned caption, the term “Senior Indebtedness” means any obligation of MetLife to its creditors, whether now outstanding or subsequently incurred, including the items set forth under the first seven bullets under the definition of “Senior Indebtedness” in the accompanying prospectus, but does not include trade accounts payable. Senior debt includes MetLife Inc.’s senior debt securities and subordinated debt securities as described in the accompanying prospectus under “Description of Debt Securities,” whether currently outstanding or issued in the future with substantially similar subordination terms, but does not include any junior subordinated debt securities underlying Tier 1 eligible trust preferred securities issued in the future or other deeply subordinated capital instruments that the Federal Reserve Board may authorize in the future for inclusion as tier 1 capital. The junior subordinated debt securities are also subordinate and junior in liquidation, and in the priority of periodic payments of interest or premium (if any), to any non-deferrable debt of MetLife, Inc. As of March 31, 2005, the outstanding secured and senior debt of MetLife, Inc. with respect to money borrowed was approximately $5,700 million, excluding all of the liabilities of our subsidiaries. All liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are structurally senior to our junior subordinated debt securities. In addition, we will not incur any additional indebtedness for borrowed money that ranks equal in right of payment with or junior to the junior subordinated debt securities except in compliance with applicable Federal Reserve regulations and guidelines.

      If we default in the payment of any principal or premium (if any) or interest on any senior debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, MetLife, Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of, or interest on, the junior subordinated debt securities or in respect of any redemption, retirement or purchase of any of the junior subordinated debt securities.
      In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt before the holders of the junior subordinated debt securities will be entitled to receive any payment of principal of, or interest on, the junior subordinated debt securities.
      If any of the following events occurs, we will pay in full all principal of (or premium, if any), or interest on any senior debt before it makes any payment or distribution under the junior subordinated debt securities, whether in cash, securities or other property, to any holder of junior subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of MetLife, whether voluntary or involuntary or in bankruptcy, insolvency or receivership; or

•	any general assignment by MetLife, Inc. for the benefit of creditors.
      In such event, any payment or distribution under the junior subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debt securities, will be paid or delivered directly to the holders of senior debt in accordance with the priorities then existing among such holders until all senior debt has been paid in full. If any payment or distribution under a series of junior subordinated debt securities is received by the trustee in contravention of any of the terms of the applicable junior indenture and before all the senior debt has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all such senior debt in full.
      We may elect at any time effective on or after the applicable stock purchase date, including in connection with a remarketing, that our obligations under the relevant series of junior subordinated debt securities and under our guarantee of the corresponding series of trust preferred securities shall be senior obligations instead of subordinated obligations.
Events of Default, Waiver and Notice
      An “event of default,” when used in a junior indenture with respect to the applicable series of junior subordinated debt securities, means any of the following:

•	failure to pay interest (including any additional interest) on such series of junior subordinated debt securities for 20 consecutive quarters (subject to the deferral of any due date in the case of an extension period);

•	failure to pay the principal of such series of junior subordinated debt securities when due, whether at maturity, upon redemption or otherwise; or

•	certain events in bankruptcy, insolvency or reorganization of MetLife, Inc. or appointment of a receiver, liquidator or trustee of MetLife Bank, the banking subsidiary of MetLife.
      If an event of default under a junior indenture occurs and continues with respect to a series of junior subordinated debt securities, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal of and all accrued but unpaid interest on the outstanding junior subordinated debt securities of that series to be due and payable immediately. If the trustee or the holders of the junior subordinated debt securities of that series do not make such declaration and that series of junior subordinated debt securities is held by the relevant trust, the relevant property trustee or the holders of at least 25% in aggregate liquidation amount of the corresponding series of trust preferred securities shall have such right.
      If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of that series can, subject to certain conditions (including, if that series of junior subordinated debt securities is held by the relevant trust, the consent of the holders of at least a majority in aggregate liquidation amount of the corresponding series of trust preferred securities), rescind the declaration. If the holders of junior subordinated debt securities of such series do not so rescind such declaration and such junior subordinated debt securities are held by a trust or trustee of such trust, the holders of at least a majority in aggregate liquidation amount of the corresponding series of trust preferred securities shall have such right.
      The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of a series may, on behalf of all holders of the outstanding junior subordinated debt securities of such series, waive any past default with respect to such series, except:

•	a default in payment of principal or interest; or

•	a default under any provision of the applicable junior indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of such series.
      If junior subordinated debt securities of a series as to which an event of default has occurred and is continuing are held by the relevant trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the corresponding series of trust preferred securities. If the holders of the junior subordinated debt securities of such series do not waive such default, the holders of a majority in aggregate liquidation amount of the corresponding series of trust preferred securities shall have such right.
      The holders of a majority in principal amount of the affected junior subordinated debt securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the junior indenture.
      We are required to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of either junior indenture.
      If junior subordinated debt securities are held by the relevant trust, a holder of the corresponding series of trust preferred securities may institute a direct action if we fail to make interest or other payments on such junior subordinated debt securities when due, taking into account any extension period. A direct action may be brought without first:

•	directing the relevant property trustee to enforce the terms of such junior subordinated debt securities; or

•	suing us to enforce the relevant property trustee’s rights under such junior subordinated debt securities.
      This right of direct action cannot be amended in a manner that would impair the rights of the holders of the corresponding series of trust preferred securities thereunder without the consent of all holders of the affected series of trust preferred securities.

DESCRIPTION OF THE GUARANTEES
      The following description of the particular terms of the guarantees of certain payment obligations of each trust supplements the description of the general terms and provisions of guarantees set forth under “Description of Guarantees” beginning on page 28 in the accompanying prospectus. This summary contains a description of the material terms of the guarantees but is not necessarily complete. To the extent that the following description is not consistent with the description contained in the accompanying prospectus, you should rely on the following description.
      In respect of each trust, the following payments on its trust preferred securities, also referred to as the “guarantee payments,” if not fully paid by such trust, will be paid by us under the applicable guarantee, without duplication:

•	any accumulated and unpaid distributions required to be paid on such trust preferred securities, to the extent such trust has funds available to make the payment;

•	the redemption price for any of such trust preferred securities of called for redemption, to the extent such trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of such trust, other than in connection with a distribution of the relevant series of junior subordinated debt securities to the holders of such trust preferred securities, the lesser of:

(1)	the aggregate of the accreted liquidation amount and all accumulated and unpaid distributions on such series of trust preferred securities to the date of payment, to the extent such trust has funds available to make the payment; and

(2)	the amount of assets of such trust remaining available for distribution to holders of such trust preferred securities upon liquidation of such trust.
      Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable series of trust preferred securities or by causing the relevant trust to pay the amounts to the holders.
      If we do not make a required payment on a series of junior subordinated debt securities, the relevant trust will not have sufficient funds to make the related payment on the corresponding series of trust preferred securities. The guarantee related to a series of trust preferred securities does not cover payments on such series of trust preferred securities when the relevant trust does not have sufficient funds to make these payments. If we do not pay any amounts on a series of junior subordinated debt securities when due, holders of the trust preferred securities of the corresponding series will have to rely on the enforcement by the relevant property trustee of such trustee’s rights as registered holder of such junior subordinated debt securities, or proceed directly against us for payment of any amounts due on such junior subordinated debt securities.
      Our obligations under the guarantee related to a series of trust preferred securities are unsecured and are subordinate to and junior in right of payment to all of our existing and future secured and senior debt, and rank equal in right of payment with the guarantee for the other series of trust preferred securities and with all other similar guarantees issued by us.
      J.P. Morgan Trust Company, National Association will be the guarantee trustee under each guarantee for purposes of the Trust Indenture Act.
Effect of Obligations Under a Series of Junior Subordinated Debt Securities and the Related Guarantee
      As provided in each trust agreement, the sole purpose of each trust is to issue the relevant trust securities evidencing undivided beneficial interests in the assets of such trust, and to invest the proceeds from the issuance and sale in the relevant series of junior subordinated debt securities and engage in only those activities that are necessary or incidental to the foregoing.

      As long as payments of interest and other payments are made when due on a series of junior subordinated debt securities, those payments will be sufficient to cover distributions and payments due on the corresponding series of trust securities because of the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate accreted liquidation amount of such trust securities;

•	the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for such trust securities;

•	we shall pay, and the relevant trust shall not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of such trust, other than with respect to such trust securities; and

•	each trust agreement further provides that the relevant trustee shall not take or cause or permit the relevant trust to, among other things, engage in any activity that is not consistent with the purposes of such trust.
      Distributions, to the extent funds are available, and other payments due on each series of trust preferred securities, to the extent funds are available, are guaranteed by us as and to the extent described under “Description of Guarantees” in the accompanying prospectus. If we do not make interest payments on a series of junior subordinated debt securities purchased by a trust, such trust will not have sufficient funds to pay distributions on the corresponding series of trust preferred securities. The guarantee of such trust preferred securities does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions.
      Notwithstanding the above, if an event of default under a trust agreement has occurred and is continuing and that event is attributable to our failure to pay interest on or principal of the relevant series of junior subordinated debt securities on the date that interest or principal is otherwise payable, then a holder of trust preferred securities of the corresponding series may directly institute a proceeding against us for payment. We, under the guarantee of the applicable series of trust preferred securities, acknowledge that the guarantee trustee shall enforce such guarantee on behalf of the holders of the applicable series of trust preferred securities. If we fail to make payments under the guarantee of the applicable series of trust preferred securities, such guarantee provides a mechanism enabling the holders of the applicable series of trust preferred securities to direct the guarantee trustee to enforce its rights under such guarantee. Notwithstanding the above, if we fail to make a payment under the guarantee of a series of trust preferred securities, any holder of the applicable series of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under such guarantee without first instituting a legal proceeding against the relevant trust, the guarantee trustee, or any other person or entity.
      The guarantee of a series of trust preferred securities, when taken together with our obligations under the applicable junior indenture and the applicable trust’s obligations under the relevant trust agreement, including the obligations to pay costs, expenses, debts and liabilities of such trust, other than with respect to its trust securities, has the effect of providing a full and unconditional guarantee of all amounts due on the applicable series of trust preferred securities.

BOOK ENTRY SYSTEM
      The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the normal common equity units, stripped common equity units and separate trust preferred securities. The normal common equity units, stripped common equity units and separate trust preferred securities will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of normal common equity units, stripped common equity units and separate trust preferred securities, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
      The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the normal common equity units, the stripped common equity units or separate trust preferred securities so long as the normal common equity units, the stripped common equity units or separate trust preferred securities are represented by global security certificates.
      The depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc. the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.
      In the event that:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice;

•	the depositary at any time ceases to be a clearing agency registered under the Exchange Act when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered;

•	an event of default has occurred and is continuing under either series of junior subordinated debt securities or the stock purchase contract agreement; or

•	we, in our sole discretion, determine that the global security certificates shall be so exchangeable, certificates for the normal common equity units, stripped common equity units, or separate trust preferred securities may be printed and delivered in exchange for beneficial interests in the global security certificates. Any global normal common equity units, stripped common equity units or separate trust preferred securities that are exchangeable pursuant to the preceding sentence will be exchangeable for normal common equity units, stripped common equity units or separate trust preferred securities certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.
      As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all normal common equity units, stripped common equity units or separate trust preferred securities represented by these certificates for all purposes under the normal common equity units, stripped common equity units or separate trust preferred securities and the stock purchase contract agreement and the trust agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the normal common equity units, stripped common equity units or separate trust preferred securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of normal common equity units, stripped common equity units or separate trust preferred securities certificates in exchange for beneficial interests in global security certificates; and

•	will not be considered to be owners or holders of the global security certificates or any normal common equity units, stripped common equity units or separate trust preferred securities represented by these certificates for any purpose under the normal common equity units, stripped common equity units, the stock purchase contract agreement and the trust agreement.
      All payments on the common equity units and the trust preferred securities represented by the global security certificates and all transfers and deliveries of related trust preferred securities, treasury securities and shares of common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.
      Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of stock purchase contracts on each stock purchase date or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the stock purchase contract agent or any agent of ours or of the stock purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.
      Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.
      The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
      This section describes certain of the material United States federal income tax consequences of the purchase, ownership and disposition of the common equity units (including the preferred trust securities for each trust and the stock purchase contract), the junior subordinated debt securities held initially held by the trust and the common stock acquired under a stock purchase contract (the “Securities”). This summary does not purport to be a complete analysis of all of the tax considerations that may be applicable to a decision to acquire the Securities (in whole or in part). With respect to the summary of United States federal income tax consequences, this summary only applies to holders who purchase the common equity units in the initial offering at their original offering price and hold the common equity units, the junior subordinated debt securities and/or the stock purchase contract that are or may be the components of a common equity unit and the common shares acquired under a stock purchase contract as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not address alternative minimum taxes or state, local or foreign taxes. Please consult your own tax advisors to determine what state, local or foreign tax consequences could result from the purchase, ownership and disposition of the Securities.
      This summary does not describe all the United States federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

•	dealers and certain traders in securities,

•	banks, regulated investment companies, real estate investment trusts, and financial institutions,

•	insurance companies,

•	tax-exempt organizations,

•	persons holding Securities as part of a “straddle,” “hedge,” “conversion” or similar transaction,

•	persons that are classified as partnerships for United States federal income tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.
      This summary is based on current law and is for general information purposes only. Future legislative, judicial or administrative changes or interpretations could be retroactive and could affect the information, beliefs and conclusions in this discussion. There can be no assurances that the IRS will not challenge one or more of the tax consequences discussed herein. The tax treatment applicable to you may vary depending on your particular tax situation or status. Please consult your own tax advisor concerning the tax consequences of purchasing, owning and disposing of Securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
United States Holders
      This subsection describes certain material United States federal income tax consequences to a United States holder. You are a “United States holder” if you are a beneficial owner of Securities and you are:

•	an individual who is a citizen or resident of the United States,

•	a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States of any state thereof or the District of Columbia,

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons are authorized to control all substantial decisions of the trust.

      If you are not a United States holder, this subsection does not apply to you and you should refer to “— Non-United States Holders” below.

Tax Considerations Regarding the Trusts

Classification of the Trust
      Assuming full compliance with the terms of the trust agreements, each trust will be classified as a grantor trust for United States federal income tax purposes and will not be classified as an association or publicly traded partnership that is taxed as a corporation. Accordingly, for United States federal income tax purposes, as a holder of the preferred trust securities, you will be treated as purchasing and owning an undivided beneficial ownership interest in the junior subordinated debt securities held by each trust and as described in more detail below, will be required to take into account for United States federal income tax purposes your pro rata share of each trust’s items of income, gain, loss, or deduction, as though such amounts were earned or incurred directly by you. The character of the income included by you as a holder of the preferred trust securities (and indirect holder of the junior subordinated debt securities) generally will reflect the character of the relevant trust’s income. By purchasing a normal common equity unit you have agreed to treat each trust as a grantor trust for United States federal income tax purposes. Each prospective investor should consult their own tax advisor as to the consequences that would result if the trusts did not qualify as grantor trusts. For purposes of this summary we will assume that each trust will be treated as a grantor trust for United States federal income tax purposes.

Dissolution of the Trust
      We reserve the right to dissolve either of the trusts at any time. Upon dissolution of a trust you will receive as a distribution from the trust your undivided interest in the junior subordinated debt securities held by the trust. Such a distribution will not result in a taxable event to you for United States federal income tax purposes based on our assumption that each trust will be treated as a grantor trust. Accordingly, your tax basis and holding period in the junior subordinated debt securities will be the same as your tax basis and holding period in your applicable preferred trust security.

Common Equity Units

Characterization of Normal Common Equity Units
      Each normal common equity unit should be treated for United States federal income tax purposes as an investment unit comprised of (a) an ownership in the applicable series of trust preferred securities representing an undivided beneficial ownership interest in the junior subordinated debt securities held by each trust and (b) a stock purchase contract obligating a holder to purchase shares of MetLife common stock on the applicable stock purchase date in exchange for a receipt of the payments required under the contract to purchase such stock. Consequently, you should allocate your purchase price for a normal common equity unit between these two components in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial United States federal income tax basis in your preferred trust securities (or more precisely in your undivided interest in the applicable series of the junior subordinated debt securities) and the stock purchase contract. Based on valuations provided to us, we will treat, and you will be deemed to have agreed to treat, the fair market value at the time of issuance of each undivided beneficial interest in the junior subordinated debt securities held by each trust as $12.50 and the fair market value at the time of issuance of each stock purchase contract as $0. This allocation will be binding on you, but not the IRS. The remainder of this summary assumes that this allocation of the purchase price will be respected for United States federal income tax purposes.

Sales, Exchanges or Other Taxable Dispositions of the Common Equity Units
      Upon a sale, exchange or other taxable disposition of a common equity unit, you will be treated as having sold, exchanged or disposed of the stock purchase contract and your undivided interest in the junior subordinated debt securities held by the applicable trust (in the case of a normal common equity unit) or treasury securities

(in the case of a stripped common equity unit) that constitute such common equity unit. The proceeds realized in such disposition will be allocated between the stock purchase contract and the applicable series of junior subordinated debt securities (or in the case of a stripped common equity unit, the applicable treasury securities) that constitute such common equity unit in proportion to their respective fair market values at the time of disposition. You generally will recognize gain or loss equal to the difference between the portion of the proceeds allocable to each component of the common equity unit and your respective adjusted United States federal income tax basis in each such component. Gain or loss from the sale of the common equity unit generally will be capital gain or loss (except that, amounts allocable to accrued but unpaid interest in respect of junior subordinated debt securities will be treated as interest to the extent not previously included in income, and amounts allocable to accrued or deferred contract payments could be treated as giving rise to ordinary income), and such gain or loss generally will be long-term capital gain or loss in respect of positions held for more than one year at the time of such disposition. In general, the maximum rate of United States federal income tax for non-corporate taxpayers is currently 15% for long-term capital gain and 35% for short-term capital gain. For corporate taxpayers, generally both long-term and short-term capital gains are subject to a maximum United States federal income tax rate of 35%. The deductibility of capital losses is subject to significant limitations, which vary between corporate and non-corporate taxpayers. You should consult your own tax advisors for purposes of determining the amount and character of any gain or loss that may be generated from the sale of a common equity unit, including without limitation the character of any amounts that are attributable to contract payments.
      If you dispose of a common equity unit when the stock purchase contract has a negative value, you should be considered to have received additional consideration for the undivided beneficial interest in the subordinated junior debt or treasury securities, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from your obligation under the stock purchase contract.
      In determining gain or loss, your characterization of the contract payments could affect your tax basis in the stock purchase contract. You should consult your tax advisor regarding how your tax basis may be affected by the contract payments.

Preferred Trust Securities and Junior Subordinated Debt Securities

Interest
      By purchasing a normal common equity unit you have agreed to treat the junior subordinated debt securities as indebtedness for United States federal income tax purposes. Except in the case of a deferral of interest on the junior subordinated debt securities, we will treat interest paid on junior subordinated debt securities as taxable to you as ordinary interest income at the time it is received or accrued, depending upon the method of accounting applicable to you and will report accordingly; provided, however that the IRS may disagree with our positions and treat the junior subordinated debt securities as having original issue discount upon issuance.
      In the event the IRS treats the junior subordinated debt securities as having original issuance discount (“OID”) because of MetLife’s ability to defer payments of interest, the United States holders will be subject to the provisions of Sections 1271-1275 of the Code and the Treasury Regulations promulgated thereunder (the “OID Rules”). Under these rules, a United States holder would be required to include interest in gross income on a constant yield basis regardless of the United States holder’s method of tax accounting and thus, could be required to include such income prior to the receipt of payments of interest on the junior subordinated debt securities.
      In the event that we defer interest in respect of junior subordinated debt securities and the junior subordinated debt securities are not treated as subject to the OID Rules upon issuance, interest will nonetheless continue to accrue, and holders of junior subordinated debt securities or of the related trust preferred securities that are outstanding, will then be required to accrue such deferred interest income on a constant yield basis (in the form of original issue discount) for United States federal income tax purposes prior to the receipt of cash attributable to such income, regardless of the method of accounting used by the holders.

Sales, Exchanges or Other Taxable Dispositions of Preferred Trust Certificate or Junior Subordinated Debt Securities
      You will recognize gain or loss on a sale, exchange or other taxable disposition of a preferred trust certificate or a junior subordinated debt security (including upon the remarketing thereof) in an amount equal to the difference between the amount realized on the disposition of such instrument (less any portion allocable to accrued but unpaid interest, which will be treated as a payment of interest for United States federal income tax purposes to the extent not previously included in income) and your adjusted United States federal income tax basis in such instrument. See “— Sales, Exchanges or Other Taxable Dispositions of Common Equity Units” above for a discussion regarding the character and tax rate applicable to any gain or loss from such a disposition.

Substitution of Treasury Securities to Create Stripped Common Equity Units
      If you hold normal common equity units and deliver treasury securities to the collateral agent in substitution for the applicable trust preferred securities, you generally will not recognize gain or loss upon the delivery of such treasury securities or the release of such trust preferred securities. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such trust preferred securities, and your adjusted United States federal income tax bases in and your holding period of the treasury securities and the junior subordinated debt securities and the stock purchase contract will not be affected by such delivery and release.
      Although the treasury securities will not generate current payments to you, you will be required, for United States federal income tax purposes, to recognize original issue discount in respect of the treasury securities on a constant yield basis, or to recognize acquisition discount on the treasury securities when it is paid or accrues, generally in accordance with your regular method of tax accounting.
      You should consult your tax advisor concerning the tax consequences of purchasing, owning and disposing of the treasury securities so delivered to the collateral agent.

Substitution of Trust Preferred Securities to Recreate Normal Common Equity Units
      If you hold a stripped common equity unit and deliver trust preferred securities to the collateral agent in substitution for treasury securities, you will generally not recognize gain or loss upon the delivery of such trust preferred securities or the release of the underlying treasury securities to you. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such treasury securities and trust preferred securities (or more precisely the junior subordinated debt securities), and your adjusted United States federal income tax bases in and your holding period of the treasury securities, the trust preferred securities and the stock purchase contract will not be affected by such delivery and release.

Stock Purchase Contracts

Contract Payments
      There is no direct authority addressing the treatment, under current law, of the contract payments or deferred contract payments, and such treatment is, therefore, unclear. Contract payments and deferred contract payments may constitute taxable ordinary income to a United States holder when received or accrued, in accordance with such United States holder’s regular method of tax accounting. To the extent we are required to file information returns with respect to the contract payments or deferred adjustment payments, we intend to report such payments as taxable ordinary income to United States holders. In the event that we elect to pay contract payments in the form of common stock or notes, we will take the position that such payments constitute ordinary income to you in the amount of the fair market value of such stock or note as of the time of the payments. Nevertheless, you should consult with your tax advisor regarding possible alternative characterizations of the contract payments.
      The characterization of contract payments and deferred contract payments could affect (i) a United States holder’s adjusted tax basis in a purchase contract or the common shares received under a purchase contract or (ii) the amount and character of gain or loss realized or recognized by a United States holder upon the sale, termination or disposition of a common equity unit or the termination of a purchase contract.

Acquisition of Common Stock Under a Stock Purchase Contract
      You generally will not recognize gain or loss on the purchase of our common stock under a stock purchase contract, including upon an early settlement, except with respect to any cash paid in lieu of a fractional share of common stock and generally, your aggregate initial United States federal income tax basis in the common stock received under a stock purchase contract should equal the purchase price paid for such common stock. However, the manner in which you characterize the contract payments may affect whether you recognize taxable gain upon the purchase of our common stock pursuant to the stock purchase contract and/or your tax basis in such stock. You should consult your tax advisor to determine how the contract payments may affect your tax consequences upon purchasing our common stock pursuant to the stock purchase contract. The holding period for common stock received under a stock purchase contract will commence on the date following the acquisition of such Common Stock.

Ownership of Common Stock Acquired Under the Stock Purchase Contract
      Any distribution with respect to common stock that we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will constitute a dividend and will be includible in income by you when received. Any such dividends will be eligible for the dividends received deduction if you are an otherwise qualifying corporate United States holder that meets the holding period and other requirements for the dividends received deduction. In general, dividends paid to a non-corporate United States holder in taxable years beginning before January 1, 2009 are taxable at a maximum United States federal income tax rate of 15% provided that such holder holds the shares for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date and meets other requirements. Upon a disposition of common stock, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted United States federal income tax basis in the Common Stock. See “— Sales, Exchanges or Other Taxable Dispositions of Common Equity Units” above for a discussion regarding the character and tax rate applicable to any gain or loss.

Termination of Purchase Contract.
      If a purchase contract terminates, a United States holder of a common equity unit will recognize gain or loss equal to the difference between the amount realized (if any) and such United States holder’s adjusted tax basis (if any) in the purchase contract at the time of such termination. Any such gain or loss will be capital and generally will be long-term capital gain or loss if the United States holder held the purchase contract for more than one year prior to such termination. Long-term capital gains of individuals are eligible for reduced rates of taxation. See “— Sales, Exchanges or Other Taxable Dispositions of Common Equity Units” above for a discussion regarding the character and tax rate applicable to any gain or loss. Additionally, tax consequences may vary upon a termination depending upon how you have characterized the contract payments for United States federal income tax purposes. You should consult your tax advisor with respect to any such issues.

Adjustment to Settlement Rate.
      As a holder of a common equity unit, an adjustment to the settlement rate could under certain circumstances be treated as a constructive payment of a taxable amount. In such cases an increase in the settlement rate might give rise to taxable income or gain to you in accordance with the applicable provisions of the Code even though you would not receive any cash related thereto.
      You should consult your tax advisor concerning the tax consequences resulting from adjustments made to the settlement rate.

Backup Withholding and Information Reporting
      In general, you will be subject to backup withholding with respect to payments made on or with respect to the Securities, the proceeds received with respect to a fractional share of common stock upon a settlement of a stock purchase contract, and the proceeds received from the sale of Securities unless you:

•	are an entity (including a corporation or a tax-exempt entity) that is exempt from backup withholding and, when required, demonstrate this fact; or

•	provide your Taxpayer Identification Number (“TIN”) (which, if you are an individual, would be your Social Security Number), and further

•	you certify that (i) the TIN you provide is correct, (ii) you are a United States person and (iii) you are exempt from backup withholding,

•	you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends or you have been notified by the IRS that you are no longer subject to backup withholding, and

•	you otherwise comply with the applicable requirements of the backup withholding rules.
      In addition, such payments or proceeds received by you if you are not a corporation or tax-exempt organization will generally be subject to information reporting requirements.
      Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS.
Non-United States Holders
      The following summary is addressed to non-United States holders. A non-United States holder is a holder that is neither a partnership nor a United States person for United States federal income tax purposes.

United States Federal Withholding Tax
      United States federal withholding tax will not apply to any interest paid on the trust preferred securities or on the junior subordinated debt securities provided that:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations, and you are not a controlled foreign corporation that is related to us through stock ownership;

•	either (a) you provide your name, address and certain other information on an Internal Revenue Service Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold Securities through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.
      In general, United States federal withholding tax at a rate of 30% will apply to the dividends, if any, (and generally any deemed dividends resulting from certain adjustments or failures to make an adjustment as described under “— Stock Purchase Contracts — Adjustment to Settlement Rate”) paid on the shares of common stock acquired under the stock purchase contract. It is possible that United States withholding tax on deemed dividends would be withheld from interest paid to you under the trust preferred securities or the junior subordinated debt securities.
      Although the United States federal income tax treatment of the contract payments is not clear, we intend to withhold at a rate of 30% on any contract payments made with respect to a stock purchase contract.
      If a tax treaty applies, you may be eligible for a reduced rate of withholding. Additionally, contract payments or dividends that are effectively connected with the conduct of a trade or business by you in the United States (and, where an applicable tax treaty so provides, are also attributable to a United States permanent establishment maintained by you) are not subject to the United States federal withholding tax, but instead are subject to United States federal income tax, as described below. In order to claim any such exemption from or reduction in the 30% withholding tax, you should provide a properly executed Internal Revenue Service Form W-8BEN (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed Internal Revenue Service Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

United States Federal Income Tax
      If you are engaged in a trade or business in the United States (and, if a tax treaty applies, if you maintain a permanent establishment within the United States) and (i) payments on the preferred trust securities or the junior subordinated debt securities, (ii) dividends on the common stock and, (iii) to the extent they constitute taxable income, contract payments made with respect to the stock purchase contracts are, in each case, effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment), you will be subject to United States federal income tax (but not withholding tax), on such payments, dividends and contract payments on a net income basis in the same manner as if you were a United States holder. In addition, in certain circumstances, if you are a foreign corporation, you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.
      Except as discussed below, any gain realized on the disposition of the Securities will not be subject to United States federal income tax (including any United States federal income withholding taxes) unless:

•	such gain or income is effectively connected with your conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, are also attributable to a United States permanent establishment maintained by you); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.
      Notwithstanding the above statement regarding when United States federal income tax may be imposed on gain derived from the disposition of Securities, because of the lack of legal guidance regarding how contract payments are taxed for United States federal income tax purposes it is not clear whether proceeds derived from the disposition of the Securities could be subject to United States federal withholding tax to the extent such proceeds could be attributable to the contract payments. Accordingly, Non-United States holders should consult their tax advisor to determine whether United States federal withholding tax may be imposed upon the disposition of the Securities.

Backup Withholding and Information Reporting
      Unless you are an exempt recipient, such as a corporation, payments made with respect to the Securities, the proceeds received with respect to a fractional share of Common Stock upon the settlement of a stock purchase contract, and the proceeds received from a sale of Securities may be subject to information reporting and may also be subject to United States federal backup withholding at the applicable rate if you fail to comply with applicable United States information reporting or certification requirements. Any amounts so withheld under the backup withholding rules may be allowed as a credit against your United States federal income tax liability provided you furnish the required information to the IRS.

ERISA CONSIDERATIONS
      The following is a summary of certain considerations associated with the acquisition, holding and, to the extent relevant, disposition of common equity units (and the trust preferred securities that are a part of the common equity units) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Keogh plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).
General Fiduciary Matters
      Each fiduciary of a Plan should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in common equity units (and the trust preferred securities that are a part of the common equity units). Among other factors, the fiduciary should consider whether the investment is consistent with the documents and instruments governing the Plan and whether the investment would satisfy the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA and the Code.
      Any insurance company proposing to invest assets of its general account in common equity units (and the trust preferred securities that are a part of the common equity units) should consult with its counsel concerning the potential application of ERISA to such investment.
Prohibited Transaction Issues
      Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. We may be considered a party in interest or disqualified person with respect to a Plan to the extent we or our affiliates are engaged in businesses which provide services to Plans.
      A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code. It is possible, however, that a governmental plan may be subject to other federal, state or local laws that contain fiduciary and prohibited transaction provisions substantially similar to those under Title I of ERISA and Section 4975 of the Code (“Similar Laws”).
      The Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding and disposition of common equity units (and the trust preferred securities that are a part of the common equity units). These class exemptions include PTCE 84-14 for certain transactions determined by independent qualified professional asset managers, PTCE 90-1 for certain transactions involving insurance company pooled separate accounts, PTCE 91-38 for certain transactions involving bank collective investment funds, PTCE 95-60 for certain transactions involving life insurance company general accounts, and PTCE 96-23 for certain transactions determined by in-house asset managers.
      Accordingly, any purchaser or holder of common equity units (and/or the trust preferred securities that are a part of the common equity units) or any interest therein will be deemed to have represented and warranted by its purchase and holding thereof that either (A) it is not a Plan, or a governmental plan subject to any Similar Law, and it is not purchasing common equity units (or the trust preferred securities that are a part of the common equity units) on behalf of or with “plan assets” of any such Plan or governmental plan or (B) its purchase, holding and, to the extent relevant, disposition of a common equity units (and/or the trust preferred securities that are a part of the common equity units) either (i) qualifies for exemptive relief under

PTCE 84-14, 90-1, 91-38, 95-60 or 96-23 (or some other applicable class or individual exemption) or (ii) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, a violation of any Similar Law).
      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing common equity units (and the trust preferred securities that are a part of the common equity units) on behalf of or with “plan assets” of any Plan or governmental plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

UNDERWRITING
      We, each trust and the underwriters for this offering (the “underwriters”) named below have entered into an underwriting agreement with respect to the common equity units being offered. Subject to certain terms and conditions, MetLife, Inc. has agreed to sell to each of the underwriters named below, severally, and each of the underwriters has severally agreed to purchase, the number of common equity units set forth opposite its name below. Banc of America Securities LLC and Goldman, Sachs & Co. will act as joint global coordinators and, together with Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC, will act as joint book-running managers for the offering. Banc of America Securities LLC and Goldman, Sachs & Co. are the representatives of the underwriters.

Number of
Common
Underwriters	Equity Units

Banc of America Securities LLC
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Bear, Stearns & Co. Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
BNP Paribas Securities Corp.
Fox-Pitt, Kelton Inc.
HSBC Securities (USA) Inc.
Keefe, Bruyette & Woods, Inc.
Wachovia Capital Markets, LLC
Guzman & Company
Samuel A. Ramirez & Co., Inc.
Muriel Siebert & Co., Inc.
The Williams Capital Group, L.P.

Total	72,000,000

      The underwriters are committed to take and pay for all of the common equity units being offered, if any are taken, other than the common equity units covered by the option described below unless and until this option is exercised.
      If the underwriters sell more common equity units than the total number set forth in the table above, the underwriters have an option to buy up to an additional 10,800,000 common equity units from MetLife, Inc. They may exercise that option for 30 days. If common equity units are purchased pursuant to this option, the underwriters will severally purchase the common equity units in approximately the same proportion as set forth in the table above.

      The following table shows the per common equity unit and total underwriting discounts and commissions to be paid to the underwriters by MetLife, Inc. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 10,800,000 additional common equity units.
Paid by MetLife, Inc.

	No Exercise	Full Exercise

Per common equity unit	$	$
Total	$	$
      The common equity units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any common equity units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $           per common equity unit from the initial public offering price. Any such securities dealers may resell any common equity units purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $           per common equity unit from the initial public offering price. If all the common equity units are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.
      Prior to this offering, there has been no public market for the common equity units. MetLife, Inc. will apply to list the common equity units on the New York Stock Exchange under the symbol “MEU.” If approved, we expect trading of the common equity units on the New York Stock Exchange to begin on the date of initial delivery. Neither the stripped common equity units nor the trust preferred securities initially will be listed. However, if the stripped common equity units or the trust preferred securities are separately traded to a sufficient extent so that applicable exchange listing requirements are met, we may list the stripped common equity units or the trust preferred securities on the same exchange as the normal common equity units are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so.
      MetLife, Inc. and certain of its executive officers have agreed with the underwriters, subject to certain limited exceptions, not to issue, offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible into or exchangeable for shares of common stock, or publicly announce an intention to do any of the foregoing, during the period beginning on June 1, 2005 and continuing to and including September 18, 2005, except with the prior written consent of the global coordinators. This agreement shall not prohibit MetLife, Inc. from issuing up to $3 billion in mandatorily convertible equity securities as part of the financing of the Acquisition or from issuing shares of common stock or non-voting convertible participating preferred stock to Citigroup in an aggregate amount not to exceed $3 billion as contemplated in the Acquisition Agreement.
      The underwriters have advised us that they intend to make a market for the common equity units, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the common equity units. MetLife, Inc. estimates that its expenses for this offering will be approximately $          .
      MetLife, Inc. has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.
      In connection with this offering of common equity units, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the common equity units. Specifically, the representatives may overallot in connection with the offering of the common equity units, creating a syndicate short position. In addition, the representatives may bid for, and purchase, common equity units in the open market to cover syndicate short positions or to stabilize the price of the common equity units. Finally, the representatives may reclaim selling concessions allowed for distributing the common equity units in the offering of the common equity units, if the representatives repurchase previously distributed common equity units in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common equity units above independent market levels. The representatives are not required to engage in any of these activities, may end any of them at any time, and must bring them to an end after a limited period.
      Each underwriter has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date for this offering, will not offer or sell, any common equity units to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any common equity units in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common equity units in, from or otherwise involving the United Kingdom.
      The common equity units may not be offered or sold, transferred or delivered, as part of their initial distribution or at any time thereafter, directly or indirectly, to any individual or legal entity in the Netherlands other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade, which includes banks, securities intermediaries, insurance companies, pension funds, other institutional investors and commercial enterprises which, as an ancillary activity, regularly trade or invest in securities.
      The common equity units may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the common equity units may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common equity units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.
      Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the common equity units may not be circulated or distributed, nor may the common equity units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the common equity units to the public in Singapore.
      The common equity units have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any common equity units, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
      Each underwriter has represented and agreed not to offer or sell any common equity units in the Federal Republic of Germany other than in compliance with the applicable laws and regulations of the Federal Republic of Germany governing the issue, offering and sale of securities. In particular, each underwriter has acknowledged that no German sales prospectus (Verkaufsprospekt) under the German Securities Sales

Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of 1990 (as amended) (the “Sales Prospectus Act”) has been or will be published in respect of the common equity units. Furthermore, each underwriter has represented and agreed that any offering of the common equity units in the Federal Republic of Germany may be made only pursuant to Section 2 of the Sales Prospectus Act or, should Section 2 of the Sales Prospectus Act no longer be in effect, in compliance with any other then applicable provisions of German law setting forth exemptions from the prospectus requirement for offerings of securities in the Federal Republic of Germany, in particular the German Securities Prospectus Act (Wertpapierprospektgesetz).
      No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the common equity units that has been approved by the Autorité des marchés financiers or mutually recognized in France; no common equity units have been offered or sold and will be offered or sold, directly or indirectly, to the public in France with the exception only to qualified investors (investisseurs qualifiés) and/or to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account as defined in article L. 411-2 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus supplement, the accompanying prospectus or any other materials related to the offering or information contained therein relating to the common equity units has been released, issued or distributed to the public in France with the exception only to qualified investors (investisseurs qualifiés) and/or to a limited circle of investors (cercle restreint d’investisseurs) as mentioned above; and the direct or indirect resale to the public in France of any common equity units acquired by any qualified investors (investisseurs qualifiés) and/or any investors belonging to a limited circle of investors (cercle restreint d’investisseurs) may be made only as provided by articles L. 412-1 and L. 621-8 of the French Code Monétaire et Financier and applicable regulations thereunder.
      This prospectus supplement and the accompanying prospectus have not been notified to or approved by the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financiére et des assurances” /“Commissie voor het Bank-, Financie- en Assurantiewezen”) and are therefore transmitted on a purely confidential basis. Accordingly, the common equity units may not be offered for sale, sold or marketed in Belgium by means of a public offering under Belgian law. Any offer to sell the common equity units in Belgium will be permitted exclusively to either:
      (i) persons who each subscribe for a minimum of EUR 250,000, or (ii) qualifying institutional investors, acting for their own account, and listed in Arcticle 3, 2° of the Royal Decree of July 7, 1999. In addition, if an investor is a consumer within the meaning of Article 1.7 of the Law of July 14, 1991 on consumer protection and trade practices, a sale of common equity units must be made in compliance with the provisions of such law and its implementing legislation.
      Qualifying institutional investors under Article 3, 2° of the Royal Decree are the following:

(1)	the European Central Bank, certain Belgian sovereigns and public institutions;

(2)	licensed Belgian and foreign credit institutions;

(3)	licensed Belgian and foreign investment firms;

(4)	licensed Belgian and foreign collective investment schemes;

(5)	licensed Belgian and foreign insurance companies, Belgian and foreign reinsurance companies, and certain pensions funds;

(6)	Belgian holding companies;

(7)	authorized Belgian coordination centers; and

(8)	Belgian and foreign companies listed on a Belgian or a foreign regulated market with consolidated own funds of at least €25 million.
      In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates for which they have in the past received, and may in the future receive, customary fees. Affiliates of some of the lenders under MetLife, Inc.’s credit agreements are acting as underwriters for this offering. Banc of America Securities LLC and Goldman, Sachs & Co. have advised MetLife, Inc. with respect to the Acquisition and are acting as underwriters for this offering of common equity units. In addition, Citigroup Global Markets Inc. is an affiliate of Citigroup, from whom MetLife, Inc. is acquiring Citigroup L&A, and has advised Citigroup with respect to the Acquisition. The proceeds received by MetLife, Inc. from this offering are expected to be used to finance a portion of the Acquisition purchase price. This offering will be conducted in accordance with NASD Conduct Rule 2710(h).
      Robert H. Benmosche, a director of Credit Suisse Group, of which Credit Suisse First Boston LLC is a wholly-owned subsidiary, is our Chairman of the Board and Chief Executive Officer.

LEGAL OPINIONS
      The validity of the common equity units offered hereby will be passed upon for MetLife, Inc. by Richard S. Collins, Chief Counsel — General Corporate of MetLife and by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York, which has also acted as special tax counsel for MetLife, Inc. Mr. Collins is paid a salary by MetLife, Inc., is a participant in various employee benefit plans offered by MetLife, Inc. to employees generally, holds MetLife, Inc. common stock and has options to purchase additional shares of MetLife, Inc. common stock. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon certain legal matters for the underwriters. LeBoeuf, Lamb, Greene & MacRae LLP maintains various group and other insurance policies with Metropolitan Life.
EXPERTS
      The combined balance sheet of Citigroup’s Life Insurance and Annuities Assets to be Acquired and Liabilities to be Assumed as of December 31, 2004, and the related combined statements of income, changes in shareholders’ equity and cash flows and for the year then ended, included in Form 8-K of MetLife, Inc. dated May 13, 2005, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The combined financial statements of Citigroup’s Life Insurance and Annuities Assets to be Acquired and Liabilities to be Assumed represent a carve out of certain businesses from a consolidated group of companies rather than a complete legal entity.

PROSPECTUS
$14,876,994,500
METLIFE, INC.
DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,
COMMON STOCK, WARRANTS, PURCHASE CONTRACTS AND UNITS
METLIFE CAPITAL TRUST II
METLIFE CAPITAL TRUST III
TRUST PREFERRED SECURITIES
Fully and Unconditionally Guaranteed by MetLife, Inc.,
As Set Forth Herein
       MetLife, Inc., MetLife Capital Trust II and MetLife Capital Trust III will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
      THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
      MetLife, Inc., MetLife Capital Trust II and MetLife Capital Trust III may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
      MetLife, Inc.’s common stock is listed on the New York Stock Exchange under the trading symbol “MET”. Unless otherwise stated in this prospectus or an accompanying prospectus supplement, none of these securities will be listed on a securities exchange, other than MetLife, Inc.’s common stock.
      None of the Securities and Exchange Commission, any state securities commission, the New York Superintendent of Insurance or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 27, 2005

About This Prospectus	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
MetLife, Inc.	3
The Trusts	3
Use of Proceeds	5
Ratio of Earnings to Fixed Charges	5
Description of Securities	5
Description of Debt Securities	6
Description of Capital Stock	15
Description of Depositary Shares	21
Description of Warrants	23
Description of Purchase Contracts	24
Description of Units	25
Description of Trust Preferred Securities	26
Description of Guarantees	28
Plan of Distribution	31
Legal Opinions	33
Experts	33

ABOUT THIS PROSPECTUS
      Unless otherwise stated or the context otherwise requires, references in this prospectus to “MetLife,” “we,” “our,” or “us” refer to MetLife, Inc., together with Metropolitan Life Insurance Company, and their respective direct and indirect subsidiaries, while references to “MetLife, Inc.” refer only to MetLife, Inc. on an unconsolidated basis. References in this prospectus to the “trusts” refer to MetLife Capital Trust II and MetLife Capital Trust III.
      This prospectus is part of a registration statement that MetLife, Inc., MetLife Capital Trust II and MetLife Capital Trust III filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, MetLife, Inc. may, from time to time, sell any combination of debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units and MetLife Capital Trust II and MetLife Capital Trust III may, from time to time, sell trust preferred securities guaranteed by MetLife, Inc., as described in this prospectus, in one or more offerings up to a total dollar amount of $14,876,994,500 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities MetLife, Inc. and the trusts may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
      You should rely on the information contained or incorporated by reference in this prospectus. Neither MetLife, Inc. nor the trusts have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither MetLife, Inc. nor the trusts are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
      You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
WHERE YOU CAN FIND MORE INFORMATION
      MetLife, Inc. files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s common stock is listed and traded on the New York Stock Exchange. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.
      The SEC allows “incorporation by reference” into this prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of shares of MetLife, Inc.’s common stock and Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of MetLife, Inc.’s Series A Junior Participating Preferred Stock purchase rights;

•	Annual Report on Form 10-K for the year ended December 31, 2004; and

•	Current Reports on Form 8-K filed February 1, 2005, February 4, 2005, February 28, 2005, March 15, 2005, March 30, 2005, April 4, 2005, April 15, 2005 and April 22, 2005.
      MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until MetLife, Inc., MetLife Capital Trust II and MetLife Capital Trust III file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.
      MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 1 MetLife Plaza, Long Island City, New York 11101 by electronic mail (metir@metlife.com) or by telephone (212-578-2211). You may also obtain some of the documents incorporated by reference into this document at MetLife’s website, www.metlife.com. You should be aware that all other information contained on MetLife’s website is not a part of this document.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
      Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife’s actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of any securities offered by this prospectus. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

•	changes in general economic conditions, including the performance of financial markets and interest rates;

•	heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors;

•	unanticipated changes in industry trends;

•	MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the existence of regulatory restrictions on the ability of its subsidiaries to pay such dividends;

•	deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company;

•	catastrophe losses;

•	adverse results from litigation, arbitration or regulatory investigations;

•	regulatory, accounting or tax changes that may affect the cost of, or demand for, our products or services;

•	downgrades in our and our affiliates’ claims paying ability, financial strength or credit ratings;

•	changes in rating agency policies or practices;

•	discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims;

•	discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations;

•	the effects of business disruption or economic contraction due to terrorism or other hostilities;

•	our ability to identify and consummate on successful terms any pending or future acquisitions, including our announced agreement to acquire Travelers Insurance Company, certain affiliated companies and substantially all of the international insurance business of Citigroup Inc., and to successfully integrate acquired businesses with minimal disruption;

•	other risks and uncertainties described from time to time in MetLife, Inc.’s or the trusts’ filings with the SEC;

•	the risk factors or uncertainties set forth herein or listed from time to time in prospectus supplements or any document incorporated by reference herein; and

•	other risks and uncertainties that have not been identified at this time.
Neither MetLife, Inc. nor the trusts undertake any obligation to publicly correct or update any forward-looking statement if any of MetLife, Inc. or the trusts later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures MetLife, Inc. or the trusts make on related subjects in reports to the SEC.
METLIFE, INC.
      We are a leading provider of insurance and other financial services to a broad spectrum of individual and institutional customers. We offer life insurance, annuities, automobile and homeowners insurance and mutual funds to individuals, as well as group insurance, reinsurance, and retirement and savings products and services to corporations and other institutions. We serve individuals in approximately 13 million households in the United States and provide benefits to 37 million employees and family members through their plan sponsors.
      We distribute our products and services nationwide through multiple channels, with the primary distribution systems being our core career agency system, our general agency distribution systems, our regional sales forces, our dedicated sales forces, financial intermediaries, independent agents and product specialists. We operate in the international markets that we serve through subsidiaries and joint ventures. Our international segment focuses on the Asia/ Pacific region and Latin America and currently has insurance operations in 11 countries serving approximately 9 million customers.
      MetLife, Inc. is incorporated under the laws of the State of Delaware. MetLife, Inc.’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188, and its telephone number is 212-578-2211.
THE TRUSTS
      MetLife Capital Trust II and MetLife Capital Trust III are statutory trusts formed on May 17, 2001 under Delaware law pursuant to declarations of trust between the trustees named therein and MetLife, Inc. and the filing of certificates of trust with the Secretary of State of the State of Delaware. MetLife, Inc., as sponsor of the trusts, and the trustees named in the declarations of trust will amend and restate the declarations of trust in their entirety substantially in the forms which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, as of or prior to the date the trusts issue any trust preferred securities. The declarations of trust will be qualified as indentures under the Trust Indenture Act of 1939.
      The trusts exist for the exclusive purposes of:

•	issuing preferred securities offered by this prospectus and common securities to MetLife, Inc.;

•	investing the gross proceeds of the preferred securities and common securities in related series of debt securities, which may be senior or subordinated, issued by MetLife, Inc.; and

•	engaging in only those other activities which are necessary, appropriate, convenient or incidental to the purposes set forth above.
      The payment of periodic cash distributions on the trust preferred securities and payments on liquidation and redemption with respect to the trust preferred securities, in each case to the extent the trusts have funds legally and immediately available, will be guaranteed by MetLife, Inc. to the extent set forth under “Description of Guarantees.”
      MetLife, Inc. will own, directly or indirectly, all of the common securities of the trusts. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capitalization. The preferred securities of each trust will represent the remaining 97% of each trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if MetLife, Inc. defaults on the related series of debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the trust preferred securities in priority of payment.
      The trusts each have a term of approximately 55 years, but may dissolve earlier as provided in their respective declarations of trust. The trusts’ business and affairs will be conducted by the trustees appointed by MetLife, Inc., as the direct or indirect holder of all of the common securities. The holder of the common securities of each trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust. However, the number of trustees shall be at least two, at least one of which shall be an administrative trustee. The duties and obligations of the trustees will be governed by the declaration of trust for each trust. A majority of the trustees of each trust will be persons who are employees or officers of or affiliated with MetLife, Inc. One trustee of each trust will be a financial institution which will be unaffiliated with MetLife, Inc. and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware.
      The property trustee will hold title to the debt securities for the benefit of the holders of the trust securities and the property trustee will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debt securities for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from this property account.
      The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are provided in the declarations of trust of MetLife Capital Trust II and MetLife Capital Trust III, including any amendments thereto, the trust preferred securities, the Delaware Statutory Trust Act and the Trust Indenture Act.
      MetLife, Inc. will pay all fees and expenses related to the trusts and the offering of trust preferred securities. The principal offices of each trust is: c/o Chase Bank USA, National Association, 500 Stanton Christiana Road, 3rd Floor/ OPS4, Newark, Delaware 19713, Attention: Institutional Trust Services. The telephone number of each trust is: 302-552-6279.

      For financial reporting purposes,

•	the trusts will not be treated as MetLife, Inc.’s subsidiaries; and

•	the accounts of the trusts will not be included in MetLife, Inc.’s consolidated financial statements.
      In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, and, in December 2003, issued Revised Interpretation No. 46 (“FIN 46R”), Consolidation of Variable Interest Entities, which amended FIN 46. Prior to the issuance of FIN 46 and FIN 46R, issuer trusts that issued capital securities were generally consolidated by their parent companies. Under FIN 46 and FIN 46R, MetLife’s issuer trusts will no longer be consolidated. MetLife, Inc. is a bank holding company, subject to the rules and regulations of the Board of Governors of the Federal Reserve System regarding capital treatment of trust preferred securities. On March 1, 2005, the Federal Reserve Board adopted a final rule that allows the continued inclusion of trust preferred securities in the Tier 1 capital of bank holding companies.
      Please read the prospectus supplement relating to the trust preferred securities for further information concerning the trusts and the trust preferred securities.
USE OF PROCEEDS
      We may use the proceeds of securities sold under this registration statement for, among other things, general corporate purposes and to finance a portion of the purchase price of MetLife’s proposed acquisition of the life insurance and annuity operations commonly known as Travelers Life & Annuity and certain international insurance businesses from Citigroup Inc. The prospectus supplement for each offering of securities will specify the intended use of the proceeds of that offering. The trusts will use all of the proceeds they receive from the sale of trust preferred securities to purchase debt securities issued by MetLife, Inc.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratio of earnings to fixed charges.

	Year Ended December 31,

	2004	2003	2002	2001	2000

Ratio of Earnings to Fixed Charges(1)	2.09	1.78	1.53	1.14	1.32

(1)	For purposes of this computation, earnings are defined as income from continuing operations before provision for income taxes excluding undistributed income and losses from equity method investments, minority interest and fixed charges. Fixed charges are the sum of interest and debt issue costs, interest credited to policyholder account balances, interest on bank deposits and an estimated interest component of rent expense. As of the date of this prospectus, there is no preferred stock outstanding and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.
DESCRIPTION OF SECURITIES
      This prospectus contains summary descriptions of the debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units that MetLife, Inc. may sell from time to time, and the trust preferred securities guaranteed by MetLife, Inc. that MetLife Capital Trust II and MetLife Capital Trust III may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES
      As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that MetLife, Inc. may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Unless the applicable prospectus supplement states otherwise, senior debt securities will be issued under the Senior Indenture dated as of November 9, 2001 between us and Bank One Trust Company, N.A. (predecessor to J.P. Morgan Trust Company, National Association) (the “Senior Indenture”) and subordinated debt securities will be issued under a “Subordinated Indenture” to be entered into with J.P. Morgan Trust Company, National Association. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures”.
      The Senior Indenture and form of Subordinated Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

General
      The debt securities will be direct unsecured obligations of MetLife, Inc. The senior debt securities will rank equally with all of MetLife, Inc.’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s present and future senior indebtedness.
      Because MetLife, Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, including Metropolitan Life Insurance Company, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent MetLife, Inc. may be recognized as a creditor of that subsidiary. Accordingly, MetLife, Inc.’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries, and holders of debt securities should look only to MetLife, Inc.’s assets for payment thereunder.
      The Indentures do not limit the aggregate principal amount of debt securities that MetLife, Inc. may issue and provide that MetLife, Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. MetLife, Inc. may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.
      Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which MetLife, Inc. will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable, or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which MetLife, Inc. will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•	if MetLife, Inc. possesses the option to do so, the periods within which and the prices at which MetLife, Inc. may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	MetLife, Inc.’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which MetLife, Inc. will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which MetLife, Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which MetLife, Inc. will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars and the manner of determining the equivalent thereof in United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or MetLife, Inc.’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for MetLife, Inc.’s common stock or other securities or property or into Securities of a third party, including conversion price (which may be adjusted), the method of calculating the conversion price, or the conversion period;

•	whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	if applicable, a discussion of the U.S. federal income tax considerations applicable to specific debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented.
      Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
      Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.
      Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination
      The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s Senior Indebtedness (as described below).
      Under the Subordinated Indenture, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest in respect of indebtedness of MetLife, Inc. for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by MetLife, Inc.;

•	all capital lease obligations of MetLife, Inc.;

•	all obligations of MetLife, Inc. issued or assumed as the deferred purchase price of property, all conditional sale obligations of MetLife, Inc. and all obligations of MetLife, Inc. under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of MetLife, Inc. for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of MetLife, Inc. in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which MetLife, Inc. is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of MetLife, Inc. whether or not such obligation is assumed by MetLife, Inc.
      Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by MetLife, Inc. in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is, by its terms, subordinated to, or ranks equal with, the subordinated debt securities; and

•	any indebtedness of MetLife, Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with MetLife, Inc. that is a financing vehicle of MetLife, Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by MetLife, Inc.) unless otherwise expressly provided in the terms of any such indebtedness.
      At December 31, 2004, Senior Indebtedness aggregated approximately $5.7 billion. The amount of Senior Indebtedness which MetLife, Inc. may issue is subject to limitations imposed by its board of directors.
      Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
      Unless otherwise noted in the accompanying prospectus supplement, if MetLife, Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, MetLife, Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.
      In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.
      If any of the following events occurs, MetLife, Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of MetLife, Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by MetLife, Inc. for the benefit of creditors; or

•	any other marshaling of MetLife, Inc.’s assets or liabilities.
      In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.
      The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.
      If debt securities are issued to a trust in connection with the issuance of trust preferred securities, such debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenants
      Unless an accompanying prospectus supplement states otherwise, the following restrictive covenants shall apply to each series of senior debt securities:
      Limitation on Liens. So long as any senior debt securities are outstanding, neither MetLife, Inc. nor any of its subsidiaries will create, assume, incur or guarantee any debt which is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor.
However, this restriction will not apply if the debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.
      Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any senior debt securities are outstanding and subject to the provisions of the Senior Indenture regarding mergers, consolidations and sales of assets, neither MetLife, Inc. nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor;
      except for, in each case:

•	a sale or other disposition of any of such stock to a wholly-owned subsidiary of MetLife, Inc. or of such subsidiary; or

•	a sale or other disposition of all of such stock for at least fair value (as determined by MetLife, Inc.’s board of directors acting in good faith); or a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at MetLife, Inc.’s request or the request of any of MetLife, Inc.’s subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions
      (i) MetLife, Inc. may not merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of MetLife, Inc., and (ii) no corporation may merge with or into or consolidate with MetLife, Inc. or, except for any direct or indirect wholly-owned subsidiary of MetLife, Inc., sell, assign, transfer, lease or convey all or substantially all of its properties and assets to MetLife, Inc., unless:

•	MetLife, Inc. is the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than MetLife, Inc., has expressly assumed by supplemental indenture all the obligations of MetLife, Inc. under the debt securities, the Indentures, and any guarantees of preferred securities or common securities issued by the trusts;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing;

•	if at the time any preferred securities of the trusts are outstanding, such transaction is not prohibited under the applicable declaration of trust and the applicable preferred securities guarantee of each trust; and

•	MetLife, Inc. delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver
      Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	MetLife, Inc.’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	MetLife, Inc.’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	MetLife, Inc.’s failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after MetLife, Inc. receives notice of such failure;

•	certain defaults with respect to MetLife, Inc.’s debt which result in a principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities or non-recourse debt);

•	certain events of bankruptcy, insolvency or reorganization of MetLife, Inc.; and

•	certain events of dissolution or winding-up of the trusts in the event that debt securities are issued to the trusts or a trustee of the trusts in connection with the issuance of securities by the trusts.
      If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.
      Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.
      The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.
      The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
      No holder of a debt security of any series may institute any action against MetLife, Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the trustee shall not have instituted such action within 60 days of such request.
      MetLife, Inc. is required to furnish annually to the trustee statements as to MetLife, Inc.’s compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance
      If indicated in the applicable prospectus supplement, MetLife, Inc. may discharge or defease its obligations under each Indenture as set forth below.
      MetLife, Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.
      If indicated in the applicable prospectus supplement, MetLife, Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, MetLife, Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, MetLife, Inc. shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.
      MetLife, Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver
      Under the Indentures, MetLife, Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. MetLife, Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.
      If debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.
      The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive MetLife, Inc.’s compliance with certain covenants contained in the Indentures.

Payment and Paying Agents
      Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
      Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as

MetLife, Inc. may designate for such purpose from time to time. Notwithstanding the foregoing, at MetLife, Inc.’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
      Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by MetLife, Inc. and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by MetLife, Inc. for the debt securities of a particular series will be named in the applicable prospectus supplement. MetLife, Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that MetLife, Inc. will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
      All moneys paid by MetLife, Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to MetLife, Inc. upon request, and the holder of such debt security thereafter may look only to MetLife, Inc. for payment thereof.

Denominations, Registrations and Transfer
      Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
      A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies MetLife, Inc. that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

•	MetLife, Inc. determines, in its sole discretion and subject to the procedures of DTC, that the global security shall be exchangeable.
      If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by MetLife, Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law
      The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees
      The trustee under the Indentures is J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.). MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.

Conversion or Exchange Rights
      The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option.

These provisions may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
DESCRIPTION OF CAPITAL STOCK
      MetLife, Inc.’s authorized capital stock consists of:

•	200,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued or outstanding as of the date of this prospectus;

•	10,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of which no shares were issued or outstanding as of the date of this prospectus; and

•	3,000,000,000 shares of common stock, par value $0.01 per share, of which 732,487,999 shares, as well as the same number of rights to purchase shares of Series A Junior Participating Preferred Stock pursuant to the stockholder rights plan adopted by MetLife, Inc.’s board of directors on September 29, 1999, were outstanding as of December 31, 2004. See “— Stockholder Rights Plan” for a description of the Series A Junior Participating Preferred Stock. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval.

Common Stock
      Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by the board of directors. The issuance of dividends will depend upon, among other factors deemed relevant by MetLife, Inc.’s board of directors, MetLife’s financial condition, results of operations, cash requirements, future prospects and regulatory restrictions on the payment of dividends by Metropolitan Life Insurance Company and MetLife, Inc.’s other subsidiaries. There is no requirement or assurance that MetLife, Inc. will declare and pay any dividends. In addition, the indenture, as supplemented by a supplemental indenture, governing the terms of MetLife, Inc.’s 3.911% Debentures due May 15, 2005, prohibits the payment of dividends on common stock of MetLife, Inc. during a deferral of interest payments on such securities or an event of default under the indenture, as supplemented, or the related guarantee.
      Voting Rights. The holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights.
      Liquidation and Dissolution. In the event of MetLife, Inc.’s liquidation, dissolution or winding-up, the holders of common stock are entitled to share equally and ratably in MetLife, Inc.’s assets, if any, remaining after the payment of all of MetLife, Inc.’s liabilities and the liquidation preference of any outstanding class or series of preferred stock.
      Other Rights. The holders of common stock have no preemptive, conversion, redemption or sinking fund rights. The holders of shares of MetLife, Inc.’s common stock are not required to make additional capital contributions.
      Transfer Agent and Registrar. The transfer agent and registrar for MetLife, Inc.’s common stock is Mellon Investor Services, successor to ChaseMellon Shareholder Services, L.L.C.

Preferred Stock
      General. MetLife, Inc.’s board of directors has the authority to issue preferred stock in one or more series and to fix the title and number of shares constituting any such series and the designations, powers, preferences, limitations and relative rights including offering price, any dividend rights (including whether dividends will be cumulative or non-cumulative), dividend rate, voting rights, terms of any redemption, any redemption price or prices, conversion or exchange rights and any liquidation preferences of the shares constituting any series, without any further vote or action by stockholders. The specific terms of the preferred stock will be described in the prospectus supplement.

      MetLife, Inc. has authorized 10,000,000 shares of Series A Junior Participating Preferred Stock for issuance in connection with its stockholder rights plan. See “— Stockholder Rights Plan” for a description of the Series A Junior Participating Preferred Stock.
      Voting Rights. The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. The prospectus supplement will describe the voting rights, if any, of the preferred stock.
      Conversion or Exchange. The prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may set forth the conversion price, the method of determining the conversion price and the conversion period and may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of preferred stock to be adjusted.
      Redemption. The prospectus supplement will describe the obligation, if any, to redeem the preferred stock in whole or in part at the times and at the redemption prices set forth in the applicable prospectus supplement.
      Unless otherwise indicated in the applicable prospectus supplement, MetLife, Inc. may not purchase or redeem any of the outstanding shares or any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all of MetLife, Inc.’s matured obligations with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

Certain Provisions in MetLife, Inc.’s Certificate of Incorporation and By-Laws and in Delaware and New York Law
      A number of provisions of MetLife, Inc.’s certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of MetLife, Inc.’s certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by MetLife, Inc.’s board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the New York Insurance Law may also have an anti-takeover effect. The following description of selected provisions of MetLife, Inc.’s certificate of incorporation and by-laws and selected provisions of the Delaware General Corporation Law and the New York Insurance Law is necessarily general and reference should be made in each case to MetLife, Inc.’s certificate of incorporation and by-laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of those laws.

Classified Board of Directors and Removal of Directors
      Pursuant to MetLife, Inc.’s certificate of incorporation, the directors are divided into three classes, as nearly equal in number as possible, with each class having a term of three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of MetLife, Inc.’s board of directors by causing the election of a majority of the board may require more time than would be required without a staggered election structure. MetLife, Inc.’s certificate of incorporation also provides that, subject to the rights of the holders of any class of preferred stock, directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares then entitled to vote. This provision may have the effect of slowing or impeding a change in membership of MetLife, Inc.’s board of directors that would effect a change of control.

Exercise of Duties by Board of Directors
      MetLife, Inc.’s certificate of incorporation provides that while the MetLife Policyholder Trust (as described below) is in existence, each MetLife, Inc. director is required, in exercising his or her duties as a director, to take the interests of the trust beneficiaries into account as if they were holders of the shares of common stock held in the trust, except to the extent that any such director determines, based on advice of counsel, that to do so would violate his or her duties as a director under Delaware law.

Restriction on Maximum Number of Directors and Filling of Vacancies on MetLife, Inc.’s Board of Directors
      Pursuant to MetLife, Inc.’s by-laws and subject to the rights of the holders of any class of preferred stock, the number of directors may be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors will at no time consist of fewer than three directors. Subject to the rights of the holders of any class of preferred stock, stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, subject to the rights of the holders of any class of preferred stock, may be filled by a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled it will be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings, except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent
      MetLife, Inc.’s by-laws provide for advance notice requirements for stockholder proposals and nominations for director. In addition, pursuant to the provisions of both the certificate of incorporation and the by-laws, action may not be taken by written consent of stockholder. Rather, any action taken by the stockholders must be effected at a duly called meeting. Moreover, the stockholders do not have the power to call a special meeting. Only the chief executive officer or the secretary pursuant to a board resolution or, under some circumstances, the president or a director who also is an officer, may call a special meeting. These provisions make it more difficult for a stockholder to place a proposal or nomination on the meeting agenda and prohibit a stockholder from taking action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management for stockholder vote.

Limitations on Director Liability
      MetLife, Inc.’s certificate of incorporation contains a provision that is designed to limit the directors’ liability to the extent permitted by the Delaware General Corporation Law and any amendments to that law. Specifically, directors will not be held liable to MetLife, Inc. or its stockholders for an act or omission in their capacity as a director, except for liability as a result of:

•	a breach of the duty of loyalty to MetLife, Inc. or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of an improper dividend or improper repurchase of MetLife, Inc.’s stock under Section 174 of the Delaware General Corporation Law; or

•	actions or omissions pursuant to which the director received an improper personal benefit.
The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of MetLife, Inc. unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. MetLife, Inc.’s certificate of incorporation also does not eliminate the directors’ duty of care. The inclusion of the limitation on liability provision in the certificate may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited MetLife, Inc. and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.
      MetLife, Inc.’s by-laws also provide that MetLife, Inc. indemnify its directors and officers to the fullest extent permitted by Delaware law. MetLife, Inc. is required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with MetLife, Inc. or another entity, including Metropolitan Life Insurance Company, that the director or officer serves at MetLife, Inc.’s request, subject to certain conditions, and to advance funds to MetLife, Inc.’s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of MetLife, Inc. and with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation and By-Laws
      Some of the provisions of MetLife, Inc.’s certificate of incorporation, including those that authorize the board of directors to create stockholder rights plans, that set forth the duties, election and exculpation from liability of directors and that prohibit stockholders from taking actions by written consent, may not be amended, altered, changed or repealed unless the amendment is approved by the vote of holders of 75% of the then outstanding shares entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. MetLife, Inc.’s by-laws may be amended, altered or repealed by the board of directors or by the vote of holders of 75% of the then outstanding shares entitled to vote in the election of directors. These provisions make it more difficult for any person to remove or amend any provisions that have an anti-takeover effect.

Business Combination Statute
      In addition, as a Delaware corporation, MetLife, Inc. is subject to Section 203 of the Delaware General Corporation Law, unless it elects in its certificate of incorporation not to be governed by the provisions of Section 203. MetLife, Inc. has not made that election. Section 203 can affect the ability of an “interested stockholder” of MetLife, Inc. to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares of MetLife, Inc. for a period of three years following the time that the stockholder becomes an “interested stockholder.” An “interested stockholder” is defined to include any person owning, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (1) the business combination or transaction which results in the stockholder becoming an “interested stockholder” is approved by the corporation’s board of directors prior to the time the stockholder becomes an “interested stockholder” or (2) the “interested stockholder,” upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

Restrictions on Acquisitions of Securities
      The insurance laws and regulations of New York, the jurisdiction in which MetLife, Inc.’s principal insurance subsidiary, Metropolitan Life Insurance Company, is organized, may delay or impede a business combination involving MetLife, Inc. In addition to the limitations described in the immediately preceding paragraph, the New York Insurance Law prohibits any person from acquiring control of MetLife, Inc., and thus indirect control of Metropolitan Life Insurance Company, without the prior approval of the New York Superintendent of Insurance. That law presumes that control exists where any person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing 10% or more of MetLife, Inc.’s outstanding voting stock, unless the New York Superintendent, upon application, determines otherwise. Even persons who do not acquire beneficial ownership of more than 10% of the outstanding shares of MetLife, Inc.’s common stock may be deemed to have acquired such control, if the New York Superintendent determines that such persons, directly or indirectly, exercise a controlling influence over MetLife, Inc.’s management or policies. Therefore, any person seeking to acquire a controlling interest in MetLife, Inc. would face regulatory obstacles which may delay, deter or prevent an acquisition.
      The insurance holding company law and other insurance laws of many states also regulate changes of control (generally presumed upon acquisitions of 10% or more of voting securities) of insurance holding companies such as MetLife, Inc.

Stockholder Rights Plan
      MetLife, Inc.’s board of directors has adopted a stockholder rights plan under which each outstanding share of MetLife, Inc.’s common stock issued between April 4, 2000 and the earlier of the distribution date (as described below) and the expiration of the rights (as described below) will be coupled with a stockholder right. Initially, the stockholder rights will be attached to the certificates representing outstanding shares of common stock, and no separate rights certificates will be distributed. Each right will entitle the holder to purchase one one-hundredth of a share of MetLife, Inc.’s Series A Junior Participating Preferred Stock. Each one one-hundredth of a share of Series A Junior Participating Preferred Stock will have economic and voting terms equivalent to one share of MetLife, Inc.’s common stock. Until it is exercised, the right itself will not entitle the holder thereof to any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings. The description and terms of the rights are set forth in a rights agreement entered into between MetLife, Inc. and Mellon Investor Services, successor to ChaseMellon Shareholder Services, L.L.C., as rights agent. Although the material provisions of the rights agreement have been accurately summarized, the statements below concerning the rights agreement are not necessarily complete and in each instance reference is made to the rights agreement itself, which is incorporated by reference into this prospectus in its entirety. Each statement is qualified in its entirety by such reference.
      Stockholder rights are not exercisable until the distribution date and will expire at the close of business on April 4, 2010, unless earlier redeemed or exchanged by MetLife, Inc. A distribution date would occur upon the earlier of:

•	the tenth day after the first public announcement or communication to MetLife, Inc. that a person or group of affiliated or associated persons (referred to as an “acquiring person”) has acquired beneficial ownership of 10% or more of MetLife, Inc.’s outstanding common stock (the date of such announcement or communication is referred to as the “stock acquisition time”); or

•	the tenth business day after the commencement or announcement of the intention to commence a tender offer or exchange offer that would result in a person or group becoming an acquiring person.
If any person becomes an acquiring person, each holder of a stockholder right will be entitled to exercise the right and receive, instead of Series A Junior Participating Preferred Stock, common stock (or, in certain circumstances, cash, a reduction in purchase price, property or other securities of MetLife, Inc.) having a value equal to two times the purchase price of the stockholder right. All stockholder rights that are beneficially owned by an acquiring person or its transferee will become null and void.
      If at any time after a public announcement has been made or MetLife, Inc. has received notice that a person has become an acquiring person, (1) MetLife, Inc. is acquired in a merger or other business combination, or (2) 50% or more of MetLife, Inc.’s and its subsidiaries’ assets, cash flow or earning power is sold or transferred, each holder of a stockholder right (except rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right.
      The purchase price payable, the number of one one-hundredths of a share of Series A Junior Participating Preferred Stock or other securities or property issuable upon exercise of rights and the number of rights outstanding, are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price or the number of shares of Series A Junior Participating Preferred Stock issuable upon exercise of a stockholder right will be required until the cumulative adjustment would require an increase or decrease of at least one percent in the purchase price or number of shares for which a right is exercisable.
      At any time until the earlier of (1) the stock acquisition time, or (2) the final expiration date of the rights agreement, MetLife, Inc. may redeem all the stockholder rights at a price of $0.01 per right. At any time after a person has become an acquiring person and prior to the acquisition of beneficial ownership by such person of 50% or more of the outstanding shares of MetLife, Inc.’s common stock, MetLife, Inc. may exchange the stockholder rights, in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of Series A Junior Participating Preferred Stock (or of a share of a class or series of preferred stock having equivalent rights, preferences and privileges), per right.
      The stockholder rights plan is designed to protect stockholders in the event of unsolicited offers to acquire MetLife, Inc. and other coercive takeover tactics which, in the opinion of its board of directors, could impair its ability to represent stockholder interests. The provisions of the stockholder rights plan may render an unsolicited takeover more difficult or less likely to occur or may prevent such a takeover, even though such takeover may offer MetLife, Inc.’s stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of MetLife, Inc.’s stockholders.

MetLife Policyholder Trust
      Under a plan of reorganization adopted in September 1999, Metropolitan Life Insurance Company converted from a mutual life insurance company to a stock life insurance company subsidiary of MetLife, Inc. MetLife established the MetLife Policyholder Trust to hold the shares of common stock allocated to eligible policyholders. A total of 494,466,664 shares of common stock were distributed to the MetLife Policyholder Trust on the effective date of the plan of reorganization. As of December 31, 2004, the trust held 321,314,794 shares of MetLife, Inc.’s common stock. Because of the number of shares held by the trust and the voting provisions of the trust, the trust may affect the outcome of matters brought to a stockholder vote.
      The trustee will generally vote all of the shares of common stock held in the trust in accordance with the recommendations given by MetLife, Inc.’s board of directors to its stockholders or, if the board gives no such recommendation, as directed by the board, except on votes regarding certain fundamental corporate actions. As a result of the voting provisions of the trust, MetLife, Inc.’s board of directors will effectively be able to control votes on all matters submitted to a vote of stockholders, excluding those fundamental corporate actions described below, so long as the trust holds a substantial number of shares of MetLife, Inc.’s common stock.
      If the vote relates to fundamental corporate actions specified in the trust, the trustee will solicit instructions from the beneficiaries and vote all shares held in the trust in proportion to the instructions it receives, which would give disproportionate weight to the instructions actually given by trust beneficiaries. These actions include:

•	an election or removal of directors in which a stockholder has properly nominated one or more candidates in opposition to a nominee or nominees of MetLife, Inc.’s board of directors or a vote on a stockholder’s proposal to oppose a board nominee for director, remove a director for cause or fill a vacancy caused by the removal of a director by stockholders, subject to certain conditions;

•	a merger or consolidation, a sale, lease or exchange of all or substantially all of the assets, or a recapitalization or dissolution of MetLife, Inc., in each case requiring a vote of MetLife, Inc.’s stockholders under applicable Delaware law;

•	any transaction that would result in an exchange or conversion of shares of common stock held by the trust for cash, securities or other property; and

•	any proposal requiring MetLife, Inc.’s board of directors to amend or redeem the rights under the stockholder rights plan, other than a proposal with respect to which MetLife, Inc. has received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law.
DESCRIPTION OF DEPOSITARY SHARES
      The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
      The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General
      MetLife, Inc. may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. MetLife, Inc. may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.
      MetLife, Inc. will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between MetLife, Inc. and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions
      The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares
      If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever MetLife, Inc. redeems debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred
      Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. MetLife, Inc. will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement
      MetLife, Inc. and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
      The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•	there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of MetLife, Inc., and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary
      The depositary may resign at any time by delivering to MetLife, Inc. notice of its election to do so. MetLife, Inc. also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. MetLife, Inc. must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary
      MetLife, Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. MetLife, Inc. will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous
      The depositary will forward all reports and communications from MetLife, Inc. which are delivered to the depositary and which MetLife, Inc. is required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither MetLife, Inc. nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither MetLife, Inc. nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. MetLife, Inc. and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which MetLife, Inc. and the depositary believe to be genuine.
DESCRIPTION OF WARRANTS
      MetLife, Inc. may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. MetLife, Inc. will issue each series of warrants under a separate warrant agreement to be entered into between MetLife, Inc. and a warrant agent. The warrant agent will act solely as MetLife, Inc.’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
      The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
      The applicable prospectus supplement will describe the terms of any warrants that MetLife, Inc. may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
      Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants
      A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
      Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, MetLife, Inc. will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law
      The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against MetLife, Inc. to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.
DESCRIPTION OF PURCHASE CONTRACTS
      As may be specified in a prospectus supplement, MetLife, Inc. may issue purchase contracts obligating holders to purchase from MetLife, Inc., and MetLife, Inc. to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require MetLife, Inc. to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

      The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•	The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•	The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause MetLife, Inc.’s obligations and the obligations of the holder under the purchase contract to terminate.

•	The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that MetLife, Inc. or a trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•	Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•	The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•	The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to MetLife, Inc. or be distributed to the holder.

•	The amount of the contract fee, if any, that may be payable by MetLife, Inc. to the holder or by the holder to MetLife, Inc., the date or dates on which the contract fee will be payable and the extent to which MetLife, Inc. or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.
      The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.
DESCRIPTION OF UNITS
      As specified in the applicable prospectus supplement, MetLife, Inc. may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.
      The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.
DESCRIPTION OF TRUST PREFERRED SECURITIES
      The following outlines some of the general terms and provisions of the trust preferred securities. Further terms of the trust preferred securities and the amended and restated declarations of trust will be stated in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms described in this section apply to that particular series of trust preferred securities. The following description and any description of the trust preferred securities and amended and restated declarations of trust in a prospectus supplement may not be complete and are subject to and qualified in their entirety by reference to the terms and provisions of the amended and restated declarations of trust, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

General
      Each trust may issue only one series of trust preferred securities having terms described in the prospectus supplement. The declaration of trust of each trust will authorize the administrative trustees, on behalf of the trust, to issue the trust preferred securities of the trust. The trusts will use all of the proceeds they receive from the sale of trust preferred securities and common securities to purchase debt securities issued by MetLife, Inc. The debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of the trust preferred securities and common securities.
      The trust preferred securities of each trust will have such terms as are set forth in the trust’s declaration of trust, including as relates to distributions, redemption, voting, liquidation rights and the other preferred, deferral and special rights and restrictions. A prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the total and per-security liquidation amount of the trust preferred securities;

•	the annual distribution rate, or method of determining such rate, for trust preferred securities of the trust;

•	the date or dates on which distributions will be payable and any corresponding record dates;

•	whether distributions on the trust preferred securities will be cumulative;

•	if the trust preferred securities have cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on the trust preferred securities will be cumulative;

•	the amount or amounts that will be paid out of the assets of the trust to the holders of the trust preferred securities of the trust upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•	the obligation, if any, of the trust to purchase or redeem the trust preferred securities;

•	if the trust is to purchase or redeem the trust preferred securities:

•	the price or prices at which the trust preferred securities will be purchased or redeemed in whole or in part;

•	the period or periods within which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the voting rights, if any, of the trust preferred securities in addition to those required by law, including:

•	the number of votes per trust preferred security; and

•	any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust’s declaration of trust;

•	the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities;

•	if the trust preferred securities may be converted into or exercised or exchanged for MetLife’s common stock or preferred stock or any other securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of each trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	the terms upon which the debt securities may be distributed to holders of trust preferred securities;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates;

•	certain U.S. federal income tax considerations;

•	if applicable, any securities exchange upon which the trust preferred securities shall be listed;

•	provisions relating to events of default and the rights of holders of trust preferred securities in the event of default;

•	other agreements or other rights including upon the consolidation or merger of the trust; and

•	any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the trust’s declaration of trust or applicable law.
      All trust preferred securities offered will be guaranteed by MetLife, Inc. to the extent set forth under “Description of Guarantees.” Any material United States federal income tax considerations applicable to an offering of trust preferred securities will be described in the applicable prospectus supplement.
      In connection with the issuance of preferred securities, each trust will issue one series of common securities. The declaration of each trust authorizes the regular trustees to issue on behalf of such trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by the trust will be substantially identical to the terms of the preferred securities issued by such trust and the common securities will rank equally, and payments will be made thereon pro rata, with the preferred securities. However, upon an event of default under the declaration of trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote, and appoint, remove or replace any of the trustees of a trust. MetLife, Inc. will own, directly or indirectly, all of the common securities of each trust.

Enforcement of Certain Rights by Holders of Trust Preferred Securities
      If an event of default occurs, and is continuing, under the declaration of trust of MetLife Capital Trust II or MetLife Capital Trust III, the holders of the preferred securities of that trust would typically rely on the property trustee to enforce its rights as a holder of the related debt securities against MetLife, Inc. Additionally, those who together hold a majority of the liquidation amount of the trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•	direct the exercise of any trust or power that the property trustee holds under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of MetLife, Inc.’s debt securities.
If the property trustee fails to enforce its rights under the applicable series of debt securities, to the fullest extent permitted by law, a holder of trust preferred securities of such trust may institute a legal proceeding directly against MetLife, Inc. to enforce the property trustee’s rights under the applicable series of debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.
      Notwithstanding the foregoing, if an event of default occurs and the event is attributable to MetLife, Inc.’s failure to pay interest or principal on the debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s preferred securities as determined after the due date specified in the applicable series of debt securities.
DESCRIPTION OF GUARANTEES
      The following outlines some of the general terms and provisions of the guarantees. Further terms of the guarantees will be stated in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms described in this section apply to those guarantees. The following description and any description of the guarantees in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the guarantee agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.
      MetLife, Inc. will execute and deliver the guarantees for the benefit of the holders of the trust preferred securities. Each guarantee will be held by the guarantee trustee for the benefit of holders of the trust preferred securities to which it relates.
      Each guarantee will be qualified as an indenture under the Trust Indenture Act. J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.) will act as indenture trustee under each guarantee for purposes of the Trust Indenture Act.

General
      Pursuant to each guarantee, MetLife, Inc. will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the related trust preferred securities, the following guarantee payments, to the extent these guarantee payments are not paid by, or on behalf of, the related trust, regardless of any defense, right of set-off or counterclaim that MetLife, Inc. may have or assert against any person:

•	any accrued and unpaid distributions required to be paid on the trust preferred securities of the trust, but if and only if and to the extent that the trust has funds legally and immediately available to make those payments;

•	any distributions of MetLife’s common stock or preferred stock or any of its other securities, in the event that the trust preferred securities may be converted into or exercised for our common stock or preferred stock, to the extent the conditions of such conversion or exercise have occurred or have been satisfied and the trust does not distribute such shares or other securities but has received such shares or other securities;

•	the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any trust preferred securities called for redemption by the trust, but if and only to the extent the trust has funds legally and immediately available to make that payment; and

•	upon a dissolution, winding-up or termination of the trust, other than in connection with the distribution of debt securities to the holders of trust preferred securities of the trust, the lesser of:

•	the total of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the trust to the date of payment, to the extent the trust has funds legally and immediately available to make that payment; and

•	the amount of assets of the trust remaining available for distribution to holders of trust preferred securities of the trust in liquidation of the trust.
      MetLife, Inc. may satisfy its obligation to make a guarantee payment by directly paying the required amounts to the holders of the related trust preferred securities or by causing the related trust to pay such amounts to such holders.
      Each guarantee will constitute a guarantee of payments with respect to the related trust preferred securities from the time of issuance of the trust preferred securities. The guarantees will not apply to the payment of distributions and other payments on the trust preferred securities when the related trust does not have sufficient funds legally and immediately available to make the distributions or other payments. If MetLife, Inc. does not make interest payments on the debt securities purchased by a trust, such trust will not pay distributions on the preferred securities issued by such trust and will not have funds available therefor. The guarantee, when taken together with MetLife, Inc.’s obligations under the debt securities, the Indentures and the declarations of trust, will provide a full and unconditional guarantee by MetLife, Inc. of payments due on the trust preferred securities.
      MetLife, Inc. will also agree separately, through guarantees of the common securities, to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees of the preferred securities. However, upon an event of default under the Indentures, holders of preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Subordination
      MetLife, Inc.’s obligation under each guarantee to make the guarantee payments will be an unsecured obligation of MetLife, Inc. and, if subordinated debt securities are issued to the applicable trust and unless otherwise noted in the prospectus supplement, will rank:

•	subordinate and junior in right of payment to all of MetLife, Inc.’s other liabilities, including the subordinated debt securities, except those obligations or liabilities ranking equal or subordinate to the guarantees by their terms;

•	equally with any other securities, liabilities or obligations that may have equal ranking by their terms; and

•	senior to all of MetLife, Inc.’s common stock.
      If subordinated debt securities are issued to the applicable trust, the terms of the trust preferred securities will provide that each holder of trust preferred securities, by accepting the trust preferred securities, agrees to the subordination provisions and other terms of the guarantee related to subordination.

      Each guarantee will constitute a guarantee of payment and not of collection. This means that the holder of trust preferred securities may institute a legal proceeding directly against MetLife, Inc. to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.
      Each guarantee will be unsecured and, because MetLife, Inc. is principally a holding company, will be effectively subordinated to all existing and future liabilities of MetLife, Inc.’s subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by MetLife, Inc.

Amendments and Assignment
      For any changes that materially and adversely affect the rights of holders of the related trust preferred securities, each guarantee may be amended only if there is prior approval of the holders of more than 50% in liquidation amount of the outstanding trust preferred securities issued by the applicable trust. All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of MetLife, Inc. and will inure to the benefit of the holders of the related trust preferred securities of the applicable trust then outstanding.

Termination
      Each guarantee will terminate and will have no further force and effect as to the related trust preferred securities upon:

•	distribution of debt securities to the holders of all trust preferred securities of the applicable trust; or

•	full payment of the amounts payable upon liquidation of the applicable trust.
      Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid with respect to the trust preferred securities or under the guarantee.

Events of Default
      Each guarantee provides that an event of default under a guarantee occurs upon MetLife, Inc.’s failure to perform any of its obligations under the applicable guarantee.
      The holders of a majority or more in liquidation amount of the trust preferred securities to which any guarantee relates may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the guarantee or may direct the exercise of any trust or power conferred upon the guarantee trustee in respect of the guarantee.
      If the guarantee trustee fails to enforce the guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against MetLife, Inc. to enforce the holder’s rights under such guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.
      Furthermore, if MetLife, Inc. fails to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against MetLife, Inc. for enforcement of the preferred securities guarantee for such payment.
      The holders of a majority or more in liquidation amount of trust preferred securities of any series may, by vote, on behalf of the holders of all the trust preferred securities of the series, waive any past event of default and its consequences.

Information Concerning the Guarantee Trustee
      Prior to an event of default with respect to any guarantee and after the curing or waiving of all events of default with respect to the guarantee, the guarantee trustee may perform only the duties that are specifically set forth in the guarantee.

      Once a guarantee event of default has occurred and is continuing, the guarantee trustee is to exercise, with respect to the holder of the trust preferred securities of the series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Unless the guarantee trustee is offered reasonable indemnity against the costs, expenses and liabilities which may be incurred by the guarantee trustee by a holder of the related trust preferred securities, the guarantee trustee is not required to exercise any of its powers under any guarantee at the request of the holder. Additionally, the guarantee trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the guarantee trustee reasonably believes that it is not assured repayment or adequate indemnity.
      The guarantee trustee is J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), which is one of a number of banks and trust companies with which MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships.

Governing Law
      Each guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.
PLAN OF DISTRIBUTION
      MetLife, Inc. may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.
      The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by MetLife, Inc. or the applicable trust from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.
      If MetLife, Inc. or the trusts use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
      The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for MetLife, Inc. or the trusts. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with MetLife, Inc. or the trusts and its compensation.
      Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
      If MetLife, Inc. sells the securities directly or through agents designated by it, MetLife, Inc. will identify any agent involved in the offering and sale of the securities and will list any commissions payable by MetLife, Inc. to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.
      MetLife, Inc. may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. MetLife, Inc. will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as MetLife, Inc. may approve.
      Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with MetLife, Inc. and/or the applicable trust, or both, to indemnification by MetLife, Inc. against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for MetLife, Inc., any trust and/or MetLife, Inc.’s affiliates in the ordinary course of business.
      Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by MetLife, Inc. or any trust for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
      Any offering of trust preferred securities will be made in compliance with Rule 2810 of the NASD Conduct Rules.

LEGAL OPINIONS
      Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for MetLife, Inc. by Richard S. Collins, Chief Counsel — General Corporate, of MetLife, Inc. Mr. Collins is paid a salary by MetLife, is a participant in various employee benefit plans offered by MetLife to employees generally and has options to purchase shares of MetLife, Inc. common stock. Certain matters of Delaware law relating to the validity of the trust preferred securities of MetLife Capital Trust II and MetLife Capital Trust III will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trusts.
EXPERTS
      The consolidated financial statements and consolidated financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from MetLife, Inc.’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statements schedules and include an explanatory paragraph relating to MetLife, Inc.’s change of its method of accounting for certain non-traditional long duration contracts and separate accounts, and for embedded derivatives in certain insurance products as required by new accounting guidance which became effective on January 1, 2004 and October 1, 2003, respectively, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

72,000,000 Units

% Common Equity Units

MetLife®

MetLife Capital Trust II
MetLife Capital Trust III

Banc of America Securities LLC
Goldman, Sachs & Co.

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MetLife, Inc.
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